                                                                     EXHIBIT 3.5

                                                                  EXECUTION COPY
                                                                  --------------

                             AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                                 MAJORCO, L.P.

                        A DELAWARE LIMITED PARTNERSHIP

                         dated as of January 31, 1996

                                     among

                             SPRINT SPECTRUM, L.P.

                             TCI NETWORK SERVICES

                          COMCAST TELEPHONY SERVICES

                                      and

                           COX TELEPHONY PARTNERSHIP

                               TABLE OF CONTENTS

SECTION 1.  THE PARTNERSHIP................................................    1

     1.1    Continuation of the Partnership................................    1
     1.2    Name...........................................................    2
     1.3    Purpose........................................................    2
     1.4    Principal Executive Office.....................................    2
     1.5    Term...........................................................    3
     1.6    Filings; Agent for Service of Process..........................    3
     1.7    Title to Property..............................................    3
     1.8    Payments of Individual Obligations.............................    4
     1.9    Independent Activities.........................................    4
     1.10   Definitions....................................................    4
     1.11   Additional Definitions.........................................   26
     1.12   Terms Generally................................................   30

SECTION 2.  PARTNERS' CAPITAL CONTRIBUTIONS................................   30

     2.1    Percentage Interests; Preservation of Percentages of
            Interests Held as General Partners and as
            Limited Partners...............................................   30
     2.2    Partners' Original Capital Contributions.......................   31
     2.3    Addtional Capital Contributions................................   31
     2.4    Failure to Contribute Capital..................................   35
     2.5    Other Additional Capital Contributions.........................   43
     2.6    Partnership Funds..............................................   43
     2.7    Partner Loans; Other Borrowings................................   43
     2.8    Other Matters..................................................   45

SECTION 3.  ALLOCATIONS....................................................   45

     3.1    Profits........................................................   45
     3.2    Losses.........................................................   46
     3.3    Special Allocations............................................   46
     3.4    Curative Allocations...........................................   48
     3.5    Loss Limitation................................................   49
     3.6    Other Allocation Rules.........................................   49
     3.7    Tax Allocations: Code Section 704(c)...........................   49

SECTION 4.  DISTRIBUTIONS..................................................   50

     4.1    Available Cash.................................................   50
     4.2    Tax Distributions..............................................   50
     4.3    Amounts Withheld...............................................   51

SECTION 5. MANAGEMENT.......................................................  51

     5.1   Authority of the Partnership Board...............................  51
     5.2   Business Plan and Annual Budget..................................  56
     5.3   Employees........................................................  59
     5.4   Limitation of Agency.............................................  59
     5.5   Liability of Partners, Representatives and
           Partnership Employees............................................  60
     5.6   Indemnification..................................................  60
     5.7   Temporary Investments............................................  62
     5.8   Deadlocks........................................................  62
     5.9   Conversion to Corporate Form.....................................  63

SECTION 6. PARTNERSHIP OPPORTUNITIES; CONFIDENTIALITY.......................  65

     6.1   Competitive Activities...........................................  65
     6.2   Enforceability and Enforcement...................................  68
     6.3   General Exceptions to Section 6.1................................  68
     6.4   Comcast Exceptions...............................................  72
     6.5   Freedom of Action................................................  77
     6.6   Confidentiality..................................................  77

SECTION 7. ROLE EXCLUSIVE LIMITED PARTNERS..................................  80

     7.1   Rights or Powers.................................................  80
     7.2   Voting Rights....................................................  80

SECTION 8. TRANSACTIONS WITH PARTNERS; OTHER AGREEMENTS.....................  80

     8.1   Sprint Cellular..................................................  80
     8.2   Sprint Brand Licensing Agreement.................................  81
     8.3   Marketing; Branding of Partnership Services......................  81
     8.4   Preferred Provider...............................................  83
     8.5   MFJ..............................................................  84
     8.6   Interested Party Transactions....................................  84
     8.7   Access to Technical Information..................................  84
     8.8   Parent Undertaking...............................................  85
     8.9   Certain Additional Covenants.....................................  85
     8.10  PioneerCo Preemptive Rights......................................  86
     8.11  Foreign Ownership................................................  86
     8.12  Product Integration..............................................  88
     8.13  Provision of Services............................................  91
     8.14  Comcast Representative...........................................  91
     8.15  Purchasing.......................................................  92
     8.16  Advertising Reimbursement........................................  92

SECTION 9. REPRESENTATIONS AND WARRANTIES...................................  93

     9.1   Representations and Warranties by Partners.......................  93
     9.2   Representation and Warranty of Sprint............................  95

SECTION 10. ACCOUNTING, BOOKS AND RECORDS...................................  95

     10.1  Accounting, Books and Records....................................  95
     10.2  Reports..........................................................  95
     10.3  Tax Returns and Information......................................  97
     10.4  Proprietary Information..........................................  98

SECTION 11. ADVERSE ACT.....................................................  99

     11.1  Remedies.........................................................  99
     11.2  Adverse Act Purchase............................................  101
     11.3  Net Equity......................................................  104
     11.4  Gross Appraised Value...........................................  105
     11.5  Extension of Time...............................................  106

SECTION 12. DISPOSITIONS OF INTERESTS......................................  106

     12.1  Restriction on Dispositions.....................................  106
     12.2  Permitted Transfers.............................................  106
     12.3  Conditions to Permitted Transfers...............................  107
     12.4  Right of First Refusal..........................................  110
     12.5  Tagalong Rights.................................................  114
     12.6  Offer and Registration Rights...................................  116
     12.7  Right of First Offer............................................  123
     12.8  Prohibited Dispositions.........................................  128
     12.9  Representations Regarding Transfers.............................  128
     12.10 Distributions and Allocations in Respect of.....................  128

SECTION 13. CONVERSION OF INTERESTS........................................  129

     13.1  Termination of Status as General Partner........................  129
     13.2  Restoration of Status as General Partner........................  129

SECTION 14. DISSOLUTION AND WINDING UP.....................................  130

     14.1  Liquidating Events..............................................  130
     14.2  Winding Up......................................................  131
     14.3  Compliance With Certain Requirements of
           Regulations;....................................................  132
     14.4  Deemed Distribution and Recontribution..........................  133
     14.5  Rights of Partners..............................................  133
     14.6  Notice of Dissolution...........................................  133

     14.7  Buy/Sell Arrangements...........................................  133

SECTION 15. MISCELLANEOUS..................................................  136

     15.1  Notices.........................................................  136
     15.2  Binding Effect..................................................  137
     15.3  Construction....................................................  137
     15.4  Time............................................................  137
     15.5  Table of Contents; Headings.....................................  137
     15.6  Severability....................................................  137
     15.7  Incorporation by Reference......................................  137
     15.8  Further Action..................................................  137
     15.9  Governing Law...................................................  138
     15.10 Waiver of Action for Partition: No Bill For.....................  138
     15.11 Counterpart Execution...........................................  138
     15.12 Sole and Absolute Discretion....................................  138
     15.13 Specific Performance............................................  138
     15.14 Entire Agreement................................................  139
     15.15 Limitation on Rights of Others..................................  139
     15.16 Waivers; Remedies...............................................  139
     15.17 Jurisdiction; Consent to Service of Process.....................  139
     15.18 Waiver of Jury Trial............................................  140
     15.19 No Right of Set-Off.............................................  140

                                   SCHEDULES
                                   ---------


Schedule                                                                 Number
- - --------                                                                 ------
Excluded Businesses; Non-Exclusive Services
 and Wireless Exclusive Services.......................................  1.10(a)

Sprint Cellular Service Area...........................................  1.10(b)

Initial Percentage Interests...........................................  2.1

Notice Addresses.......................................................  2.2

Simple Majority Vote...................................................  5.1(i)

Required Majority Vote.................................................  5.1(j)

Unanimous Vote.........................................................  5.1(k)

Unanimous Partner Vote.................................................  5.1(l)

Temporary Investments Guidelines.......................................  5.7

                                   EXHIBITS
                                   --------

Exhibit                                                                 Number
- - -------                                                                 ------
Form of Amended and Restated Parent
 Undertaking..........................................................  1.10(a)

Form of Parents Agreement.............................................  1.10(b)

Form of Default Loan Promissory Note..................................  2.4(c)(ii)

Form of Partner Loan Promissory Note..................................  2.7

Form of Amended and Restate Sprint
 Trademark License Agreement..........................................  8.2

                            AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                                MAJORCO, L.P.,
                        A DELAWARE LIMITED PARTNERSHIP
                        ------------------------------



     This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into as of the 31st day of January, 1996, by and among Sprint Spectrum, L.P., a Delaware limited partnership ("Sprint"), TCI Network Services, a Delaware general partnership ("TCI"), Comcast Telephony Services, a Delaware general partnership ("Comcast"), and Cox Telephony Partnership, a Delaware general partnership ("Cox"), each as a General Partner and a Limited Partner, pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, on the following terms and conditions:

     WHEREAS, Sprint, TCI, Comcast and Cox entered into that certain Agreement of Limited Partnership of MajorCo, L.P., dated as of March 28, 1995 (as amended by that certain First Amendment to Agreement of Limited Partnership dated as of August 31, 1995, the "Prior Partnership Agreement"), providing for the formation of the Partnership by the filing of a Certificate of Limited Partnership with the Secretary of State of Delaware;

     WHEREAS, Sprint, TCI, Comcast and Cox wish to further amend the Prior Partnership Agreement and to restate the Prior Partnership Agreement, as so amended, in its entirety; and

     WHEREAS, Sprint, TCI, Comcast and Cox wish to continue the Partnership upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and in order to set forth the respective rights, obligations, and interests of the parties to one another, the parties, intending to be legally bound, hereby agree as follows:


                          SECTION 1.  THE PARTNERSHIP

     1.1   Continuation of the Partnership.
           -------------------------------

     The Partnership was formed on March 28, 1995. The Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. This Agreement completely amends, restates and supersedes the Prior Partnership Agreement.

     1.2   Name.
           ----

     The name of the Partnership shall be MajorCo, L.P., and all business of the Partnership shall be conducted in such name or, in the discretion of the Partnership Board, under any other names (but excluding a name that includes the name of a Partner unless such Partner has consented thereto).

     1.3   Purpose.
           -------

           (a) Subject to, and upon the terms and conditions of this Agreement, the purposes of the Partnership shall be to engage in the Wireless Business and in the provision of Non-Exclusive Services, either directly or through one or more Subsidiaries, and to perform such activities in the furtherance of such Wireless Business and provision of Non-Exclusive Services as may be approved from time to time by the Partnership Board. Without a Unanimous Partner Vote, the Partnership shall not engage in any other business, including any of the Excluded Businesses. Notwithstanding the preceding sentence, the Partners acknowledge that (i) pursuant to the Prior Partnership Agreement, the Partnership conducted certain activities relating to the provision of wireline telecommunications services, (ii) such activities will be terminated in an orderly manner as soon as practicable following the date of this Agreement, but in no event earlier than the end of such period as the Partnership Board may determine is needed to ensure an orderly disposition by the Partnership of any assets or rights relating exclusively to such activities and (iii) any assets or other rights relating exclusively to such activities that are owned by the Partnership shall be disposed of in such a manner as determined by a Unanimous Vote of the Partnership Board.

           (b) The Partnership shall have all the powers now or hereafter conferred by the laws of the State of Delaware on limited partnerships formed under the Act and, subject to the limitations of this Agreement, may do any and all lawful acts or things that are necessary, appropriate, incidental or convenient for the furtherance and accomplishment of the purposes of the Partnership. Without limiting the generality of the foregoing, and subject to the terms of this Agreement, the Partnership may enter into, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may be necessary or appropriate to carry out its purposes and conduct its business.

     1.4   Principal Executive Office.
           --------------------------

     The principal executive office of the Partnership shall be located in such place as determined by the Partnership Board, and the Partnership Board may change the location of the principal executive office of the Partnership to any other place within or without the State of Delaware upon ten (10) Business Days prior notice to each of the Partners, provided that such principal executive
                                      --------
office shall be located in the United States. The Partnership Board may establish and maintain such additional offices and places of business of the Partnership, within or without the State of Delaware, as it deems appropriate.

     1.5   Term.
           ----

     The term of the Partnership commenced on the date the certificate of limited partnership described in Section 17-201 of the Act (the "Certificate") was filed in the office of the Secretary of State of Delaware in accordance with the Act and shall continue until the winding up and liquidation of the Partnership and its business is completed following a Liquidating Event, as provided in Section 14.

     1.6   Filings; Agent for Service of Process.
           -------------------------------------

           (a) The General Partners caused the Certificate to be filed in the office of the Secretary of State of Delaware in accordance with the Act. The Partnership Board shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Delaware. The General Partners shall cause amendments to the Certificate to be filed whenever required by the Act. The Partners shall be provided with copies of each document filed or recorded as contemplated by this
Section 1.6 promptly following the filing or recording thereof.


           (b) The General Partners shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.

           (c) The registered agent for service of process on the Partnership shall be The Corporation Trust Company or any successor as appointed by the Partnership Board in accordance with the Act. The registered office of the Partnership in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     1.7   Title to Property.
           -----------------

     No Partner shall have any ownership interest in its individual name or right in any real or personal property owned, directly or indirectly, by the Partnership, and each Partner's Interest shall be personal property for all purposes. The Partnership shall hold all of its real and personal property in the name of the Partnership or its nominee and not in the name of any Partner.

     1.8   Payments of Individual Obligations.
           ----------------------------------

     The Partnership's credit and assets shall be used solely for the benefit of the Partnership, and no asset of the Partnership shall be Transferred or encumbered for, or in payment of, any individual obligation of any Partner.

     1.9   Independent Activities.
           ----------------------

     Each Partner and any of its Affiliates shall be required to devote only such time to the affairs of the Partnership as such Partner determines in its sole discretion may be necessary to manage and operate the Partnership to the extent contemplated by this Agreement, and each such Person, except as expressly provided herein, shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion.

     1.10  Definitions.
           -----------

     Capitalized words and phrases used in this Agreement have the following meanings:

           "Accountants" means, as of any time, such firm of nationally recognized independent certified public accountants that, as of such time, has been appointed by the Partnership Board as the accountants for the Partnership.

           "Act" means the Delaware Revised Uniform Limited Partnership Act, as set forth in Del. Code Ann. tit. 6, (S)(S) 17-101 to 17-1109.

           "Additional Capital Contributions" means, with respect to each Partner, the Capital Contributions made by such Partner pursuant to Section 2.3 of the Prior Partnership Agreement on or after January 1, 1996 and prior to the date of this Agreement, and the Capital Contributions made by such Partner pursuant to Sections 2.3 (except as otherwise provided in Sections 2.3(a)(i) and (ii)), 2.4, 2.5 and 8.10, but excluding Special Contributions, reduced in each case by the amount of any liabilities of such Partner assumed by the Partnership in connection with such Capital Contribution or any Nonrecourse Liabilities of such Partner that are secured by any property contributed by such Partner as a part of such Capital Contribution. In the event all or a portion of an Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Additional Capital Contributions of the transferor to the extent they relate to the Transferred Interest.

           "Additional Contribution Agreement" means a contribution agreement the terms of which have been approved by the Unanimous Vote of the Partnership Board pursuant to which a Partner makes an Additional Capital Contribution to the Partnership pursuant to Section 2.5.

           "Additional Contribution Notice" means a written notice given to all Partners, which shall (i) state the Additional Contribution Amount being requested of all Partners and each Partner's proportionate share thereof determined as provided in Section 2.3(b)(i) (or, in the case of a required Additional Capital Contribution in respect of a Declined Accelerated Contribution, as provided in Section 2.3(b)(ii)(B)), (ii) if applicable, state that the Additional Capital Contribution being requested is a Second Tranche Call, (iii) specify in reasonable detail the purposes for which the Additional Contribution Amount is required, (iv) identify a date (the "Contribution Date"), not more than forty-five (45) days nor less than thirty (30) days after the date of such notice, upon which the Additional Capital Contributions are to be made,
(v) specify the account of the Partnership to which the contribution is to be made and (vi) if the Additional Capital Contribution is being requested at such time as the aggregate amount of Original Capital Contributions and Additional Capital Contributions (including the Additional Capital Contribution being requested) made or requested to be made in accordance with this Agreement (excluding any PioneerCo Contribution) exceeds Five Billion Dollars ($5,000,000,000), state the Base Value, the estimated Gross Appraised Value and the estimated aggregate Adjusted Net Equity of all Partners as of the applicable Contribution Date.

           "Adjusted Capital Account Deficit" means, with respect to any Exclusive Limited Partner, the deficit balance, if any, in such Exclusive Limited Partner's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

               (i) Credit to such Capital Account any amounts which such Exclusive Limited Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

               (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)
                           -  -                     -  -
(d)(6) of the Regulations.
 -  -

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations
                                                        -
and shall be interpreted consistently therewith.

           "Adverse Act" means, with respect to any Partner, any of the following:

               (i)    Such Partner becomes a Defaulting Partner;

               (ii) Such Partner Disposes of all or any part of its Interest except as required or permitted by this Agreement; provided, however, that no
                                                   --------  -------
Adverse Actshall be considered to have occurred until thirty (30) days following the involuntary encumbrance of all or any part of such Interest if during such thirty (30) day period the affected Partner acts diligently to, and prior to the end of such thirty (30) day period does, remove any such encumbrance, including effecting the posting of a bond to prevent foreclosure where necessary;

               (iii) Such Partner has committed a material breach of any material covenant contained in this Agreement (other than as otherwise expressly enumerated in this definition) or a material default on any material obligation provided for in this Agreement (other than as otherwise expressly enumerated in this definition) and such breach or default continues for thirty (30) days after the date written notice thereof has been given to such Partner by any General Partner (with a copy to the Partnership Board and each other Partner); provided
                                                                       --------
that if such breach or default is not a failure to pay money and is of such a nature that it cannot reasonably be cured within such thirty (30) day period, but is curable and such Partner in good faith begins efforts to cure it within such thirty (30) day period and continues diligently to do so, such Partner shall have a reasonable additional period thereafter to effect the cure (which shall not exceed an additional ninety (90) days unless otherwise approved by the Partnership Board by Required Majority Vote); and provided further that if,
                                                  -------- -------
within thirty (30) days after the date written notice of such breach or default has been given to such Partner, such Partner delivers written notice (the "Contest Notice") to the Partnership Board and all other Partners that it contests such notice of breach or default, such breach or default shall not constitute an Adverse Act unless and until (and assuming that such breach or default has not theretofore been cured in full and that any applicable cure period has expired) (A) the disinterested Representatives determine in good faith by Required Majority Vote that such Partner has committed such a breach or default or (B) there is a Final Determination that such Partner's actions or failures to act constituted such a breach or default; and provided further that
                                                          -------- -------
this clause (iii) shall not apply in the event of a breach of Section 8.5 hereof, which breach shall constitute an Adverse Act (if at all) pursuant to clause (vii) below;

               (iv) The Bankruptcy of such Partner or the occurrence of any other event which would permit a trustee or receiver to acquire control of the affairs or assets of such Partner;

               (v) The occurrence of a Change in Control of such Partner without the unanimous written consent of the other General Partners;

               (vi) An IXC Transaction has occurred with respect to such Partner;

               (vii)  The occurrence of any event with respect to such Partner
(A) that causes such Partner or the Partnership or any of its Subsidiaries to become a BOC or (B) that causes the Partnership or any of its Subsidiaries to become a BOC Affiliated Enterprise or an entity subject to any restriction or limitation under Section II of the MFJ, provided, however, that (a) the
                                        --------  -------
circumstances that constitute an Adverse Act under clause (B) above must have a material adverse effect on the business, assets, liabilities, results of operations, financial condition or prospects of the Partnership and its Subsidiaries and (b) no Adverse Act shall be considered to have occurred if such Partner has taken actions which have cured the circumstances that would otherwise have constituted an Adverse Act under clause (A) or (B), as applicable, of this clause (vii) within ninety (90) days following the date written notice of the occurrence of such event has been given to such Partner by any General Partner (with a copy to the Partnership Board and each other Partner); and provided further that if, within ninety (90) days after the date
              -------- -------
written notice of such occurrence has been given to such Partner, such Partner delivers a Contest Notice to the Partnership Board and all other Partners that it contests such occurrence (or contests whether such occurrence constitutes an Adverse Act under this clause (vii)), such occurrence shall not constitute an Adverse Act unless and until (and assuming that such circumstances have not theretofore been cured in full and that the applicable cure period has expired)
(a) the disinterested Representatives determine in good faith by Required Majority Vote that such occurrence constitutes an Adverse Act under this clause
(vii) or (b) there is a Final Determination that such occurrence constitutes an Adverse Act under this clause (vii); or

               (viii) Such Partner otherwise causes a dissolution of the Partnership in contravention of the terms of this Agreement (other than solely by reason of the Bankruptcy of such Partner).

           An "Adverse Partner" is any Partner with respect to which an Adverse Act has occurred.

           "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "controls" (including its correlative meanings "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (i) neither the Partnership nor MinorCo, nor any Person controlled by the Partnership or MinorCo (including WirelessCo), shall be deemed to be an Affiliate of any Partner or of any Affiliate of any Partner and (ii) no Partner or any Affiliate thereof shall be deemed to be an Affiliate of any other Partner or any Affiliate thereof solely by virtue of the ownership by such Partner or any of its Affiliates of any equity interest in the Partnership, MinorCo or PhillieCo.

           "Agreed Value" means the agreed upon value of a Capital Contribution by a Partner of the Property identified below, determined as provided below:

               (i)   with respect to the Property included in the Original
Capital

Contribution of such Partner, the amount set forth next to such Partner's name in Schedule 2.2 to the Prior Partnership Agreement;

               (ii) with respect to the License Contribution by Cox, $17,647,059; and

               (iii) with respect to the Omaha License, an amount equal to the sum of (A) $995,564.00, together with interest at the rate of 13.4% per annum computed from November 17, 1994 through the date that the Omaha License is contributed to the Partnership pursuant to Section 2.3(a)(ii) plus (B)
                                                              ----
$4,062,400.00, together with interest at the rate of 13.4% per annum computed from June 30, 1995 through the date that the Omaha License is contributed to the Partnership pursuant to Section 2.3(a)(ii).

           "Agreement" or "Partnership Agreement" means this Amended and Restated Agreement of Limited Partnership, including all Schedules hereto, as amended from time to time.

           "Allocation Year" means (i) the period commencing on the date of the Prior Partnership Agreement and ending on December 31, 1995, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or
(iii) any portion of the period described in clauses (i) or (ii) for which the Partnership is required to allocate Profits, Losses, and other items of Partnership income, gain, loss or deduction pursuant to Section 3.

           "Available Cash" means as of any date the cash of the Partnership as of such date less such portion thereof as the Partnership Board determines to reserve for Partnership expenses, debt payments, capital improvements, replacements, and contingencies.

           "Bankruptcy" means, with respect to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy." A "Voluntary Bankruptcy" means, with respect to any Person, the inability of such Person generally to pay its debts as such debts become due (other than any obligation of such Person to make capital contributions under this Agreement), or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate it bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property; or corporate action taken by such Person to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within sixty (60) days.

           "BOC" means a "BOC" or one of the "Bell Operating Companies" as defined in Section IV.C of the MFJ.

           "BOC Affiliated Enterprise" has the same meaning as the term "affiliated enterprise" as used with respect to "BOC" or "Bell Operating Companies" in Section II.D of the MFJ.

           "BTA" means a Basic Trading Area, as defined in the FCC rules to be codified at 47 C.F.R. (S) 24.13.

           "Business Day" means a day of the year on which banks are not required or authorized to close in the State of New York.

           "Cable Partners" means Comcast, Cox and/or TCI, as the context may require.

           "Cable Subsidiary" has the meaning set forth in the form of Parents Agreement attached as Exhibit 1.10(b).

           "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

               (i) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 or Section 3.4, and the amount of any Partnership liabilities which are assumed by such Partner or secured by any Property distributed to such Partner as permitted by this Agreement.

               (ii) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed or deemed to be distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section
3.3 or Section 3.4, and the amount of any liabilities of such Partner assumed by the Partnership or any Nonrecourse Liabilities of such Partner that are secured by any Property contributed by such Partner to the Partnership.

               (iii) In the event all or a portion of an Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest.

               (iv) In determining the amount of any liability for purposes of the definitions of "Additional Capital Contributions" and "Original Capital Contribution" and subparagraphs (i) and (ii) of this definition of "Capital Account," there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Partnership Board determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or any Partner), are computed in order to comply with such Regulations, the Partnership Board may make such modification, provided that it
                                                               --------
is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 14 upon the dissolution and winding up of the Partnership. The Partnership Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate
                                      -
modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). Any such decision or action permitted to be taken by the Partnership Board under this paragraph shall require the Unanimous Vote of the Partnership Board.

           "Capital Commitment" of any Partner means (i) with respect to the first Fiscal Year in the Initial Two-Year Period, an amount equal to the product of (A) such Partner's initial Percentage Interest and (B) the Planned Capital Amount for such Fiscal Year, and (ii) with respect to the last Fiscal Year in the Initial Two-Year Period, an amount equal to the excess, if any, of (A) the product of (1) such Partner's initial Percentage Interest and (2) the sum of (a) the Planned Capital Amount for such Fiscal Year plus (b) any Prior Year's
                                                ----
Carryforward, over (B) that portion of the cumulative Accelerated Contribution Amounts requested of and made by such Partner in the first Fiscal Year in the Initial Two-Year Period that the Partnership Board has determined pursuant to
Section 2.3(b)(i) shall be applied to reduce the Planned Capital Amount for such last Fiscal Year. In the event all or a portion of an Interest is Transferred in accordance with this Agreement, the transferee shall succeed to the Capital Commitment of the transferor to the extent it relates to the Transferred Interest and has not been called in full.

           "Capital Contribution" means, with respect to any Partner, the amount of money and the Gross Asset Value at the time of contribution of any Property (other than money) contributed to the Partnership with respect to the Interest held by such Partner (including any contribution expressly excluded from the definition of Additional Capital Contribution). The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Partnership by the maker of the note (or a Partner related to the maker of the note within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of
                          -
any Partner until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).
                                                      -  -

           "Carrier" has the meaning set forth in the definition of "IXC" below.

           "Change in Control" means, with respect to any Partner that has a Parent other than itself, such Partner's ceasing to be a Subsidiary of its Parent other than in connection with a Permitted Transaction.

           "Chief Executive Officer" means the chief executive officer of the Partnership, including any interim chief executive officer.

           "Code" means the Internal Revenue Code of 1986.

           "Comcast Parent" means Comcast Corporation, a Pennsylvania corporation and any successor (by merger, consolidation, Transfer or otherwise) to all or substantially all of its business and assets.

           "Consumer Price Index" means the Consumer Price Index "All Urban
Consumers: U.S. city average, all items" (1982-1984 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor, or any equivalent successor or substitute index selected by the Partnership Board and published by the Bureau of Labor Statistics or a successor or substitute governmental agency selected by the Partnership Board.

           "Contest Notice" has the meaning set forth in clause (iii) of the definition of "Adverse Act."

           "Contribution Date" has the meaning set forth in the definition of "Additional Contribution Notice."

           "Controlled Affiliate" of any Person means the Parent of such Person and each Subsidiary of such Parent. As used in Sections 6, 8.5, 8.9 and 8.11 the term "Controlled Affiliate" shall also include any Affiliate of a Person that such Person or its Parent can directly or indirectly unilaterally cause to take or refrain from taking any of the actions required, prohibited or otherwise restricted by such Section, whether through ownership of voting securities, contractually or otherwise. As used in Sections 2.4, 5.1(c), 11.2, 12.4 and 12.5 the term "Controlled Affiliate" shall also include any Affiliate of a Person that such Person or its Parent can directly or indirectly unilaterally cause to take or refrain from taking any action regarding the Partnership, whether through ownership of voting securities, contractually or otherwise.

           "Cox Parent" means Cox Communications, Inc., a Delaware corporation, and any successor (by merger, consolidation, Transfer or otherwise) to all or substantially all of its business and assets.

           "Cox Pioneer Partnership" means a general partnership to be formed by a Subsidiary of Cox Parent and a Subsidiary of Cox Enterprises, Inc., a Delaware corporation.

           "Cox Pioneer Preference License" means the 30 MHz "A" block PCS license granted to Cox Parent on December 14, 1994, for the MTA encompassing Los Angeles and San Diego, California, which MTA is identified in the FCC Public Notice regarding the PCS Auction as Market No. M-2 (Report No. AUC-94-04, Auction No. 4).

           "Cut-Off Time" means the earlier to occur of (i) the end of the last Fiscal Year covered by the Initial Business Plan and (ii) such time as the aggregate amount of Original Capital Contributions and Additional Capital Contributions made or requested to be made (excluding any PioneerCo Contribution) first equals or exceeds the Total Mandatory Contributions.

           "Debt" means (i) any indebtedness for borrowed money or deferred purchase price of property whether or not evidenced by a note, bond, or other debt instrument, (ii) obligations to pay money as lessee under capital leases, (iii) obligations to pay money secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Partnership whether or not the Partnership has assumed or become liable for the obligations secured thereby,
(iv) any obligation under any interest rate swap agreement (the principal amount of such obligation shall be deemed to be the notional principal amount on which such swap is based), and (v) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii) and (iv) above, provided that Debt shall not include
                                         --------
of any accounts obligations in respect payable that are incurred in the ordinary course of the Partnership's business and are not delinquent or are being contested in good faith by appropriate proceedings.

           "Depreciation" means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided,
                                                                     --------
that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Partnership Board; and provided, further, that, consistent with
                                       --------  -------
Section 3.7, Depreciation with respect to Subsidiary Partnership Property shall not be determined with regard to the distributive share of depreciation expense directly or indirectly allocated to the Partnership by the Subsidiary Partnership, but shall be computed with respect to the initial Gross Asset Value of the Subsidiary Partnership interest contributed to the Partnership as if such Subsidiary Partnership Property (or the equivalent percentage thereof) were owned directly by the Partnership and were contributed by the Partners who contributed the Subsidiary Partnership interests.

           "Dispose" (including its correlative meanings, "Disposed of", "Disposition" and "Disposed"), with respect to any Interest means to Transfer, pledge, hypothecate or otherwise dispose of such Interest, in whole or in part, voluntarily or involuntarily, except by operation of law in connection with a merger, consolidation or other business combination of the Partnership and except that such term shall not include any pledge or hypothecation of, or granting of a security interest in, an Interest that is approved by the Partnership Board in connection with any financing obtained on behalf of the Partnership.

           "Excluded Businesses" has the meaning set forth in Schedule 1.10(a).

           "Exclusive Limited Partner" means any Limited Partner that is not also a General Partner.

           "FCC" means the Federal Communications Commission.

           "Final Determination" means (i) a determination set forth in a binding settlement agreement between the Partnership and the Partner alleged to have committed the Adverse Act, which has been approved by a Required Majority Vote of the Partnership Board pursuant to Section 8.6 or (ii) a final judicial determination, not subject to further appeal, by a court of competent jurisdiction.

           "Fiscal Year" means (i) the period commencing on the date of the Prior Partnership Agreement and ending on December 31, 1995, (ii) any subsequent twelve (12) month period commencing on January 1, and ending on December 31, or
(iii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Partners pursuant to
Section 14.2.

           "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

           "General Partner" means any Person who (i) is referred to as such in the first paragraph of this Agreement or has become a General Partner pursuant to the terms of this Agreement, and (ii) has not, at any given time, ceased to be a General Partner pursuant to the terms of this Agreement. "General Partners" means all such Persons.

           "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership Board in accordance with Section 8.6, provided that the initial Gross Asset Value of the Property contributed by the Partners pursuant to Section 2.2 or either of clauses (i) or (ii) of Section 2.3(a) shall be the sum of (1) the Agreed Value of such Property plus (2) the amount of any liabilities of the contributing
                 ----
Partner assumed by the Partnership in connection with such contribution or any Nonrecourse Liabilities of such Partner that are secured by the contributed Property;

               (ii) The Gross Asset Value of all Partnership assets shall be adjusted to equal their gross fair market value, as determined by the Partnership Board, as of the following times: (A) the acquisition of an Interest by any new Partner in exchange for more than a de minimis Capital Contribution;
                                               ----------
(B) the distribution by the Partnership to a Partner of more than a de minimis
                                                                    ----------
amount of Property as consideration for an Interest; (C) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); (D) the conversion of a General Partner to an Exclusive Limited Partner if, and only if, in the judgment of the Partnership Board, such adjustment would either cause the Person who is being converted to an Exclusive Limited Partner to have a deficit balance in its Capital Account or increase the amount of such a deficit balance; and (E) the adjustment of the Percentage Interests of the Partners pursuant to Section 2.4(d)(ii);

               (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Partnership Board in accordance with Section 8.6;

               (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section

734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation
Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of
                          -
"Profits" and "Losses" and Section 3.3(g); provided, however, that Gross Asset
                                           --------  -------
Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) hereof is made in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv); and

               (v) If Gross Asset Value is required to be determined for the purpose of Section 11.2 or 14.7, Gross Asset Value shall be determined in the manner set forth in such Sections.

           If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (i), (ii) or (iv) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

           "Hypothetical Federal Income Tax Amount" means for any Fiscal Year the product of (A) the daily weighted average highest marginal federal income tax rate applicable to domestic corporations in effect for such Fiscal Year expressed as a percentage and (B) the excess, if any, of (i) the cumulative amount of taxable income and gain reported by the Partnership on its Internal Revenue Service Forms 1065 over its life determined as of the end of such Fiscal Year, over (ii) the larger of zero (0) or the cumulative amount of taxable income and gain reported by the Partnership on its Internal Revenue Service Forms 1065 over its life determined as of the beginning of such Fiscal Year.

           "Initial Two-Year Period" means the period from January 1, 1996 through December 31, 1997.

           "Intermediate Subsidiary" means, with respect to any Parent of a Partner, a Subsidiary of such Parent that holds a direct or indirect equity interest in such Partner.

           "Interest" means, as to any Partner, all of the interests of such Partner in the Partnership, including any and all benefits to which the holder of an interest in the Partnership may be entitled as provided in this Agreement and under the Act, together with all obligations of such Partner to comply with the terms and provisions of this Agreement.

           "IXC" means each of AT&T Corp., MCI Communications Corporation and British Telecommunications plc (each, a "Carrier"), each successor to the long distance telecommunications business of any of the foregoing entities and each respective Affiliate of each such Carrier or successor.

           "IXC Transaction" means, with respect to any Partner, that (i) an IXC has become the beneficial owner of an equity interest in such Partner or an equity interest in any Intermediate Subsidiary (other than a Publicly Held Intermediate Subsidiary) of the Parent of such Partner, (ii) an IXC has become the beneficial owner of securities representing fifteen percent (15%) or more of the voting power of the outstanding voting securities of the Parent of such Partner or any Publicly Held

Intermediate Subsidiary of such Parent, and, if such Parent or Publicly Held Intermediate Subsidiary is subject to a State Statute or has a shareholder rights plan, such Parent or Publicly Held Intermediate Subsidiary or the board of directors or other governing body of such Parent or Publicly Held Intermediate Subsidiary has approved such beneficial ownership or otherwise has taken action to waive any applicable restrictions with respect to such ownership or the exercise by the IXC of its rights arising from such ownership under such State Statute or shareholder rights plan, (iii) an IXC has become the beneficial owner of securities representing twenty-five percent (25%) or more of the voting power of the outstanding voting securities of any such Parent or Publicly Held Intermediate Subsidiary, provided that, if such IXC is an Affiliate of a
                         --------
Carrier, such Affiliate has identified a Carrier as a Person controlling such Affiliate either (a) pursuant to General Instruction C to Schedule 13D, in a
Schedule 13D (filed with the Securities and Exchange Commission in accordance with Section 13(d) of the Securities Exchange Act of 1934) or (b) pursuant to General Instruction C to Schedule 14D-1, in a Schedule 14D-1 (filed with the Securities and Exchange Commission in accordance with Section 14(d) of the Securities Exchange Act of 1934), (iv) any such Parent or Publicly Held Intermediate Subsidiary has sold or issued beneficial ownership in any equity interest in such Parent or Publicly Held Intermediate Subsidiary to an IXC or granted to an IXC any rights with respect to the governance of such Parent or Publicly Held Intermediate Subsidiary that are not possessed generally by the owners of outstanding equity interests in such Parent or Publicly Held Intermediate Subsidiary; or (v) such Partner has otherwise become an Affiliate of an IXC. Solely for the purposes of this definition the terms "beneficial owner" and "beneficial ownership" shall have the same meaning as in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

           "Joint Venture Formation Agreement" means the Second Amended and Restated Joint Venture Formation Agreement of even date herewith among each of the Parents providing for the formation of PioneerCo and certain other matters.

           "LEC" means a local exchange carrier.

           "Limited Partner" means any Person (i) who is referred to as such in the first paragraph of this Agreement or who has become a Limited Partner pursuant to the terms of this Agreement, and (ii) who, at any given time, holds an Interest. "Limited Partners" means all such Persons.

           "Local Joint Venture" means any joint venture or other entity formed by, or any agreement or arrangement entered into between or among, as applicable, Sprint or its Controlled Affiliates and one or more Cable Partners or their respective Controlled Affiliates for purposes of providing or offering local wireline telecommunications services under the Sprint Brand as contemplated under a Parents Agreement.

           "Mandatory Contribution" of any Partner means an amount equal to the product of (i) such Partner's initial Percentage Interest times (ii) the Total
                                                          -----
Mandatory Contributions.

           "MFJ" means the Modification of Final Judgment agreed to by the American Telephone and Telegraph Company and the U.S. Department of Justice and approved by the U.S. District Court for the District of Columbia on August 24, 1982, as reported in United States v. Western Electric Company, Inc., et al.,
                     ------------------------------------------------------
552 F. Supp. 131 (D.D.C. 1982), aff'd sub nom Maryland v. United States, 460
                                              -------------------------
U.S. 1001 (1983) and any subsequent orders or amendments issued in connection therewith. Any reference in this Agreement to Section II of the MFJ shall also include any subsequent statute, rule, regulation, order or decree which modifies or supersedes Section II of the MFJ (or any material portion thereof) and imposes any restriction(s) substantially similar to any of the material restrictions imposed by Section II of the MFJ.

           "Minimum Ownership Requirement" means, with respect to (i) any Original Partner, as of any date, that the ratio (expressed as a percentage) of such Original Partner's Percentage Interest to the aggregate Percentage Interests of all Original Partners is at least eight percent (8%) or (ii) any Partner not an Original Partner, as of any date, that such Partner's Percentage Interest is at least eight percent (8%).

           "MinorCo" means MinorCo, L.P., the Delaware limited partnership formed by the Partners for the purpose of holding a limited partnership interest in WirelessCo and one or more other Subsidiaries of the Partnership.

           "MinorCo Interest" means, as to any Partner, all of the interests of such Partner in MinorCo, including any and all benefits to which the holder of an interest in MinorCo may be entitled as provided in the partnership agreement of MinorCo and under the Act, together with all obligations of such Partner to comply with the terms and provisions of the partnership agreement of MinorCo.

           "MSA" means a Metropolitan Statistical Area, as determined by the U.S. Department of Commerce.

           "MTA" means a Major Trading Area as defined in FCC rules to be codified at 47 C.F.R. (S) 24.13.

           "Non-Exclusive Services" has the meaning set forth in Schedule 1.10(a) hereto.

           "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

           "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

           "Omaha License" means the 30 MHz PCS license acquired by Cox Parent in the PCS Auction for the MTA encompassing Omaha, Nebraska, which MTA is identified in the FCC Public Notice regarding the PCS Auction as Market No. M-45 (Report No. AUC-94-04, Auction No. 4).

           "Original Capital Contribution" means, with respect to each Partner, the Capital Contributions made by such Partner prior to January 1, 1996. In the event all or a portion of an Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Original Capital Contribution of the transferor to the extent it relates to the Transferred Interest.

           "Original Partners" means collectively Comcast, Cox, TCI and Sprint and any successors or transferees thereof to the extent such successors or transferees acquired their Interest in accordance with this Agreement.

           "Parent" means, except as otherwise provided below with respect to a Permitted Transaction, (i) with respect to Cox (and its Controlled Affiliates), Cox Parent, with respect to Comcast (and its Controlled Affiliates), Comcast Parent, with respect to TCI (and its Controlled Affiliates), TCI Parent and with respect to Sprint (and its Controlled Affiliates), Sprint Parent. With respect to any other Person hereafter admitted to the Partnership as a Partner, the Parent with respect to such Partner shall be the Person identified as such in a Schedule to be attached to this Agreement in connection with the admission of such Partner. In the event of a Permitted Transaction, the new Parent of the applicable Partner immediately following such Permitted Transaction will be the ultimate parent entity (as determined in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act")) of such Partner (or such Partner if it is its own ultimate parent entity); provided that if such ultimate parent entity is not a
                         --------
Publicly Held Person then the next highest corporate entity in the ownership chain from such ultimate parent entity to and including such Partner which is a Publicly Held Person shall be deemed to be the new Parent. If there is no intermediate Publicly Held Person, the Parent shall be the highest entity in the ownership chain from the ultimate parent entity to and including such Partner which is not an individual. For purposes of the definition of Controlled Affiliate, the Parent of a Person that is neither a Partner nor a Controlled Affiliate of a Partner is the ultimate parent entity (as determined in accordance with the HSR Act) of such Person.

           "Parent Undertaking" means a written instrument in substantially the form of Exhibit 1.10(a) executed simultaneously with the execution of this Agreement by each Parent of a Partner.

           "Parents Agreement" means, individually and collectively, the separate agreements between Sprint Parent and each of TCI Parent, Comcast Parent and Cox Parent, substantially in the form of Exhibit 1.10(b), executed simultaneously with the execution and delivery of this Agreement.

           "Partner Nonrecourse Debt" has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

           "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

           "Partner Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

           "Partners" means all General Partners and all Limited Partners. "Partner" means any one of the Partners.

           "Partnership" means the partnership formed pursuant to that certain Agreement of Limited Partnership of MajorCo, L.P. dated as of March 28, 1995, and continued pursuant to this Agreement, and the partnership continuing the business of this Partnership in the event of dissolution as herein provided.

           "Partnership Board" means the committee of Representatives that will have the authority and powers set forth in Section 5.1.

           "Partnership Minimum Gain" has the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

           "PCS" means a radio communications system authorized under the rules for broadband personal communications services designated as Subpart E of Part 24 of the FCC's rules, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

           "PCS Auction" means the series of simultaneous multiple round auctions for broadband PCS licenses to be conducted by the FCC under the authority of Section 309(j) of the Communications Act of 1934, 47 U.S.C. (S) 309(j) (1993), in accordance with the rules promulgated thereunder by the FCC.

           "Percentage Interest" means, with respect to any Partner as of any relevant date, the ratio (expressed as a percentage) of the sum of such Partner's Original Capital Contribution and aggregate Additional Capital Contributions as of such date to the sum of the aggregate Original Capital Contributions and Additional Capital Contributions of all Partners as of such date; provided, however, that if any Partner fails for any reason to make its
      --------  -------
Requested Contribution or any Preemptive Contribution after such time as the aggregate amount of Original Capital Contributions and Additional Capital Contributions made or requested to be made in accordance with this Agreement (including any Additional Capital Contribution then being made or requested, but excluding any PioneerCo Contribution) first equals Five Billion Dollars ($5,000,000,000), then effective as of the Contribution Date for such Requested Contribution or, with respect to any Preemptive Contribution, the applicable PioneerCo Contribution Date, and at all times thereafter, the Percentage Interest of each Partner shall be determined in accordance with Section 2.4(d)(ii). Additional Capital Contributions of Premium Dollars pursuant to
Section 2.4(a)(v) shall be valued at their Premium Dollar value for purposes of calculating Percentage Interests. Such Capital Contributions will be determined after giving effect to all Capital Contributions made prior to and on the date as of which the determination of Percentage Interests is made, subject to the provisions regarding the adjustment of Percentage Interests set forth in Section 2.4(d). In the event all or any portion of an Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Percentage Interest of the transferor to the extent it relates to the Transferred Interest. In the case of an adjustment of Gross Asset Value pursuant to clause (ii) of the definition of such term or an adjustment of Percentage Interests pursuant to Section 2.4(d)(ii), any references in Section 3 to "Percentage Interest" shall be deemed to refer to the Percentage Interests of the Partners as of the day immediately preceding the date of any such adjustment.

           "Permitted Brand" means a trademark, trade name, service mark and/or logo of a Cable Partner, Teleport or their respective Controlled Affiliates, other than any trademark, trade name, service mark or logo of any RBOC or IXC (as each such term is defined in the form of Parents Agreement attached as Exhibit 1.10(b)).

           "Permitted Transaction" with respect to a Partner means a transaction or series of related transactions in which (i) such Partner ceases to be a Subsidiary of its Parent or such Partner Transfers its Interest to a Person that is not a Controlled Affiliate of such Partner and (ii) the new Parent of such Partner (or such Partner if it is its own Parent) or the Parent of the transferee of the Interest after giving effect to such transaction, or the last transaction in a series of related transactions, owns, directly and indirectly through its Controlled Affiliates, all or a Substantial Portion of the cable television system assets (in the case of a Cable Partner) or long distance telecommunications business assets (in the case of Sprint) owned by the Parent of such Partner, directly and indirectly through its Controlled Affiliates, immediately prior to the commencement of such transaction or series of transactions. As used herein, "Substantial Portion" means (x) in the case of a Cable Partner, cable television systems serving 75% or more of the aggregate number of basic subscribers served by cable television systems in the United States of America (including its territories and possessions other than Puerto
Rico) owned by the Parent of such Cable Partner, directly and indirectly through its Controlled Affiliates, and (y) in the case of Sprint, long distance telecommunications business assets serving 75% or more of the aggregate number of customers served by the long distance telecommunications business in the United States of America (including its territories and possessions other than Puerto Rico) owned by the Parent of Sprint, directly and indirectly through its Controlled Affiliates.

           "Person" means any individual, partnership, corporation, trust, or other entity.

           "PioneerCo" means the Delaware limited partnership to be formed by Cox Pioneer Partnership and WirelessCo to own the Cox Pioneer Preference License and to operate a Wireless Business in connection therewith.

           "PioneerCo Contribution" means a Capital Contribution of all or any portion of Cox Pioneer Partnership's interest in PioneerCo as contemplated under
Section 8.10.

           "PioneerCo Contribution Date" means a date on which a PioneerCo Contribution is made.

           "PioneerCo Partnership Agreement" means the Agreement of Limited Partnership of PioneerCo to be entered into between WirelessCo and Cox Pioneer Partnership .

           "Planned Capital Amount" means, with respect to the first Fiscal Year in the Initial Two-Year Period, $1,131,000,000, and with respect to the last Fiscal Year in the Initial Two-Year Period, $767,000,000, as such amount may be revised by the Unanimous Vote of the Partnership Board or reduced pursuant to
Section 2.3(b)(i).

           "Premium Call" means a Second Tranche Call that has been converted by a Simple Majority Vote of the Partnership Board to a Premium Call pursuant to
Section 2.4(a)(v).

           "Premium Call Contribution Date" has the meaning set forth in the definition of "Premium Call Notice."

           "Premium Call Notice" means a written notice given to all Partners, which shall state (i) the amount of the Second Tranche Call originally requested in the corresponding Additional

Contribution Notice, (ii) that such Second Tranche Call has been converted to a Premium Call, (iii) the Premium Dollar amount for each dollar to be contributed in response to the Premium Call Notice, (iv) the date upon which the Premium Call contributions are to be made (the "Premium Call Contribution Date"), which date shall not be more than forty-five (45) days nor less than thirty (30) days after the date of such notice and (v) the account of the Partnership to which such contribution is to be made.

           "Premium Dollar" means, except as otherwise provided in Section 2.4(a)(v), each dollar contributed by a Partner in response to a Premium Call Notice or a Premium Call Shortfall Notice, each of which dollars will be valued for the purposes of calculating Percentage Interests at an amount equal to (i) one dollar ($1.00) divided by (ii) the quotient of (x) the aggregate Adjusted Net Equity of all Partners (provided that for purposes of determining Adjusted
                            --------
Net Equity pursuant to this definition, Gross Appraised Value shall be determined by a Simple Majority Vote of the Partnership Board in connection with the giving of a Premium Call Notice) divided by (y) the aggregate amount of the Original Capital Contributions and Additional Capital Contributions made to the Partnership prior to the date of the Premium Call Notice.

           "Prime Rate" means the rate announced from time to time by Citibank, N.A. as its prime rate.

           "Prior Year's Carryforward" means the amount by which the aggregate amount of Additional Capital Contributions actually requested of the Partners pursuant to Section 2.3(b)(i) with Contribution Dates during the first Fiscal Year in the Initial Two-Year Period was less than the Planned Capital Amount during such Fiscal Year.

           "Profits" and "Losses" means, for each Allocation Year, an amount equal to the Partnership's taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

               (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

               (ii)   Any expenditures of the Partnership described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken
                                                  -
into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses," shall be subtracted from such taxable income or loss;

               (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

               (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

               (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

               (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in
                                      -  -
determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

               (vii) Notwithstanding any other provision of this definition of "Profits" or "Losses," any items which are specially allocated pursuant to
Section 3.3 or Section 3.4 shall not be taken into account in computing Profits or Losses.

The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 shall be determined by applying rules analogous to those set forth in this definition of "Profits" and "Losses."

           "Property" means all real and personal property acquired by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

           "Publicly Held" means, with respect to any Person, that such Person has a class of equity securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

           "Publicly Held Intermediate Subsidiary" means, with respect to any Parent of a Partner, an Intermediate Subsidiary of such Parent that is Publicly Held.

           "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code.

           "Representative" means an individual designated by a General Partner as a member of the Partnership Board.

           "Second Tranche Call" means the first Eight Hundred Million Dollars ($800,000,000) of Additional Capital Contributions requested in accordance with
Section 2.3(b) after the Cut-Off Time; provided that in no event may a Second
                                       --------
Tranche Call be made after December 31, 2002.

           "Sprint Brand" means the trademark "Sprint" together with the related "Diamond" logo.

          "Sprint Cellular Service Area" means the areas serviced as of October 24, 1994 by the cellular operations of Controlled Affiliates of Sprint, as listed in Schedule 1.10(b).

          "Sprint Communications" means Sprint Communications Company, L.P., a Delaware limited partnership.

          "Sprint Parent" means Sprint Corporation, a Kansas corporation, and any successor (by merger, consolidation, Transfer or otherwise) to all or substantially all of its business and assets.

          "State Statutes" means any business combination statute, anti-takeover statute, fair price statute, control share acquisition statute or any other state statute or regulation that contains any similar prohibition, limitation, obligation, restriction or other provision adopted and in effect in the jurisdiction of organization of a Person that affects the rights of any other Person that acquires a specified percentage ownership interest in such Person without the consent or approval of the board of directors or other governing body of such other Person, and, includes (i) with respect to Cox Parent and TCI Parent, Section 203 of the Delaware General Corporation Law; (ii) with respect to Comcast Parent, Subchapters E, F and G of Chapter 25 of the Pennsylvania Business Corporation Law of 1988; and (iii) with respect to Sprint Parent, Sections 17-12,100 and 17-1286 through 1298, et seq. of the Kansas Corporations Statute.

          "Subsidiary" of any Person as of any relevant date means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or equity securities are, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such Person and/or its Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity notwithstanding the vote of the holders of the remaining shares or equity securities so entitled to vote or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest is, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and in which the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity.

          "Subsidiary Partnership Property" means all property, other than interests in other Subsidiary Partnerships, held by any Subsidiary Partnership on the date on which the interests in such Subsidiary Partnership are contributed to the Partnership.

          "Substantial Portion" has the meaning set forth in the definition of "Permitted Transaction."

          "TCI Parent" means Tele-Communications, Inc., a Delaware corporation, and any successor (by merger, consolidation, Transfer or otherwise) to all or substantially all of its business and assets.

          "Technical Information" means all technical information, regardless of form and however transmitted and shall include, among other forms, computer software, including computer program code, and system and user documentation, drawings, illustrations, diagrams, reports, designs, specifications, formulae, know-how, procedural protocols and methods and manuals.

          "Technical Information Rights" means all intellectual property rights which protect or cover Technical Information.

          "Teleport" means Teleport Communications Group Inc., a Delaware corporation, TCG Partners, a New York general partnership, and their respective Controlled Affiliates, as well as each local joint venture that is managed by any of the foregoing entities and in which the foregoing entities collectively own an equity interest of at least thirty percent (30%), and any successor (by merger, consolidation, Transfer or otherwise) to all or substantially all of the business and assets of any of the foregoing.

          "Total Mandatory Contributions" of the Partners means an amount equal to the sum of $4.2 billion plus the Agreed Values of the License Contribution
                           ----
and the Omaha License.

          "Trading Day" means, with respect to any security, a day on which the principal national securities exchange on which such security is listed or admitted to trading, or the Nasdaq Stock Market, such security is listed or admitted to trading thereon, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such security is not listed or admitted to trading on any national securities exchange or the Nasdaq Stock Market, any day other than a Business Day.

          "Transfer" means, as a noun, any sale, exchange assignment or transfer and, as a verb, to sell, exchange, assign or transfer.

          "Voluntary Bankruptcy" has the meaning set forth in the definition of "Bankruptcy."

          "Voting Percentage Interest" means, as of any date and with respect to any Partner that as of such date is entitled to designate one or more members of the Partnership Board, the ratio (expressed as a percentage) of such Partner's Percentage Interest to the aggregate Percentage Interests of all Partners that are entitled to designate one or more members of the Partnership Board.

          "Wireless Affiliate" means any Person that is an affiliate of the Partnership's Wireless Business by entering into an Affiliation Agreement with WirelessCo.

          "Wireless Business" means the business of providing Wireless Exclusive Services.

          "WirelessCo" means WirelessCo, L.P., the Delaware limited partnership formed by the Partners pursuant to that certain Agreement of Limited Partnership dated as of October 24, 1994, as amended and restated as of March 28, 1995 to cause WirelessCo to become a Subsidiary of the Partnership.

          "Wireless Exclusive Services" has the meaning set forth in Schedule 1.10(a).

     1.11  Additional Definitions.
           ----------------------

     Defined Term                                         Defined in
     ------------                                         ----------
"1933 Act"                                            Section 5.9(a)
"Accelerated Contribution Amount"                     Section 2.3(b)(i)
"Accepting Offerees"                                  Section 12.4(d)
"Accepting Partner Note"                              Section 12.7(e)
"Accepting Partners"                                  Section 12.7(e)
"Additional Contribution Amount"                      Section 2.3(b)(i)
"Adjusted Net Equity"                                 Section 2.4(d)(ii)
"Adjusted Percentage Interest"                        Section 2.4(a)(iv)
"Affiliation Agreement"                               Section 6.1(d)
"Agents"                                              Section 6.6(a)
"Aggregate Contributions"                             Section 2.4(d)(iv)
"Annual Budget"                                       Section 5.2(c)
"Approved Business Plan"                              Section 5.2(c)
"Attribution Cap"                                     Section 8.11(a)(v)
"Base Value"                                          Section 2.4(d)(iii)(A)
"Bidding Partner"                                     Section 14.7(e)
"Blocking Limited Partner"                            Section 5.1(l)(ii)
"Brief"                                               Section 5.8(a)(ii)
"Business Plan"                                       Section 5.2(a)
"Business-Related Information"                        Section 8.12(b)
"Buy-Sell Price"                                      Section 11.2(a)
"Cable Services"                                      Section 8.3(b)
"Certificate"                                         Section 1.5
"Comcast Area"                                        Section 6.4(g)
"Competitive Activity"                                Section 6.1(a)
"Confidential Information"                            Section 6.6(a)
"Contributing Partner"                                Section 2.4(a)(ii)
"Control Notice"                                      Section 12.5(b)
"Control Offer"                                       Section 12.5(b)
"Control Offer Period"                                Section 12.5(b)
"Controlling Partner"                                 Section 12.5(b)
"Covered Licensee"                                    Section 8.11(a)(ii)
"Cure Date"                                           Section 2.4(c)(iii)
"Damages"                                             Section 11.1(a)
"Deadlock Event"                                      Section 5.8(b)
"Declining Partner"                                   Section 2.4(a)(i)
"Declined Accelerated Contribution"                   Section 2.3(b)(ii)(B)
"Default Budget"                                      Section 5.2(d)
"Default Loan"                                        Section 2.4(c)(ii)
"Default Loan Notice"                                 Section 2.4(c)(ii)
"Defaulting Partner"                                  Section 2.4(c)(i)
"Delinquent Partner"                                  Section 2.4(b)

"Designated Matters"                                  Section 8.14
"Election Notice"                                     Section 11.2(a)
"Election Period"                                     Section 11.2(b)
"Excess Contribution Amount"                          Section 2.3(b)(i)
"extension period"                                    Section 12.6(f)
                                                          and 12.7(e)
"Firm Offer"                                          Section 12.4(b)
"Firm Offer Commencement Notice"                      Section 12.6(c)
"First Appraiser"                                     Section 11.4
"First Offer Period"                                  Section 12.7(c)
"First Offer Sale Notice"                             Section 12.7(e)
"First Public Appraiser"                              Section 12.6(a)
"Floating Rate"                                       Section 2.4(f)
"Foreign Ownership Restriction"                       Section 8.11(a)(i)
"Foreign Ownership Safe Harbor"                       Section 8.11(a)(iv)
"Foreign Ownership Threshold"                         Section 8.11(a)(iii)
"Free to Sell Period"                                 Section 12.4(f)
"Funding Commitment"                                  Section 2.4(a)(ii)
"General Partner Percentage Interests"                Section 2.1
"Grace Period"                                        Section 2.4(b)
"Gross Appraised Value"                               Section 11.4
"In-Territory Customers"                              Section 6.4(e)
"In-Territory Distributors"                           Section 6.4(e)
"Initial Business Plan"                               Section 5.2(a)
"Initial Offer"                                       Section 14.7(e)
"Initial Participating Partner"                       Section 8.12(c)
"Initiating Partner"                                  Section 8.12(b)
"Interested Person"                                   Section 8.6
"Issuance Items"                                      Section 3.3(h)
 "Lending Commitment"                                 Section 2.4(c)(ii)
"Lending Partner"                                     Section 2.4(c)(ii)
"License Contribution"                                Section 2.3(a)(i)
"Liquidating Events"                                  Section 14.1(a)
"Limited Partner Percentage Interests"                Section 2.1
"Loan Date"                                           Section 2.4(c)(ii)
"Make-up Amount"                                      Section 2.4(c)(iii)
"MajorCorp"                                           Section 12.6(a)
"MajorCorp Stock"                                     Section 12.6(a)
"Market Value"                                        Section 12.7(g)
"Mediator"                                            Section 5.8(a)(ii)
"Minimum Offering Amount"                             Section 12.6(a)
"Minimum Secondary Offering Amount"                   Section 12.7(b)
"Net Equity"                                          Section 11.3
"Net Equity Notice"                                   Section 11.3
"Nextel"                                              Section 6.4(f)
"Non-Adverse Partners"                                Section 11.1(a)
"Non-Selling Partners"                                Section 12.7(a)

"Notice Partner"                                      Section 12.6(a)
"Offer"                                               Section 6.1(c)
"Offered Interest"                                    Section 12.4
"Offerees"                                            Section 12.4(b)
"Offer Notice"                                        Section 12.4(b)
"Offer Period"                                        Section 12.4(c)
"Offer Price"                                         Section 12.4(a)
"Offer Statement"                                     Section 14.7(b)
"Ownership Restrictions"                              Section 8.11
"Overlap Cellular Area"                               Section 8.1
"Partner Loan"                                        Section 2.7
"Partnership's Businesses"                            Section 6.4(b)
"Partnership Services"                                Section 8.3(b)
"Partnership Technical Information"                   Section 8.7
"Paying Partner"                                      Section 2.4(a)(ii)
"Payment Default"                                     Section 2.4(c)(i)
"Penalty Amount"                                      Section 2.4(b)
"Permitted Period"                                    Section 12.7(f)
"Permitted Transfer"                                  Section 12.2
"PhillieCo"                                           Section 6.3(e)
"PMCI Shares"                                         Section 6.4(f)
"PMV Notice"                                          Section 12.6(b)
"Preemptive Contribution"                             Section 2.3(c)
"Premium Call Shortfall Notice"                       Section 2.4(a)(v)
"Premium Call Paying Partner"                         Section 2.4(a)(v)
"Prior Partnership Agreement"                         Recitals
"Proposed Budget"                                     Section 5.2(c)
"Proposed Business Plan"                              Section 5.2(c)
"Proprietary Technical Information"                   Section 8.12(b)
"Public Appraiser"                                    Section 12.6(a)
"Public Market Value"                                 Section 12.6(b)
"Public Offering"                                     Section 5.9(c)
"purchase commitment"                                 Section 11.2(b), 12.4(d),
                                                       12.6(e) and 12.7(d)
"Purchase Notice"                                     Section 11.2(b)
"Purchase Offer"                                      Section 12.4(a)
"Purchaser"                                           Section 12.4(a)
"Purchasing Partner"                                  Section 11.2(b)
"Receiving Party"                                     Section 6.6(a)
"Registered Offering"                                 Section 12.7
"Registering Partner"                                 Section 12.6(c)
"Registration Accepting Offerees"                     Section 12.6(e)
"Registration Firm Offer"                             Section 12.6(c)
"Registration Interest"                               Section 12.6(a)
"Registration Note"                                   Section 12.6(f)

"Registration Notice"                                 Section 12.6(a)
"Registration Offer"                                  Section 12.7(b)
"Registration Offer Period"                           Section 12.6(d)
"Registration Offerees"                               Section 12.6(c)
"Registration Sale Notice"                            Section 12.6(f)
"Regulatory Allocations"                              Section 3.4
"Related Group"                                       Section 5.1(c)
"Representative"                                      Section 5.1(c)
"Requested Contribution"                              Section 2.3(b)(i)
"Requested Premium Call Contribution"                 Section 2.4(a)(v)
"Required Majority Vote"                              Section 5.1(j)
"Restricted Area"                                     Section 8.14
"Restricted Time"                                     Section 8.14
"Restricted Party"                                    Section 6.6(a)
"Sale Notice"                                         Section 12.4(e)
"Rule 144 Notice"                                     Section 12.7(a)
"Rule 144 Offer"                                      Section 12.7(a)
"Rule 144 Sale"                                       Section 12.7
"Second Appraiser"                                    Section 11.4
"Secondary Registration Notice"                       Section 12.7(b)
"Second Public Appraiser"                             Section 12.6(a)
"Section 5.1 Election Period"                         Section 5.1(l)(ii)
"Seller"                                              Section 12.4
"Selling Partner"                                     Section 12.7
"Senior Credit Agreement"                             Section 2.7
"Shortfall"                                           Section 2.4(a)(ii)
"Shortfall Notice"                                    Section 2.4(a)(ii)
"Simple Majority Vote                                 Section 5.1(i)
"Special Contribution"                                Section 2.4(b)
"Sprint Cellular Business"                            Section 8.1
"Sprint LD"                                           Section 8.3(b)
"Sprint LD Services"                                  Section 8.3(b)
"Subsidiary Partnership"                              Section 3.7
"Tagalong Notice"                                     Section 12.5(a)
"Tagalong Offer"                                      Section 12.5(a)
"Tagalong Period"                                     Section 12.5(a)
"Tagalong Purchaser"                                  Section 12.5(a)
"Tagalong Transaction"                                Section 12.5(a)
"Tax Matters Partner"                                 Section 10.3(a)
"Tendering Offeree"                                   Section 12.6(f)
"Tendering Partner"                                   Section 12.7(e)
"Third Appraiser"                                     Section 12.4
"Third Party Provider"                                Section 8.14
"Timely Partner"                                      Section 2.4(b)
"Trademark License"                                   Section 8.2
"Transferring Partner"                                Section 12.5(a)
"Unanimous Partner Vote"                              Section 5.1(l)(i)

"Unanimous Vote"                                      Section 5.1(k)
"Unfunded Shortfall"                                  Section 2.3(b)(ii)(B)
"Unpaid Amount"                                       Section 2.4(b)
"Unreturned Capital"                                  Section 11.2(a)

     1.12  Terms Generally.
           ---------------

     The definitions in Section 1.10 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.


                  SECTION 2. PARTNERS' CAPITAL CONTRIBUTIONS

     2.1   Percentage Interests; Preservation of Percentages of Interests Held
           -------------------------------------------------------------------
           as General Partners and as Limited Partners.
           -------------------------------------------

     The initial Percentage Interest of each Partner as of the date of this Agreement is set forth on Schedule 2.1 and represents the sum of the "General Partner Percentage Interest" and "Limited Partner Percentage Interest" of such Partner as set forth in such Schedule 2.1. Except as expressly provided in this Agreement, or as may result from a Transfer of Interests required or permitted by this Agreement, the Percentage Interest of a Partner shall not be subject to increase or decrease without such Partner's prior consent. For purposes of this Agreement, each Partner is treated as though it holds a single Interest, even though such Partner (unless and until it becomes an Exclusive Limited Partner) holds ninety-nine percent (99.0%) of its Interest as a General Partner and one percent (1.0%) of its Interest as a Limited Partner. Each Partner, unless and until it becomes an Exclusive Limited Partner, will hold ninety-nine percent (99.0%) of its Interest as a General Partner and one percent (1.0%) of its Interest as a Limited Partner and the amount of any Capital Contributions made by a Partner pursuant to Section 2 and any allocations and distributions to a Partner pursuant to Section 3 or Section 4 shall, except as otherwise provided therein, be allocated ninety-nine percent (99.0%) to the Interest held by the Partner as a General Partner and one percent (1.0%) to the Interest held by the Partner as a Limited Partner. In the event that a Partner Transfers all or any portion of its Interest pursuant to this Agreement, ninety-nine percent (99.0%) of the aggregate Interest so acquired by any Person shall be treated as attributable to the Interest held by the transferring Partner as a General Partner and one percent (1.0%) of the aggregate Interest so acquired shall be treated as attributable to the Interest held by the transferring Partner as a Limited Partner. In the event that the Interest of a Partner is otherwise increased or decreased pursuant to this Agreement, the amount of the increase or decrease, as the case may be, shall be allocated ninety-nine percent (99.0%) to the Interest held by such Partner as a General Partner and one percent (1.0%) to the Interest held by such Partner as a Limited Partner.

     2.2   Partners' Original Capital Contributions.
           ----------------------------------------

     The Original Capital Contribution of each Partner consists of the contributions of cash and Property made by such Partner pursuant to the terms of the Prior Partnership Agreement prior to January 1, 1996.

     2.3   Additional Capital Contributions.
           --------------------------------

           (a)   Contributions of Certain Property by Cox.
                 ----------------------------------------

                 (i)   License Contribution by Cox.  Cox shall contribute to the
                       ---------------------------
Partnership an undivided fractional interest in the Cox Pioneer Preference License and certain associated assets (the "License Contribution"), which the Partnership in turn shall contribute through its Subsidiaries to the capital of PioneerCo. Such contribution shall be made concurrently with the contribution by Cox Pioneer Partnership to PioneerCo of the remaining undivided fractional interest in the Cox Pioneer Preference License and such associated assets, which shall be made at the date and time provided in, and in accordance with, the PioneerCo Partnership Agreement. For purposes hereof, such contributions to the Partnership and then to PioneerCo may be effected through the direct conveyance by Cox Parent of the Cox Pioneer Preference License to PioneerCo. The Agreed Value of the License Contribution shall be credited against the next Additional Capital Contribution to be made in cash by Cox under this Agreement to the same extent as if Cox had contributed cash in the amount of such Agreed Value, and until so credited the License Contribution shall not constitute an Additional Capital Contribution for purposes of this Agreement.

                 (ii)  Omaha License Contribution by Cox.  As soon as
                       ---------------------------------
practicable (taking into account any FCC approval that may be required in connection with such contribution) following the divestiture by Sprint and its Controlled Affiliates of their ownership interests in the Sprint Cellular Businesses, Cox shall contribute the Omaha License to the Partnership. The Agreed Value of the Omaha License shall be credited against the next Additional Capital Contribution to be made in cash by Cox under this Agreement to the same extent as if Cox had contributed cash in the amount of such Agreed Value, and until so credited the contribution of the Omaha License shall not constitute an Additional Capital Contribution for purposes of this Agreement.

           (b)   Additional Capital Contributions of Cash.
                 ----------------------------------------

                 (i)   Additional Cash Contributions Generally.  Subject to the
                       ---------------------------------------
limitations of this Agreement, the Partnership Board (or the Chief Executive Officer pursuant to (x) the authority to be granted in each Annual Budget to make requests for Additional Capital Contributions in the amounts, during the periods and subject to the limitations set forth therein, and (y) such authority as may be delegated to the Chief Executive Officer from time to time by the Partnership Board (which delegation may occur only by a vote of the members of the Partnership Board required to take the action so delegated)) may in accordance with the following procedures request the Partners to make Additional Capital Contributions to the Partnership in cash from time to time to fund the cash needs of the Partnership in conformity with the Annual Budget then in effect, as it may be modified from time to time in accordance with this Agreement. The aggregate amount of the Additional Capital Contributions requested pursuant to this Section 2.3(b)(i) to be made as of any Contribution Date (the "Additional Contribution Amount") (A) shall be set forth in an Additional Contribution Notice given to each Partner, (B) shall not exceed the amount reasonably anticipated by the Partnership Board to be required to fund the cash needs of the Partnership for the ensuing six (6) months or such shorter period as may be determined by the Partnership Board, and (C) when added to the Additional Contribution Amounts stated in all prior Additional Contribution Notices with Contribution Dates in the then-current Fiscal Year,
(I) shall not exceed the cumulative amount of Additional Capital Contributions contemplated to be required of the Partners during such Fiscal Year as set forth in the Annual Budget for such Fiscal Year unless otherwise approved by a Required Majority Vote of the Partnership Board, and (II) if such Fiscal Year falls within the Initial Two-Year Period, also shall not exceed, unless otherwise approved by a Unanimous Vote of the Partnership Board, (a) with respect to the first Fiscal Year in the Initial Two-Year Period, the product of
(1) 150% times (2) the Planned Capital Amount for such Fiscal Year, and (b) with
         -----
respect to the last Fiscal Year in the Initial Two-Year Period, the sum of (1) the product of (x) 150% times (y) the Planned Capital Amount for such Fiscal
                        -----
Year (provided that the amount determined in accordance with this clause (y)
      --------
will be decreased by any portion thereof the payment of which the Partnership Board has previously determined as provided below to accelerate into the first Fiscal Year in the Initial Two-Year Period), plus (2) 100% of any Prior Year's
                                             ----
Carryforward. For purposes of this Agreement, amounts contributed on or after January 1, 1996 pursuant to Section 2.3 of the Prior Partnership Agreement shall be deemed to be Additional Capital Contributions made pursuant to an Additional Contribution Notice under this Section 2.3(b)(i).

     To the extent that the cumulative Additional Contribution Amounts stated in Additional Contribution Notices pursuant to this Section 2.3(b)(i) with Contribution Dates in any given Fiscal Year in the Initial Two-Year Period exceed (i) with respect to the first Fiscal Year in the Initial Two-Year Period, the Planned Capital Amount for such Fiscal Year and (ii) with respect to the last Fiscal Year in the Initial Two-Year Period, the sum of (A) the Planned Capital Amount for such Fiscal Year plus (B) any Prior Year's Carryforward minus
                                    ----                                   -----
(C) any portion of such Planned Capital Amount that was accelerated to the prior Fiscal Year, such excess shall constitute an "Excess Contribution Amount." The Partnership Board may by Required Majority Vote designate any Excess Contribution Amount with a Contribution Date in the first Fiscal Year of the Initial Two-Year Period as an "Accelerated Contribution Amount." The amount of any Excess Contribution Amount that the Partnership Board may designate as an Accelerated Contribution Amount pursuant to the preceding sentence shall not exceed the Planned Capital Amount for the last Fiscal Year in the Initial Two-Year Period (after giving effect to any reduction to such Planned Capital Amount pursuant to the following sentence with respect to any prior Excess Contribution Amount). Any Accelerated Contribution Amount will be applied to reduce the Planned Capital Amount for the last Fiscal Year in the Initial Two-Year Period.

     The amount of the Additional Capital Contribution requested of any Partner pursuant to this Section 2.3(b)(i) in an Additional Contribution Notice (the "Requested Contribution") shall be equal to (i) with respect to Requested Contributions with Contribution Dates during any Fiscal Year in the Initial Two-Year Period, that amount which represents the same percentage of the Additional Contribution Amount specified in such Additional Contribution Notice as such Partner's initial Percentage Interest and (ii) with respect to Requested Contributions with Contribution Dates during any Fiscal Year after the end of the Initial Two-Year Period, that amount which represents the same percentage of the Additional Contribution Amount specified in such Additional Contribution Notice as such Partner's Percentage Interest as of the date of such Additional Contribution Notice; provided that if the aggregate amount of the Original
                     --------
Capital Contributions and Additional Capital Contributions made or requested to be made (excluding any PioneerCo Contribution) prior to the end of the Initial Two-Year Period is less than the Total Mandatory Contributions, then the Requested Contributions of each Partner shall continue to be the same percentage of the Additional Contribution Amounts as such Partner's initial Percentage Interest until the Cut-Off Time.

                 (ii)  Mandatory Additional Capital Contributions.
                       ------------------------------------------

                       (A) No Partner may decline to make any of its Requested Contributions unless, and then only to the extent that, (I) with respect to Requested Contributions with Contribution Dates during any Fiscal Year in the Initial Two-Year Period, the amount of the Requested Contribution of such Partner, when added to the sum of (a) the cumulative amount of all Requested Contributions theretofore requested of and made by such Partner during the same Fiscal Year plus (b) the amount of any Preemptive Contribution made by such
            ----
Partner during the same Fiscal Year, would exceed the sum of (x) such Partner's Capital Commitment with respect to such Fiscal Year and (y) the product of such Partner's initial Percentage Interest times any Excess Contribution Amount for such Fiscal Year if and to the extent that such Partner's Representative(s) voted for approval of the Annual Budget pursuant to which the Excess Contribution Amount is being requested or voted in favor of requesting (or delegating to the Chief Executive Officer the authority to request) such Excess Contribution Amount, and (II) with respect to Requested Contributions with Contribution Dates during any Fiscal Year after the Initial Two-Year Period, none of such Partner's Representative(s) voted for approval of the Annual Budget that provides for the Additional Contribution Amount being requested and none of such Partner's Representatives voted in favor of requesting (or delegating to the Chief Executive Officer the authority to request) such Additional Contribution Amount or such Partner was an Exclusive Limited Partner at the time of such vote. Notwithstanding the preceding sentence, a Partner will not be entitled to decline to make any Requested Contribution with a Contribution Date during the last Fiscal Year in the Initial Two-Year Period or in any Fiscal Year thereafter covered by the Initial Business Plan except to the extent such Requested Contribution, when added to the aggregate amount of Original Capital Contributions and Additional Capital Contributions made or requested to be made by such Partner (excluding any PioneerCo Contribution) prior to the Contribution Date of such Requested Contribution, exceeds such Partner's Mandatory Contribution.

                       (B) Subject to Section 2.3(b)(ii)(A), if a Partner was a Declining Partner with respect to an Accelerated Contribution Amount (with respect to any such Partner, its "Declined Accelerated Contribution"), then, to the extent that there is a Shortfall in connection with a Requested Contribution with a Contribution Date during the last Fiscal Year in the Initial Two-Year Period that is not fully allocated to one or more Contributing Partners pursuant to Section 2.4(a) (an

"Unfunded Shortfall"), such Partner shall be required to make an Additional Capital Contribution to the Partnership up to an amount equal to such Partner's initial Percentage Interest of the portion of the Planned Capital Amount set forth in the Initial Business Plan for such last Fiscal Year that was accelerated to the prior Fiscal Year (but only to the extent of such Declined Accelerated Contribution and, if there is more than one such Partner, pro rata in proportion to the aggregate amounts of the previously unfunded Declined Accelerated Contributions of each such Partner). Any such required Additional Capital Contribution shall be contributed by such Partner within ten (10) days of notice to such Partner by the Chief Executive Officer that there exists an Unfunded Shortfall with respect to which such Partner is required to make an Additional Capital Contribution pursuant to the preceding sentence, which notice shall set forth the amount of the Additional Capital Contribution required of such Partner and the applicable Contribution Date and shall otherwise constitute an Additional Contribution Notice for purposes of this Agreement.

           (c)  Additional Contributions Related to PioneerCo Preemptive Rights.
                ---------------------------------------------------------------
Each of the Partners (other than Cox) may make Additional Capital Contributions to the Partnership as and to the extent permitted by Section 8.10 (each a "Preemptive Contribution").

     2.4   Failure to Contribute Capital.
           -----------------------------

           (a)   Declining Partners.
                 ------------------

                 (i) Any Partner that is entitled to decline to make a Requested Contribution as provided in Section 2.3(b)(ii) may do so by notice given to the Chief Executive Officer (with a copy to the Partnership Board) within fifteen (15) days of the date the applicable Additional Contribution Notice was given (any such Partner that timely exercises such right is herein referred to as a "Declining Partner").

                 (ii) If any Partner is a Declining Partner with respect to an Additional Contribution Notice and the Partnership Board does not give a Premium Call Notice pursuant to Section 2.4(a)(v), the Chief Executive Officer shall, within five (5) days after the date notice was required to be received under
Section 2.4(a)(i), give a notice (a "Shortfall Notice") to each Partner that made its Requested Contribution in full (each a "Paying Partner") requesting the Paying Partners to make Additional Capital Contributions in an aggregate amount equal to the amount not contributed by the Declining Partner(s) in response to such Additional Contribution Notice (the "Shortfall"). Each Paying Partner that is willing to commit to fund all or any portion of the Shortfall (each a "Contributing Partner") shall so notify the Chief Executive Officer and each other Paying Partner within ten (10) days after the date the Shortfall Notice was given, setting forth the maximum amount of the Shortfall, up to one hundred percent (100%) thereof, that such Contributing Partner is willing to fund (the "Funding Commitment"). Except as otherwise provided in Section 2.4(a)(iii), if the aggregate Funding Commitments are less than or equal to one hundred percent (100%) of the Shortfall, each Contributing Partner shall be entitled to make an Additional Capital Contribution to the Partnership in response to a Shortfall Notice in an amount equal to its Funding Commitment. If the aggregate Funding Commitments made by the Contributing Partners exceed one hundred percent (100%) of the Shortfall, then except as otherwise provided in Section 2.4(a)(iii), each Contributing Partner shall be entitled to contribute an amount equal to the same percentage of the Shortfall as such

Contributing Partner's Percentage Interest represents of the total Percentage Interests of the Contributing Partners (in each case before giving effect to any adjustments to the Percentage Interests to be made in connection with the Additional Contribution Notice with respect to which the Shortfall occurred), provided that, if any Contributing Partner's Funding Commitment was for an
- - --------
amount less than its proportionate share of the Shortfall as so determined, the portion of the Shortfall not so committed to be funded shall, except as otherwise provided in Section 2.4(a)(iii), continue to be allocated proportionally, in the manner provided above in this sentence, among the other Contributing Partners until each has been allocated by such process of apportionment an amount equal to its Funding Commitment or until the entire Shortfall has been allocated among the Contributing Partners. The amount of the Additional Capital Contribution to be made by each Contributing Partner in response to the Shortfall Notice as determined in accordance with this Section 2.4(a)(ii) shall be specified in a notice delivered by the Chief Executive Officer to the Contributing Partners and shall, within ten (10) days after the date of such notice, be paid to the account of the Partnership designated in the Shortfall Notice.

                 (iii) Except as otherwise provided in Section 2.4(a)(iv), if the Declining Partner is a Cable Partner and no Cable Partner's Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of such Partner, is equal to or greater than Sprint's Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of Sprint (in each case determined without regard to any Additional Capital Contribution made by any Partner pursuant to the Additional Contribution Notice with respect to which the Shortfall occurred), the Shortfall shall be allocated first among those of the Contributing Partners that are Cable Partners in the manner provided in Section 2.4(a)(ii) as though Sprint were not a Contributing Partner, and if and to the extent that the aggregate Funding Commitments made by such Cable Partners are less than one hundred percent (100%) of the Shortfall, the balance of the Shortfall up to Sprint's Funding Commitment shall be allocated to Sprint.

                 (iv) The Shortfall shall be allocated among the Cable Partners in the manner set forth in Section 2.4(a)(iii) until any Cable Partner would have a Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of such Partner, that is equal to Sprint's Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of Sprint, calculated in each case after giving effect to the adjustments to the Percentage Interests to be made in connection with the Additional Contribution Notice with respect to which the Shortfall occurred assuming that the Additional Capital Contributions to be made pursuant to this Section 2.4(a) were made up to the aggregate amount that would yield such result (as to each Partner, its "Adjusted Percentage Interest"). Any portion of the Shortfall not yet allocated shall continue to be allocated proportionately among all of the Contributing Partners (including Sprint, if applicable) in the manner provided in Section 2.4(a)(ii) without regard to Section 2.4(a)(iii), but substituting the Adjusted Percentage Interests of the Contributing Partners for the Percentage Interests that would otherwise be used to determine such allocation, until each has been allocated by such process an amount equal to its Funding Commitment or until the entire Shortfall has been allocated among the Contributing Partners.

                 (v) Notwithstanding the foregoing, if (A) any Partner is a Declining Partner with respect to an Additional Contribution Notice that requests a Second Tranche Call and (B) the Partnership Board determines by Simple Majority Vote that the aggregate Adjusted Net Equity of all Partners (provided that for purposes of determining Adjusted Net Equity pursuant to this
 --------
Section

2.4(a)(v), Gross Appraised Value shall be determined by a Simple Majority Vote of the Partnership Board) is less than the aggregate amount of Original Capital Contributions and Additional Capital Contributions made to the Partnership through the date of the applicable Additional Contribution Notice (but excluding the amount set forth in the Additional Contribution Notice), the Partnership Board may elect to convert such Second Tranche Call to a Premium Call by giving a Premium Call Notice (which shall supercede such Additional Contribution Notice) to each Partner within five (5) days after the date notice was required to be received from the Declining Partner under Section 2.4(a)(i). Each Partner, including the Declining Partner, shall have the right to make an Additional Capital Contribution in response to a Premium Call in an amount which represents the same percentage of the amount of the Second Tranche Call requested in the Premium Call Notice as such Partner's Percentage Interest as of the date of such Premium Call Notice (the "Requested Premium Call Contribution"). If each Partner makes its Requested Premium Call Contribution, the amounts so contributed will not be treated as Premium Dollars. If any Partner fails to make its Requested Premium Call Contribution, then all amounts contributed pursuant to this Section 2.4(a)(v) with respect to such Premium Call shall be treated as Premium Dollars. In addition, if any Partner fails to make its Requested Premium Call Contribution, the Chief Executive Officer shall, within five (5) days after the Premium Call Contribution Date, give a notice (a "Premium Call Shortfall Notice") to each Partner that made its Requested Premium Call Contribution in full (each a "Premium Call Paying Partner") requesting the Premium Call Paying Partners to make Additional Capital Contributions in an aggregate amount equal to the amount not contributed by the Declining Partner (the "Premium Call Shortfall"). The amount of the Premium Call Shortfall that each Premium Call Paying Partner shall be entitled to make to the Partnership in response to a Premium Call Shortfall Notice shall be determined in the same manner as provided in Sections 2.4(a)(ii), (iii) and (iv) for the determination of the amount of the Additional Capital Contribution that each Contributing Partner is entitled to make in response to a Shortfall Notice. The amount of the Premium Call Shortfall to be made by each Premium Call Paying Partner in response to the Premium Call Shortfall Notice as so determined shall be specified in a notice delivered by the Chief Executive Officer to the Premium Call Paying Partners and shall, within ten (10) days after the date of such notice, be paid to the account of the Partnership designated in the Premium Call Shortfall Notice and all amounts so paid shall be treated as Premium Dollars. Any Partner that fails to make a contribution in response to a Premium Call Notice shall not be treated as a Delinquent Partner or a Defaulting Partner.

           (b)   Delinquent Partners.  In the event that any Partner other than
                 -------------------
a Declining Partner (a "Delinquent Partner") fails to make all or any portion of its Requested Contribution on or before the related Contribution Date, an additional amount shall accrue as a penalty with respect to such unpaid amount (the "Unpaid Amount") at the applicable Floating Rate from and including the Contribution Date until the Unpaid Amount and the full amount of the penalty accrued thereon (as of any date of determination, the "Penalty Amount") are paid as provided in this Section 2.4 or the failure to pay the same results in such Partner becoming a Defaulting Partner. If the Delinquent Partner pays the Unpaid Amount to the Partnership at any time during the period ending at the close of business on the tenth (10th) day following the related Contribution Date (the "Grace Period"), the Delinquent Partner shall, at the time of such payment, pay to each other Partner, if any, that made its Requested Contribution in full on or before the related Contribution Date and has no uncured Payment Defaults (each a "Timely Partner"), a pro rata portion of the Penalty Amount (based on the percentage that the amount of each Timely Partners' Requested Contribution represents of the total amount of the Timely Partner's Requested Contributions), but in no event more than the amount that such Timely Partner would have earned as interest on the amount of its Requested Contribution, from and including the Contribution Date to the date the Delinquent Partner pays the Unpaid Amount to the Partnership, if the Timely Partner had made a loan in such amount to the Partnership with interest at the Floating Rate applicable during the Grace Period. The balance of the Penalty Amount, if any, shall be paid by the Delinquent Partner to the Partnership and the amount so paid shall be deemed to be a "Special Contribution" by the Delinquent Partner to the capital of the Partnership. The portion of the Penalty Amount paid to the Timely Partners shall not, for any purpose, be deemed to be a Capital Contribution.

           (c)   Defaulting Partners.
                 -------------------

                 (i) If a Delinquent Partner fails to pay the Unpaid Amount together with the Penalty Amount to the Partnership or the Timely Partners as provided in Section 2.4(b) on or before the expiration of the Grace Period, such failure shall constitute a "Payment Default" and, if such Payment Default is not thereafter cured in full as provided in Section 2.4(c)(iii), the Delinquent Partner shall for all purposes hereof be considered a "Defaulting Partner" with the effect described herein.

                 (ii) If a Payment Default occurs, the Chief Executive Officer shall, within five (5) days after the expiration of the related Grace Period, give a notice (a "Default Loan Notice") to each Partner that was a Paying Partner with respect to such Additional Contribution Notice requesting the Paying Partners to make loans (each a "Default Loan") to the Partnership in an aggregate amount equal to the Unpaid Amount. Each Paying Partner that is willing to commit to make a Default Loan (each a "Lending Partner") shall so notify the Chief Executive Officer and each other Paying Partner within ten (10) days after the date the Default Loan Notice was given, setting forth the maximum portion of the Unpaid Amount, up to one hundred percent (100%) thereof, that such Lending Partner is willing to lend to the Partnership (the "Lending Commitment"). The amount of the Default Loan that each Lending Partner shall be entitled to make to the Partnership in response to a Default Loan Notice shall be determined in the same manner as provided in Section 2.4(a) for the determination of the amount of the Additional Capital Contribution that each Contributing Partner is entitled to make in response to a Shortfall Notice. The amount of the Default Loan to be made by each Lending Partner in response to the Default Loan Notice as so determined shall be specified in a notice delivered by the Chief Executive Officer to the Lending Partners and within ten (10) days of the date of such notice shall be paid to the account of the Partnership designated in the Default Loan Notice. Each Default Loan shall bear interest from the date made (the "Loan Date") until paid in full or contributed to the Partnership as provided in this
Section 2.4 at the Floating Rate applicable following the Grace Period and shall be evidenced by a promissory note of the Partnership in the form of Exhibit 2.4(c)(ii) (with any changes thereto requested by any lender under any Senior Credit Agreement and consented to by the Lending Partner, which consent shall not be unreasonably withheld).

                 (iii) A Delinquent Partner may cure its Payment Default at any time prior to the close of business on the ninetieth (90th) day following the Loan Date (the "Cure Date") by transferring to an account of the Partnership designated by the Chief Executive Officer cash in an amount equal to the sum of the Unpaid Amount and the Penalty Amount accrued thereon to the date of such transfer (the "Make-up Amount"). The portion of the Make-up Amount equal to the Penalty

Amount shall be deemed to be a Special Contribution by the Delinquent Partner to the Partnership and the balance thereof shall constitute an Additional Capital Contribution by the Delinquent Partner to the Partnership. The Chief Executive Officer shall cause the Partnership to apply the funds so received from the Delinquent Partner to the payment in full of the unpaid principal of and accrued interest on each Default Loan in accordance with the terms of the note evidencing the same.

                 (iv) If a Delinquent Partner has not timely cured its Payment Default in full in accordance with Section 2.4(c)(iii), then the Lending Partners shall contribute their respective Default Loans to the Partnership effective as of the day following the Cure Date and surrender the notes evidencing the same to the Partnership for cancellation. The unpaid principal amount of a Lending Partner's Default Loan through the Cure Date shall constitute an Additional Capital Contribution (and the accrued interest on such Default Loan shall constitute a Special Contribution) by the Lending Partner to the Partnership as of the effective date of such contribution.

           (d)   Adjustments to Percentage Interests.  The Percentage Interests
                 -----------------------------------
of the Partners shall be adjusted in accordance with this Section 2.4(d). The Partnership Board shall provide notice of each adjustment to all Partners and
Schedule 2.1 shall be revised to reflect such adjustment.

                (i)    Except as otherwise provided in clause (ii) of this
Section 2.4(d), the Percentage Interests of the Partners shall be adjusted in accordance with the definition of "Percentage Interest" to give effect to Additional Capital Contributions made (or deemed to be made) pursuant to Section 2.3, Section 2.5 (if applicable) and this Section 2.4, provided that if there
                                                       --------
are any Declining Partners or Delinquent Partners with respect to any Additional Contribution Notice, the determination of the amount of the adjustment of the Percentage Interests for Additional Capital Contributions made in response to such notice will be deferred until the later of the last day for the making of Additional Capital Contributions in connection with any Shortfall and the expiration of the Grace Period, provided, however, that such adjustment,
                                --------  -------
whenever determined, shall be effective as of the Contribution Date. The Percentage Interests of the Partners will be further adjusted as and when Additional Capital Contributions, if any, are made as contemplated by clause
(iii) or (iv), as applicable, of Section 2.4(c).

                 (ii) If any Partner fails for any reason (x) to make its requested contribution with respect to an Additional Contribution Notice that requests Additional Capital Contributions in an amount that, when added to the aggregate amount of Original Capital Contributions and Additional Capital Contributions made or requested to be made in accordance with this Agreement (excluding any Pioneerco Contribution), would exceed Five Billion Dollars ($5,000,000,000), or (y) to make a Preemptive Contribution at such time as the aggregate amount of Original Capital Contributions and Additional Capital Contributions made or requested to be made in accordance with this Agreement (excluding any Pioneerco Contribution but including all Preemptive Contributions made or to be made in connection with the Pioneerco Contribution with respect to which such Partner failed to make its Preemptive Contribution) exceed Five Billion Dollars ($5,000,000,000), the Percentage Interests of the Partners shall be adjusted and thereafter determined in accordance with this section 2.4(d)(ii). Such determination shall be made on the later of the last day for the making of Additional Capital Contributions in connection with any Shortfall and the tenth (10th) day following the applicable contribution date (or, with respect to a Preemptive Contribution, such other date as may be determined by the Partnership Board in connection with the related Pioneerco Contribution) and shall be effective as of the Contribution Date (or, with respect to a Preemptive Contribution, the Applicable Pioneerco Contribution Date). The adjusted Percentage Interest of a Partner shall be equal to a fraction (expressed as a percentage) the numerator of which shall be the sum of (A) the Adjusted Net Equity of such Partner plus (B) either
                                                                ----
(1) with respect to a Requested Contribution, the Additional Capital Contribution made by such Partner with respect to such Additional Contribution Notice (including any Additional Capital Contributions made by such Partner in connection with any Shortfall) or (2) with respect to a Preemptive Contribution, the Preemptive Contribution or PioneerCo Contribution made by such Partner, as applicable, and the denominator of which shall be the sum of (C) the aggregate Adjusted Net Equity of all Partners plus (D) either (i) with respect to a Requested Contribution, the aggregate Additional Capital Contributions made by all Partners with respect to such Additional Contribution Notice (including any Additional Capital Contributions made in connection with any Shortfall) or (2) with respect to a Preemptive Contribution, the aggregate Preemptive Contributions made by all Partners and the PioneerCo Contribution to which such Preemptive Contributions relate. The "Adjusted Net Equity" of a Partner shall be the amount that would be distributed as of the applicable Contribution Date or PioneerCo Contribution Date to such Partner in liquidation of the Partnership pursuant to Section 14.2(a)(iii) if (I) all of the Partnership's business and assets (including its partnership interests in WirelessCo, but excluding the amounts of any Additional Capital Contributions made pursuant to such Additional Contribution Notice or, with respect to a Preemptive Contribution, the Preemptive Contributions and PioneerCo Contribution to which such Preemptive Contribution relates) were sold substantially as an entirety for Gross Appraised Value (determined in accordance with Section 2.4(d)(iii)), (II) Profits and Losses and items specially allocated in accordance with Sections 3.3 and 3.4 for the Allocation Year ending on the date of such determination, including any gain or loss resulting from the deemed sale described in clause (I), were allocated in accordance with Section 3, (III) the Partnership paid its accrued, but unpaid, liabilities and established reserves pursuant to Section 14.2 for the payment of reasonably anticipated contingent or unknown liabilities and (IV) the Partnership distributed the remaining proceeds to the Partners in liquidation, all as of such Contribution Date or applicable PioneerCo Contribution Date.

                 (iii) (A) Except as otherwise will be provided in the PioneerCo Partnership Agreement to reflect the principles set forth in Item 8(c) of Exhibit 1.1(b) to the Joint Venture Formation Agreement, whenever Adjusted Net Equity is required to be determined pursuant to Section 2.4(d)(ii), Gross Appraised Value shall be determined by the Partnership Board by a Simple Majority Vote based upon the most recent determination of Gross Appraised Value (the "Base Value") pursuant to Section 2.4(d)(iii)(B). In making its determination of Gross Appraised Value pursuant to this Section 2.4(d)(iii)(A), the Partnership Board shall adjust the Base Value for any Capital Contributions by and distributions to the Partners and for the operating results and other transactions of the Partnership from the date as of which the Base Value was determined to the applicable Contribution Date.

                       (B) Gross Appraised Value shall be determined as of December 31 of the Fiscal Year immediately preceding the Fiscal Year in which the amount of Additional Capital Contributions contemplated under the Annual Budget (or Default Budget, if applicable) for the forthcoming Fiscal Year, when added to the aggregate amount of Original Capital Contributions and Additional Capital Contributions theretofore made or requested to be made in accordance with this Agreement (excluding any PioneerCo Contribution), would exceed Five Billion Dollars

($5,000,000,000), and thereafter shall be determined as of December 31 of each Fiscal Year. Gross Appraised Value shall be determined as provided in Section 11.4, and the General Partner that (together with its Controlled Affiliates) holds the largest Voting Percentage Interest shall designate the First Appraiser not less than twenty (20) days prior to the date as of which Gross Appraised Value is to be determined, and the General Partner that (together with its Controlled Affiliates) holds the smallest Voting Percentage Interest shall appoint the Second Appraiser within ten (10) Business Days of receiving notice of the appointment of the First Appraiser. The Partnership Board shall, by Simple Majority Vote, estimate Gross Appraised Value and the Adjusted Net Equity of the Partners from time to time as necessary to comply with the notice requirement set forth in clause (vi) of the definition of Additional Contribution Notice.

                 (iv) If any Requested Contributions are requested to be made or any PioneerCo Contribution is made at such time as the aggregate amount of Original Capital Contributions and Additional Capital Contributions previously made in accordance with this Agreement (excluding all PioneerCo Contributions) (collectively, the "Aggregate Contributions") is less than Five Billion Dollars ($5,000,000,000), but the aggregate amount of such Requested Contributions or the aggregate amount of Preemptive Contributions permitted to be made pursuant to Section 2.3(c) in response to such PioneerCo Contribution, as applicable, when added to the Aggregate Contributions, exceeds Five Billion Dollars ($5,000,000,000), then any adjustment of the Percentage Interests of the Partners pursuant to this Section 2.4(d) shall be determined (A) with respect to that portion of the amount of such Requested Contributions or Preemptive Contributions, as applicable, that, when added to the Aggregate Contributions equals Five Billion Dollars ($5,000,000,000), in accordance with Section 2.4(d)(i), and (B) with respect to that portion of the amount of such Requested Contributions or Preemptive Contributions, as applicable, that, when added to the Aggregate Contributions exceeds Five Billion Dollars ($5,000,000,000), in accordance with Section 2.4(d)(ii).

           (e)   Paying Partners.  A Paying Partner that declines to make a
                 ---------------
Funding Commitment or Lending Commitment as contemplated by this Section 2.4 shall not be deemed to be a Delinquent Partner or Defaulting Partner as a result thereof, nor shall the failure to make such a commitment constitute a Payment Default with respect to such Partner.

           (f)   Floating Rate.  Subject to the last two sentences of Section
                 -------------
2.7(b), the term "Floating Rate" means the rate per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable), compounded monthly, equal to the greater of (i) the Prime Rate (adjusted as and when changes in the Prime Rate occur) plus (x) during the Grace Period, two percent (2%) and (y) following the Grace Period, five percent (5%), and (ii) the rate per annum applicable to borrowings by the Partnership under its principal credit facility, if any, or, if a choice of rates is then available to the Partnership, the highest such rate (in either case adjusted as and when changes in such applicable rate occur) plus, following the Grace Period, two percent (2%).

     2.5   Other Additional Capital Contributions.
           --------------------------------------

     Each Partner may contribute from time to time such additional cash or other Property as the Partnership Board may approve by Unanimous Vote or as may be expressly contemplated by this

Agreement, provided that any Capital Contribution or Property (other than cash
           --------
or any PioneerCo Contribution) made pursuant to this Section 2.5 shall be subject to the terms and provisions of an Additional Contribution Agreement.

     2.6   Partnership Funds.
           -----------------

     The funds of the Partnership shall be deposited in such bank accounts or invested in such investments as shall be designated by the Partnership Board. Partnership funds shall not be commingled with those of any Person other than any Subsidiary of the Partnership in which the Partnership and MinorCo own, in the aggregate, directly or indirectly, one hundred percent (100%) of the outstanding equity interests, without a Unanimous Vote of the Partnership Board. The Partnership shall not lend or advance funds to, or guarantee any obligation of, a Partner or any Affiliate thereof without the prior written consent of all Partners.

     2.7   Partner Loans; Other Borrowings.
           -------------------------------

           (a)   Partner Loans.  In order to satisfy the Partnership's financial
                 -------------
needs, the Partnership may, if so approved by the requisite vote of the Partnership Board, borrow from (i) banks, lending institutions or other unrelated third parties, and may pledge Partnership properties or the production of income therefrom to secure and provide for the repayment of such loans and
(ii) any Partner or an Affiliate of a Partner. Loans made by a Partner or an Affiliate of a Partner (a "Partner Loan") shall be evidenced by a promissory note of the Partnership in the form attached as Exhibit 2.7 and, subject to the last two sentences of Section 2.7(b), shall bear interest payable quarterly from the date made until paid in full at a rate per annum to be determined by the Partnership Board that is no less favorable to the Partnership than if the loan had been made by an independent third party. Unless a Partner declines to make such loan or is a Defaulting Partner or a Partner subject to Bankruptcy, Partner Loans shall be made pro rata in accordance with the respective Percentage Interests of the Partners (or in such other proportion as the Partnership Board may approve by Unanimous Vote).

           (b)   Terms of Partner Loans.  Unless otherwise determined by the
                 ----------------------
Partnership Board, all Partner Loans and Default Loans shall be unsecured and the promissory notes evidencing the same shall be non-negotiable and, except as otherwise provided in this Section 2.7 or Section 12.3(c), nontransferable. Repayment of the principal amount of and accrued interest on all Partner Loans and Default Loans shall be subordinated to the repayment of the principal of and accrued interest on any indebtedness of the Partnership to third party lenders to the extent required by the applicable provisions of the instruments creating such indebtedness to third party lenders ("Senior Credit Agreements"). All amounts required to be paid in accordance with the terms of such notes and all amounts permitted to be prepaid shall be applied to the notes held by the Partners in accordance with the order of payment contemplated by Section 14.2(b)(ii) and (iii). Subject to the terms of applicable Senior Credit Agreements, Partner Loans shall be repaid to the Partners at such times as the Partnership has sufficient funds to permit such repayment without jeopardizing the Partnership's ability to meet its other obligations on a timely basis. Nothing contained in this Agreement or in any promissory note issued by the Partnership hereunder shall require the Partnership or any Partner to pay interest or any amount as a penalty at a rate exceeding the maximum amount of interest permitted to be collected from time to time under applicable usury laws. If the amount of interest or of such penalty payable by the Partnership or any Partner on any date would exceed the maximum permissible amount, it shall be automatically reduced to such amount, and interest or the amount of the penalty for any subsequent period, to the extent less than that permitted by applicable usury laws, shall, to that extent, be increased by the amount of such reduction.

           (c)   Purchase of Partner Loans.  An election by a Partner to
                 -------------------------
purchase all or any portion of another Partner's Interest pursuant to Sections 5.1, 6.4(f), 11, 12.4, 12.5, 12.6 or 14.7 shall also constitute an election to purchase an equivalent portion of any outstanding Partner Loans held by such selling Partner, and each purchasing Partner shall be obligated to purchase a percentage of such Partner Loans equal to the percentage of the selling Partner's Interest such purchasing Partner is obligated to purchase for a price equal to the same percentage of the outstanding principal and accrued and unpaid interest on such Partner Loans through the date of the closing of such purchase (except in the case of a Transfer pursuant to Section 12.4, in which case the terms of the Purchase Offer shall apply).

     2.8   Other Matters.
           -------------

           (a) No Partner shall have the right to demand or, except as otherwise provided in Sections 4.1 and 14.2, receive a return of all or any part of its Capital Account or its Capital Contributions or withdraw from the Partnership without the consent of all Partners. Under circumstances requiring a return of all or any part of its Capital Account or Capital Contributions, no Partner shall have the right to receive Property other than cash.

           (b) Subject to Sections 5.4 and 14.3, the Exclusive Limited Partners shall not be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Except as otherwise provided by any other agreements among the Partners or mandatory provisions of applicable state law, an Exclusive Limited Partner shall be liable only to make Capital Contributions to the extent required by Sections 2.3, 2.5 and 14.3 and shall not be required to lend any funds to the Partnership or, after such Capital Contributions have been made, to make any additional Capital Contributions to the Partnership.

           (c) No Partner shall have any personal liability for the repayment of any Capital Contributions of any other Partner.

           (d) No Partner shall be entitled to receive interest on its Capital Contributions or Capital Account except as otherwise specifically provided in this Agreement.


                            SECTION 3. ALLOCATIONS

     3.1   Profits.
           -------

     After giving effect to the special allocations set forth in Sections 3.3 and 3.4, Profits for any Allocation Year shall be allocated in the following order and priority:

           (a) First, one hundred percent (100%) to the Partners, in proportion to, and to the extent of, an amount equal to the excess, if any, of (i) the cumulative Losses allocated to each such Partner pursuant to Section 3.5 for all prior Allocation Years, over (ii) the cumulative Profits allocated to such Partner pursuant to this Section 3.1(a) for all prior Allocation Years;

           (b) Second, one hundred percent (100%) to the Partners, in proportion to, and to the extent of, an amount equal to the excess, if any, of
(i) the cumulative Losses allocated to each such Partner pursuant to Section 3.2(c) for all prior Allocation Years, over (ii) the cumulative Profits allocated to such Partner pursuant to this Section 3.1(b) for all prior Allocation Years;

           (c) Third, to the extent such Profits arise during or after the Allocation Year in which all or substantially all of the Partnership's assets are disposed of (or revalued pursuant to clause (ii) of the definition of Gross Asset Value), to the Partners in such ratios and amounts as may be necessary to cause the balances in their Capital Accounts to be as nearly as practicable in the same ratio as their respective Percentage Interests; and

           (d) The balance, if any, among the Partners in proportion to their Percentage Interests.

     3.2   Losses.
           ------

     After giving effect to the special allocations set forth in Sections 3.3 and 3.4, and subject to Section 3.5, Losses for any Allocation Year shall be allocated in the following order and priority:

           (a) First, one hundred percent (100%) to the Partners, in proportion to, and to the extent of, the excess, if any, of (i) the cumulative Profits allocated to each such Partner pursuant to Section 3.1(d) for all prior Allocation Years, over (ii) the cumulative Losses allocated to such Partner pursuant to this Section 3.2(a) for all prior Allocation Years;

           (b) Second, to the extent such Losses arise during or after the Allocation Year in which all or substantially all of the Partnership's assets are disposed of, to the Partners in such ratio and amounts as may be necessary to cause the balances in their Capital Accounts to be as nearly as practicable in the same ratio as their respective Percentage Interests; and

           (c) The balance, if any, among the Partners in proportion to their Percentage Interests.

     3.3   Special Allocations.
           -------------------

     The following special allocations shall be made in the following order:

           (a)   Minimum Gain Chargeback.  Except as otherwise provided in
                 -----------------------
Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Partnership Minimum Gain during any Allocation Year, each Partner shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          (b)  Partner Minimum Gain Chargeback.  Except as otherwise provided
               -------------------------------
in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Allocation Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

          (c)  Qualified Income Offset.  In the event any Exclusive Limited
               -----------------------
Partner unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-
                                        -  -                     -  -
1(b)(2)(ii)(d)(6) of the Regulations, items of Partnership income and gain shall
            -  -
be specially allocated to each such Exclusive Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Exclusive Limited Partner as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) shall be
          --------
made only if and to the extent that such Exclusive Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

          (d)  Gross Income Allocation.  In the event any Exclusive Limited
               -----------------------
Partner has a deficit Capital Account at the end of any Allocation Year which is in excess of the sum of (i) the amount such Exclusive Limited Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Exclusive Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Exclusive Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
                               --------
Section 3.3(d) shall be made only if and to the extent that such Exclusive Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if
Section 3.3(c) and this Section 3.3(d) were not in the Agreement.

          (e)  Nonrecourse Deductions.  Nonrecourse Deductions for any
               ----------------------
Allocation Year shall be specially allocated among the Partners in proportion to their Percentage Interests.

          (f)  Partner Nonrecourse Deductions.  Any Partner Nonrecourse
               ------------------------------
Deductions for
any Allocation Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations
Section 1.704-2(i)(1).

          (g)  Section 754 Adjustments.  To the extent an adjustment to the
               -----------------------
adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in
            -  -                       -  -
determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution
            -  -
was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
                                                            -  -

          (h)  Special Interest Allocation.  In the event that the Partnership
               ---------------------------
makes any payment in respect of interest accrued on any Default Loan in any Allocation Year, the deduction attributable to such payment shall be specially allocated to the Delinquent Partner with respect to which such Default Loan was made.

     3.4  Curative Allocations.
          --------------------

     The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this
Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Partnership Board shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 3.1, 3.2 and 3.3(h). In exercising its discretion under this Section 3.4, the Partnership Board shall take into account future Regulatory Allocations under Sections 3.3(a) and 3.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 3.3(e) and 3.3(f).

     3.5  Loss Limitation.
          ---------------

     The Losses allocated pursuant to Section 3.2 shall not exceed the maximum amount of Losses that can be so allocated without causing (or increasing the amount of) any Exclusive Limited Partner to have an Adjusted Capital Account Deficit at the end of any Allocation Year. All Losses in excess of such limitation shall be allocated to the Partners who are not Exclusive Limited Partners in proportion to their Percentage Interests.

     3.6  Other Allocation Rules.
          ----------------------

          (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by a Required Majority Vote of the Partnership Board using any permissible method under Code
Section 706 and the Regulations thereunder.

          (b) The Partners are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Partnership income and loss for income tax purposes.

          (c) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Section 1.752-3(a)(3) of the Regulations, the Partners' interests in Partnership profits are in proportion to their Percentage Interests.

          (d) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Partnership Board shall endeavor to treat distributions of cash as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Exclusive Limited Partner.

     3.7  Tax Allocations:  Code Section 704(c).
          -------------------------------------

     In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value using the traditional method with curative allocations as described in Section 1.704-3 of the Regulations, applied as necessary in any reasonable manner not expressly precluded by Section 1.704-3 of the Regulations. In making such allocations, Section 704(c) shall be applied as if the Partnership's proportionate share of the assets owned by any partnership, interests in which are contributed to the Partnership ("Subsidiary Partnership"), were owned directly by the Partnership and were contributed by the Partners who contributed the Subsidiary Partnership interests.

     In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

     Any elections or other decisions relating to such allocations shall be made by the Partnership Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

                           SECTION 4.  DISTRIBUTIONS

     4.1  Available Cash.
          --------------

     From time to time the Partnership Board by a Required Majority Vote may determine to distribute Available Cash to the Partners. Except as otherwise provided in Section 14.2, Available Cash, if any, shall be distributed to the Partners in proportion to their respective Percentage Interests in such amounts and at such times as the Partnership Board shall determine by Required Majority Vote. Prior to making any cash distributions to the Partners pursuant to this
Section 4.1, the Partnership shall have paid in full all Partner Loans (in accordance with the order of payment contemplated by Section 14.2(b)).

     4.2  Tax Distributions.
          -----------------

          (a) Subject to Section 4.2(b), Available Cash shall be distributed to the Partners in proportion to their Percentage Interests within one hundred thirty-five (135) days after the end of each Fiscal Year of the Partnership in an aggregate amount equal to the Hypothetical Federal Income Tax Amount for such Fiscal Year.

          (b) Prior to making any cash distributions to the Partners pursuant to Section 4.2(a), the Partnership shall have paid in full all Partner Loans (in accordance with the order of payment contemplated by Section 14.2(b)).

     4.3  Amounts Withheld.
          ----------------

     All amounts withheld pursuant to the Code or any provision of any state or local tax law from any payment or distribution to a Partner shall be treated as amounts paid or distributed to such Partner pursuant to this Section 4 for all purposes under this Agreement. The Partnership is authorized to withhold from payments and distributions to any Partner and to pay over to any federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, or local law.


                            SECTION 5.  MANAGEMENT

     5.1  Authority of the Partnership Board.
          ----------------------------------

          (a)  General Authority.  Subject to the limitations and restrictions
               -----------------
set forth in this Agreement, the General Partners shall conduct the business and affairs of the Partnership, and all powers of the Partnership, except those specifically reserved to the Partners by the Act or this Agreement, are hereby granted to and vested in the General Partners, which shall conduct such business and exercise such powers through their Representatives on the Partnership Board.

          (b)  Delegation.  The Partnership Board shall have the power to
               ----------
delegate authority to such officers, employees, agents and representatives of the Partnership as it may from time to time deem appropriate. Any delegation of authority to take any action must be approved in the same manner as would be required for the Partnership Board to approve such action directly.

          (c)  Number and Term of Office.  The Partnership Board initially
               -------------------------
shall have six voting members, one of which shall be designated by each Cable Partner and three of which shall be designated by Sprint. The Chief Executive Officer shall be a non-voting member of the Partnership Board. During the term of this Agreement, except as otherwise provided below, each General Partner shall be entitled to designate one Representative to the Partnership Board, provided that (i) for so long as Sprint is entitled to representation on the
- - --------
Partnership Board (except as otherwise provided below), Sprint shall be entitled to designate three Representatives to the Partnership Board; provided, however,
                                                             --------  -------
that at any time any other Partner holds a greater Voting Percentage Interest than Sprint (except as otherwise provided below), Sprint shall be entitled to designate only two Representatives to the Partnership Board; and provided, further, that at any time any other Partner holds a greater Voting Percentage Interest than Sprint and Sprint's Percentage Interest is less than twenty percent (20%), Sprint shall be entitled to designate only one Representative to the Partnership Board, and (ii) those Partners, if any, that are Controlled Affiliates of the same Parent (a "Related Group") shall collectively be entitled to designate only the largest number of Representatives as is entitled to be designated by any single member of the Related Group, which Representative(s) shall be designated by the Partner that has the largest Percentage Interest of the Partners in the Related Group. Any Partner whose Percentage Interest, together with the Percentage Interest(s) of each other Partner, if any, that is a member of the same Related Group, is, in the aggregate, less than the Minimum Ownership Requirement shall, for so long as its Percentage Interest or the aggregate Percentage Interest of its Related Group, as applicable, is less than the Minimum Ownership Requirement, not be entitled to designate a Representative to the Partnership Board, and the Representative of such Partner or Related Group, as applicable, shall immediately cease to be a member of the Partnership Board, without any further act by the affected Partner.

     Any Partner who becomes an Adverse Partner shall immediately forfeit the right to designate a member of the Partnership Board, and the Representative(s) of the affected Partner shall immediately cease to be a member of the Partnership Board, without any further act by the affected Partner; provided
                                                                    --------
that if a Partner becomes an Adverse Partner as the result of the occurrence of an Adverse Act described in clause (iii), (iv), (vi) or (vii) of the definition of such term in Section 1.10, such Partner will regain (or its transferee will be entitled to, as applicable) the right to designate a Representative on the Partnership Board (if otherwise so entitled thereto under this Agreement) if (i) in the case of a Partner that is an Adverse Partner other than as a result of the occurrence of an Adverse Act described in clause (iii) of the definition of such term in Section 1.10, such Partner Transfers its Interest in compliance with Section 12 to a Person that is not an Adverse Partner and does not become an Adverse Partner as a result of such Transfer, (ii) in the case of a Partner that is an Adverse Partner as a consequence of the occurrence of an Adverse Act described in clause (iii) of the definition of such term in Section 1.10, there is a Final Determination that such Partner's actions or failure to act did not constitute such an Adverse Act, (iii) in the case of a Partner that is an Adverse Partner as a consequence of Bankruptcy, such Partner ceases to be in a state of Bankruptcy, (iv) in the case of a Partner that is an Adverse Partner as a consequence of the occurrence of any IXC Transaction, such Partner ceases to have the relationship with the IXC which caused such IXC Transaction to occur, or (v) in the case of a Partner that is an Adverse Partner as a consequence of the occurrence of an event described in clause (vii) of the definition of the term "Adverse Act" in Section 1.10, such Partner takes actions that eliminate the circumstances that constituted such an Adverse Act within the meaning of such clause (vii). The membership of the

Partnership Board shall be increased or decreased from time to time in accordance with the foregoing provisions of this Section 5.1(c).

     Each Representative shall hold office at the pleasure of the Partner that designated such Representative. Any Partner may at any time, and from time to time, by written notice to the other Partners remove any or all of the Representatives designated by such Partner, with or without cause, and appoint substitute Representatives to serve in their stead. Each Partner shall be entitled to name one or more alternate Representatives to serve in the place of any Representative appointed by such Partner should any such Representative not be able to attend a meeting or meetings or any portion thereof, including in the case of a Representative of Comcast not being able to attend a meeting to the extent required in order to comply with the provisions of Section 8.14. Each such alternate shall be deemed to be a Representative hereunder with respect to any action taken at such meeting or meetings or any portion thereof. Each Partner shall bear the costs incurred by each Representative or alternate designated by it to serve on the Partnership Board, and no Representative or alternate shall be entitled to compensation from the Partnership for serving in such capacity.

     The written notice of a Partner's appointment of a Representative or alternate shall in each case set forth such Representative's or alternate's business and residence addresses and business telephone number. Each Partner shall promptly give written notice to the other Partners of any change in the business or residence address or business telephone number of any of its Representatives. Each Partner shall cause its Representatives on the Partnership Board to comply with the terms of this Agreement. In the absence of prior written notice to the contrary, any action taken by a Representative of a Partner shall be deemed to have been duly authorized by the Partner that appointed such Representative.

          (d)  Vacancy.  In the event any Representative dies or is unwilling
               -------
or unable to serve as such or is removed from office by the Partner that designated him or her, such Partner shall promptly designate a successor to such Representative.

          (e)  Place of Meeting/Action by Written Consent.  The Partnership
               ------------------------------------------
Board may hold its meetings at such place or places within or outside the State of Delaware as the Partnership Board may from time to time determine or as may be designated in the notice calling the meeting. If a meeting place is not so designated, the meeting shall be held at the Partnership's principal office. Notwithstanding anything to the contrary in this Section 5.1, the Partnership Board may take without a meeting any action contemplated to be taken by the Partnership Board under this Agreement if such action is approved by the unanimous written consent of a Representative of each of the Partners then entitled to designate a Representative to the Partnership Board (which may be executed in counterparts). The Partnership Board may meet in person or by means of conference telephone or similar communications equipment. Each Representative shall have the right to participate in any meeting by means of conference telephone or similar communications equipment.

          (f)  Regular Meetings.  The Partnership Board shall hold regular
               ----------------
meetings no less frequently than quarterly and shall establish meeting times, dates and places and requisite notice requirements and adopt rules or procedures consistent with the terms of this Agreement. At such meetings the members of the Partnership Board shall transact such business as may properly be brought before the meeting.

          (g)  Special Meetings.  Special meetings of the Partnership Board
               ----------------
may be called by any Representative. Notice of each such meeting shall be given to each member of the Partnership Board by telephone, telecopy, telegram or similar method (in which case notice shall be given at least twenty-four (24) hours before the time of the meeting) or sent by first-class mail (in which case notice shall be given at least five (5) days before the meeting), unless a longer notice period is established by the Partnership Board. Each such notice shall state (i) the time, date, place (which shall be at the principal office of the Partnership unless otherwise agreed to by all Representatives) or other means of conducting such meeting and (ii) the purpose of the meeting to be so held. Any Representative may waive notice of any meeting in writing before, at or after such meeting. The attendance of a Representative at a meeting shall constitute a waiver of notice of such meeting, except when a Representative attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called.

          (h)  Voting.  The Representative(s) of each General Partner or of
               ------
the General Partners in a Related Group shall together have voting power equal to the Voting Percentage Interest held by such General Partner or the aggregate Voting Percentage Interest of the General Partners in such Related Group, as applicable, as in effect from time to time. If a General Partner or a Related Group designates only one Representative, such Representative shall be entitled to vote the entire voting power held by such General Partner or the General Partners in such Related Group, as applicable. If a General Partner or Related Group designates more than one Representative, such Representatives shall vote the entire voting power of such General Partner or the General Partners in such Related Group as a single unit. None of the Partners (other than the Partners in a Related Group) shall enter into any agreements with any other Partner or such other Partner's Controlled Affiliates regarding the voting of their Interests or such other Partner's Representatives on the Partnership Board.

          (i)  Simple Majority Vote.  No action may be taken by the Partnership
               --------------------
in connection with any of the matters listed on Schedule 5.1(i) without the prior approval of the Partnership Board, at a duly called meeting, of Representatives with voting power of more than fifty percent (50%) of the Voting Percentage Interests of all Partners whose Representatives are not required by
Section 8.6 or any other express provision of this Agreement to abstain from such vote (a "Simple Majority Vote").

          (j)  Required Majority Vote.  Except as provided in Section 5.1(i)
               ----------------------
or 5.1(k) or as otherwise expressly provided in this Agreement, all actions required or permitted to be taken by the Partnership Board (including the matters listed on Schedule 5.1(j)) must be approved by the affirmative vote, at a duly called meeting, of Representatives with voting power of seventy-five percent (75%) or more of the Voting Percentage Interests of all Partners whose Representatives are not required by Section 8.6 or any other express provision of this Agreement to abstain from such vote (a "Required Majority Vote").

          (k)  Unanimous Vote (Partnership Board).  No action may be taken by
               ----------------------------------
the Partnership in connection with any of the matters listed on Schedule 5.1(k) without the prior approval of the Partnership Board by the unanimous vote of all of the Representatives who are not required to abstain from the vote with respect to the particular matter as provided for in Section 8.6 of this

Agreement or any other express provision of this Agreement, whether or not present at a Partnership Board meeting (a "Unanimous Vote").

          (l)  Unanimous Decisions (Partners).
               ------------------------------

               (i) No action may be taken by the Partnership in connection with any of the matters listed on Schedule 5.1(l) without the prior consent of all of the Partners (including Exclusive Limited Partners) other than any Partner required to abstain from the vote with respect to a particular matter by
Section 8.6 or any other express provision of this Agreement (a "Unanimous Partner Vote").

               (ii) If any matter listed on Schedule 5.1(l) or otherwise required by this Agreement to be approved by the unanimous consent of the Partners is not approved solely as a result of the failure of one or more Exclusive Limited Partners to consent to such action (each, a "Blocking Limited Partner"), the remaining Partners (other than any Exclusive Limited Partner) may purchase all but not less than all of the respective Interests of the Blocking Limited Partner(s) pursuant to this Section 5.1(l)(ii) if the Partnership Board elects to initiate the procedures in this Section. For a period ending at 11:59 p.m. (local time at the Partnership's principal office) on the thirtieth (30th) day following the date on which such Blocking Limited Partner failed to consent to such matter, the Partnership Board may elect to cause the Net Equity of the Blocking Limited Partner's Interest to be determined in accordance with Section
11.3. For purposes of such determination of Net Equity, the Partnership Board shall designate the First Appraiser as required by Section 11.4 and the Blocking Limited Partner shall designate the Second Appraiser within ten (10) days of receiving notice of the First Appraiser. For a period ending at 11:59 p.m. (local time at the Partnership's principal office) on the thirtieth (30th) day following the date on which notice of the Net Equity of the Blocking Limited Partner's Interest is given pursuant to Section 11.3 (the "Section 5.1 Election Period"), except as otherwise provided in Section 11.2(b), each of the Partners (other than any Exclusive Limited Partner) may elect to purchase all or any portion of the Interest of the Blocking Limited Partner. Such elections shall be made, and the purchase of the Blocking Limited Partner's Interest shall occur, in the manner and pursuant to the procedures set forth in Section 11.2 as if the Blocking Limited Partner were an Adverse Partner and the Election Period referred to in Section 11.2 was the Section 5.1 Election Period; provided that
                                                                 ---------
the Buy-Sell Price of the Blocking Limited Partner's Interest shall be equal to the Net Equity thereof. Notwithstanding the foregoing, the Blocking Limited Partner will not be subject to the buy-out provisions of this Section 5.1(l)(ii) if the matter to which the Blocking Limited Partner refused to consent would, if approved, have adversely affected the rights and obligations under this Agreement of such Blocking Limited Partner or the Exclusive Limited Partners (taken as a group) in a manner different from the other Partners.

          (m)  Proxies; Minutes.  Each Representative entitled to vote at a
               ----------------
meeting of the Partnership Board may authorize another Person to act for him by proxy; provided that such proxy must be signed by the Representative and shall
       --------
be revocable by such Representative any time prior to such meeting. Minutes of each meeting of the Partnership Board shall be prepared by the Chief Executive Officer or his or her designee and circulated to the Representatives. Written consents to any action taken by the Partnership Board shall be filed with the minutes.

     5.2  Business Plan and Annual Budget.
          -------------------------------

          (a) At the January 11, 1996 meeting of the Partnership Board, the Partners adopted by Unanimous Partner Vote (i) a business plan ("Business Plan") of the Partnership and its Subsidiaries covering the Fiscal Year ending December 31, 1996 and the succeeding Fiscal Years through the Fiscal Year ending December 31, 1999, which the Partners hereby agree is the "Initial Business Plan" for all purposes under this Agreement, and (ii) the Annual Budget for the Fiscal Year ending December 31, 1996. The Partners contemplate the Partnership's achieving a capital structure in which debt (including Partner Loans) represents an equal or greater proportion of the Partnership's total capitalization than the aggregate Original Capital Contributions and Additional Capital Contributions and, unless otherwise approved by Required Majority Vote, the first Proposed Business Plan presented to the Partnership Board for approval subsequent to the Initial Business Plan will set forth the means by which the Partnership proposes to achieve such capital structure.

          (b) Nothing contained in the Initial Business Plan (or any subsequent Business Plan) shall be binding upon the Partners or the Partnership, except to the extent specifically set forth in the applicable provisions of this Agreement. Notwithstanding anything to the contrary set forth in the Initial Business Plan (or any subsequent Business Plan) or this Agreement, in the event of any conflict or inconsistency between the Initial Business Plan (or any subsequent Business Plan) and this Agreement, such conflict or inconsistency shall be resolved in favor of the applicable terms and provisions of this Agreement to the extent required to give full effect to such applicable terms and provisions. For example, by voting to approve the Initial Business Plan (or any subsequent Business Plan), a Partner will not have thereby agreed that any assumption or set of assumptions contained in the Initial Business Plan (or any subsequent Business Plan) (i) is the basis for any agreement by or among the Partners and/or the Partnership (or any of their respective Affiliates), (ii) cannot be changed (to the extent any such change would not thereby become inconsistent with the applicable terms and provisions of this Agreement), or
(iii) is binding with respect to any transaction or other course of dealing or otherwise between the Partnership and such Partner or between or among any of the Partners other than as specifically set forth in this Agreement.

          (c) The Chief Executive Officer shall submit annually to the Partnership Board at least ninety (90) days prior to the start of each Fiscal Year after the Fiscal Year ending December 31, 1996, (i) a proposed capital expenditure and operating budget (the "Proposed Budget") for the forthcoming Fiscal Year including an income statement prepared on an accrual basis which shall show in reasonable detail the revenues and expenses projected for the business of the Partnership and its Subsidiaries for the forthcoming Fiscal Year and a cash flow statement which shall show in reasonable detail the receipts and disbursements projected for the business of the Partnership and its Subsidiaries for the forthcoming Fiscal Year and the amount of any corresponding cash deficiency or surplus, and the projected Additional Capital Contributions, if any, and any contemplated borrowings of the Partnership and its Subsidiaries and
(ii) a proposed revised Business Plan ("Proposed Business Plan") for the Fiscal Year covered by the Proposed Budget and the succeeding four Fiscal
Years. Such Proposed Budget and Proposed Business Plan shall be prepared on a basis consistent with the Partnership's audited financial statements. If such Proposed Budget or such Proposed Business Plan is approved by the Partnership Board, then such Proposed Budget or such Proposed Business Plan, as the case may be, shall be considered approved and shall constitute the "Annual Budget" or the "Approved Business Plan," as the case may be, for all purposes of this Agreement and shall supersede any previously approved Annual Budget or Approved Business Plan, as the case may be. Except as provided in Schedule 5.1(k), the approval of each Proposed Budget and Proposed Business Plan and action by the Partnership or any of its Subsidiaries constituting any material deviation from any Annual Budget or Approved Business Plan shall require the Required Majority Vote of the Partnership Board. No Approved Business Plan or Annual Budget shall be inconsistent with the provisions of this Agreement, nor shall this Agreement be deemed amended by any provision of an Approved Business Plan or Annual Budget. If a Proposed Budget or Proposed Business Plan is not approved by the Required Majority Vote of the Partnership Board, then the General Partners shall cause their Representatives to cooperate in good faith and confer with the Chief Executive Officer and other senior officers of the Partnership for the purpose of attempting to arrive at a Proposed Budget or Proposed Business Plan, as the case may be, that can secure the approval of the Partnership Board.

          (d) If, notwithstanding the foregoing procedures, on January 1 of any Fiscal Year no Proposed Budget has been approved by the Partnership Board for such Fiscal Year, then the Annual Budget for the prior Fiscal Year, adjusted (without duplication) to reflect increases or decreases resulting from the following events, shall govern until such time as the Partnership Board approves a new Proposed Budget:

               (i) the operation of escalation or de-escalation provisions in contracts in effect at the time of approval of the prior Fiscal Year's Annual Budget solely as a result of the passage of time or the occurrence of events beyond the control of the Partnership to the extent such contracts are still in effect;

               (ii) elections made in any prior Fiscal Year under contracts contemplated by the Annual Budget for the prior Fiscal Year regardless of which party to such contracts made such elections;

               (iii) increases or decreases in expenses attributable to the annualized effect of employee additions or reductions during the prior Fiscal Year contemplated by the Annual Budget for the prior Fiscal Year;

               (iv) changes in interest expense attributable to any loans made to or retired by the Partnership or its Subsidiaries (including Partner Loans);

               (v) increases in overhead expenses in an amount equal to the total of overhead expenses reflected in the Annual Budget for the prior Fiscal Year multiplied by the increase in the Consumer Price Index for the prior year, but in no event more than five percent (5%);

               (vi) the anticipated incurrence of costs during such Fiscal Year for any legal, accounting and other professional fees or disbursements in connection with events or changes not contemplated at the time of preparation of the Proposed Budget for the prior Fiscal Year;

               (vii) the continuation of the effects of a decision made by the Partnership Board or the Partners in the prior Fiscal Year with respect to any of the matters referred to on Schedules 5.1(j), 5.1(k) or 5.1(l) that are not reflected in the Annual Budget for the prior Fiscal Year; and

               (viii) decreases in expense attributable to non-recurring items reflected in the prior Fiscal Year's Annual Budget.

     Any budget established pursuant to this Section 5.2(d) is herein referred to as a "Default Budget."

          (e) If a Proposed Business Plan is submitted for approval pursuant to this Section 5.2 and is not approved by the requisite vote of the Partnership Board, the Business Plan most recently approved by the Partnership Board pursuant to Section 5.2(c) shall remain in effect as the Approved Business Plan; provided, that, if a Proposed Budget is approved pursuant to Section 5.2(c) (and
- - --------
the corresponding Proposed Business Plan is not so approved), the Approved Business Plan then in effect shall be deemed to be amended so that the Fiscal Year therein corresponding to the Fiscal Year for which such Annual Budget has been approved shall be consistent with such Annual Budget.

          (f) The day-to-day business and operations of the Partnership and its Subsidiaries shall be conducted in accordance with the Approved Business Plan and the Annual Budget (or Default Budget) then in effect and the policies, strategies and standards established by the Partnership Board. The Partnership Board and the officers and employees of the Partnership and its Subsidiaries shall implement the Annual Budget and Approved Business Plan.

     5.3  Employees.
          ---------

     The Partnership Board will appoint the senior management of the Partnership and its Subsidiaries and will establish policies and guidelines for the hiring of employees by the Partnership and its Subsidiaries. The Partnership Board may adopt appropriate management incentive plans and employee benefit plans.

     5.4  Limitation of Agency.
          --------------------

     The Partners agree not to exercise any authority to act for or to assume any obligation or responsibility on behalf of the Partnership or any of its Subsidiaries except (i) as approved by the Partnership Board by Required Majority Vote, (ii) as approved by written agreement among the General Partners and (iii) as expressly provided herein. No Partner shall have any authority to act for or to assume any obligations or responsibility on behalf of another Partner under this Agreement except (i) as approved by written agreement among the Partners and (ii) as expressly provided herein. Subject to Section 5.6, in addition to the other remedies specified herein, each Partner agrees to indemnify and hold the Partnership and the other Partners harmless from and against any claim, demand, loss, damage, liability or expense (including reasonable attorneys' fees and disbursements and amounts paid in settlement, but excluding any indirect, special or consequential damages) incurred by or against such other Partners or the Partnership and arising out of or resulting from any action taken by the indemnifying Partner in violation of this Section 5.4.

     5.5  Liability of Partners, Representatives and Partnership Employees.
          ----------------------------------------------------------------

     No Partner, former Partner or Representative or former Representative, no Affiliate of any thereof, no partner, shareholder, director, officer, employee or agent of any of the foregoing, nor any officer or employee of the Partnership, shall be liable in damages for any act or failure to act in such Person's capacity as a Partner or Representative or otherwise on behalf of the Partnership or any of its Subsidiaries unless such act or omission constituted bad faith, gross negligence, fraud or willful misconduct of such Person or a violation by such Person of this Agreement or an agreement between such Person and the Partnership or a Subsidiary thereof. Subject to Section 5.6, each Partner, former Partner, Representative and former Representative, each Affiliate of any thereof, each partner, shareholder, director, officer, employee and agent of any of the foregoing, and each officer and employee of the Partnership, shall be indemnified and held harmless by the Partnership, its receiver or trustee from and against any liability for damages and expenses, including reasonable attorneys' fees and disbursements and amounts paid in settlement, resulting from any threatened, pending or completed action, suit or proceeding relating to or arising out of such Person's acts or omissions in such Person's capacity as a Partner or Representative or (except as provided in Section 5.4) otherwise involving such Person's activities on behalf of the Partnership or any of its Subsidiaries, except to the extent that such damages or expenses result from the bad faith, gross negligence, fraud or willful misconduct of such Person or a violation by such Person of this Agreement or an agreement between such Person and the Partnership or any of its Subsidiaries. Any indemnity by the Partnership, its receiver or trustee under this Section 5.5 shall be provided out of and to the extent of Partnership Property only.

     5.6  Indemnification.
          ---------------

     Any Person asserting a right to indemnification under Section 5.4 or 5.5 shall so notify the Partnership or the other Partners, as the case may be, in writing. If the facts giving rise to such indemnification shall involve any actual or threatened claim or demand by or against a third party, the indemnified Person shall give such notice promptly (but the failure to so notify shall not relieve the indemnifying Person from any liability which it otherwise may have to such indemnified Person hereunder except to the extent the indemnifying Person is actually prejudiced by such failure to notify). The indemnifying Person shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified Person, with counsel satisfactory to the indemnified Person, if it notifies the indemnified Person in writing of its intention to do so within twenty (20) days of its receipt of such notice, without prejudice, however, to the right of the indemnified Person to participate therein through counsel of its own choosing, which participation shall be at the indemnified Person's expense unless (i) the indemnified Person shall have been advised by its counsel that use of the same counsel to represent both the indemnifying Person and the indemnified Person would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified Person which is different from or additional to those available to the indemnifying Person), in which case the indemnifying Person shall not have the right to direct the defense of such action on behalf of the indemnified Person, or (ii) the indemnifying Person shall fail vigorously to defend or prosecute such claim or demand within a reasonable time. Whether or not the indemnifying Person chooses to defend or prosecute such claim, the Partners shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith. The indemnifying Person may not control the defense of any claim or demand that involves any material risk of the sale, forfeiture or loss of, or the creation of any lien (other than a judgment lien) on, any material property of the indemnified Person or could entail a risk of criminal liability to the indemnified Person, without the consent of such indemnified Person.

     The indemnified Person shall not settle or permit the settlement of any claim or action for which it is entitled to indemnification without the prior written consent of the indemnifying Person (which shall not be unreasonably withheld), unless the indemnifying Person shall have been entitled to assume the defense thereof pursuant to this Section 5.6 but failed to do so after the notice and in the manner provided in the preceding paragraph.

     The indemnifying Person may not without the consent of the indemnified Person agree to any settlement (i) that requires such indemnified Person to make any payment that is not indemnified hereunder, (ii) does not grant a general release to such indemnified Person with respect to the matters underlying such claim or action, or (iii) that involves the sale, forfeiture or loss of, or the creation of any lien on, any material property of such indemnified Person. Nothing contained in this Section 5.6 is intended to authorize the indemnifying Person, in connection with any defense or settlement as to which it has assumed control, to take or refrain from taking, without the consent of the indemnified Person, any action which would reasonably be expected to materially impair the indemnification of such indemnified Person hereunder or would require such indemnified Person to take or refrain from taking any action or to make any public statement, which such indemnified Person reasonably considers to materially adversely affect its interests.

     Upon the request of any indemnified Person, the indemnifying Person shall use reasonable efforts to keep such indemnified Person reasonably apprised of the status of those aspects of such defense controlled by the indemnifying Person and shall provide such information with respect thereto as such indemnified Person may reasonably request. If the defense is controlled by the indemnified Person, such indemnified Person, upon the request of the indemnifying Person, shall use reasonable efforts to keep the indemnifying Person reasonably apprised of the status of those aspects of such defense controlled by such indemnified Person and shall provide such information with respect thereto as the indemnifying Person may reasonably request.

     5.7  Temporary Investments.
          ---------------------

     All Property in the form of cash not otherwise invested shall be deposited for the benefit of the Partnership in one or more accounts of the Partnership, WirelessCo or any other Subsidiary of the Partnership in which the Partnership and MinorCo own, in the aggregate, directly or indirectly, one hundred percent (100%) of the outstanding equity interests, maintained in such financial institutions as the Partnership Board shall determine, or shall be invested in accordance with the guidelines set forth in Schedule 5.7 hereto (which guidelines may be modified from time to time by the Partnership Board), or shall be left in escrow, and withdrawals shall be made only for Partnership purposes on such signature or signatures as the Partnership Board may determine from time to time.

     5.8  Deadlocks.
          ---------

          (a)  Escalation Procedures.  Upon the occurrence of a Deadlock Event,
               ---------------------
the General Partners shall first use their good faith efforts to resolve such matter in a mutually satisfactory manner. If, after such efforts have continued for twenty (20) days, no mutually satisfactory solution has been reached, the General Partners shall resolve the Deadlock Event as provided herein:

               (i) The General Partners shall (at the insistence of any of them) refer the matter to the chief executive officers of their respective Parents for resolution.

               (ii) Should the chief executive officers of the Parents fail to resolve the matter within ten (10) days after it is referred to them, each General Partner (or any group of General Partners electing to act together) shall prepare a brief (a "Brief"), which includes a summary of the issue, its proposed resolution of the issue and considerations in support of such proposed resolution, not later than ten (10) days following the failure of the chief executive officers to resolve such dispute, and such Briefs shall be submitted to such reputable and experienced mediation service as is selected by the Partnership Board by Required Majority Vote or, failing such selection, by the Chief Executive Officer (the "Mediator"). During a period of twenty (20) days, the Mediator and the General Partners shall attempt to reach a resolution of the Deadlock Event.

               (iii) In the event that after such twenty (20) day period (or such longer period as the Partnership Board may approve by Required Majority
Vote), the General Partners are still unable to reach resolution of the Deadlock Event (such resolution to be evidenced by the requisite vote of the Partnership Board with respect to the underlying matters), the Deadlock Event shall constitute a Liquidating Event as provided in Section 14.1(a)(iii) unless the Partnership Board determines by Required Majority Vote not to dissolve.

          (b)  Deadlock Event.  A "Deadlock Event" shall be deemed to have
               --------------
occurred if (i) after failing to approve a Proposed Budget or Proposed Business Plan for one Fiscal Year, the Partnership Board has failed to approve a Proposed Budget or Proposed Business Plan for the next succeeding Fiscal Year prior to the commencement of such succeeding Fiscal Year, or (ii) the position of Chief Executive Officer is vacant for a period of more than sixty (60) days after at least two Partners with an aggregate of at least thirty-three percent (33%) of the Voting Percentage Interests have proposed a candidate to fill such vacancy.

     5.9  Conversion to Corporate Form.
          ----------------------------

          (a)  Procedures.  In the event that (i) the Partnership Board shall
               ----------
determine by Required Majority Vote (or such other vote as may be required by Item B. of Schedule 5.1(j)) that it is desirable or helpful for the business of the Partnership to be conducted in a corporate rather than in a partnership form (for the purposes of conducting a public offering or otherwise) or (ii) conversion to corporate form is required pursuant to an election made by a Registering Partner under Section 12.6(c), the Partnership Board shall incorporate the Partnership in Delaware. In connection with any incorporation of the Partnership pursuant to the preceding sentence, the Partnership and MinorCo shall be consolidated and the Partners shall receive, in exchange for their Interests and MinorCo Interests, shares of capital stock of such corporation having the same relative economic interests and other rights as such Partners hold in the Partnership as set forth in this Agreement, subject in each case to
(i) any modifications required solely as a result of the conversion to corporate form and (ii) modifications to the provisions of Section 5.1 to conform to the provisions relating to actions of stockholders and a board of directors set forth in the Delaware General Corporation Law; provided, that the relative
                                               --------
number of representatives on the board of directors and relative voting power of the outstanding equity interests of such corporation of each General Partner shall be as nearly as practicable in proportion to the relative Voting Percentage Interests of the General Partners immediately prior to such incorporation. For purposes of the preceding sentence, each Partner's relative economic interest in the Partnership shall equal such Partner's Net Equity as compared to the Net Equity of all of the Partners, as determined in accordance with Section 11.3 except that the Partnership Board shall by Required Majority Vote select a single Appraiser to determine Gross Appraised Value. At the time of such conversion, the Partners shall enter into a stockholders' agreement providing for (i) rights of first refusal and other restrictions on Transfer equivalent to those set forth in Sections 12.1 through 12.5 and Section 12.7, provided that
                                                                --------
(x) the restrictions on Transfer set forth in Sections 12.1 through 12.4 shall not apply, following the initial Public Offering by the corporate successor to the Partnership, to sales in broadly disseminated Public Offerings or sales in accordance with Rule 144 under the Securities Act of 1933 (the "1933 Act") or Rule 145 under the 1933 Act (in accordance with the applicable provisions of Rule 144) (or any successor to either of such Rules), in a transaction that satisfies the manner of sale requirements of Rule 144 or Rule 145 (whether or not applicable to such sale) and (y) the restrictions on Transfer set forth in
Section 12.5 shall not apply following the initial Public Offering by the corporate successor to the Partnership; and (ii) an agreement to vote all shares of capital stock held by them with respect to the election of directors of the corporation so as to duplicate as closely as possible the management structure of the Partnership as set forth in Section 5.1, modified as contemplated by the second sentence of this Section 5.9(a).

          (b)  Registration Rights.  Upon conversion to corporate form, the
               -------------------
corporate successor to the Partnership shall grant to each of the Partners certain rights to require such successor to register under the 1933 Act the shares of capital stock received by the Partners in exchange for their Interests. Such rights shall be as approved by the Required Majority Vote of the Partnership Board, provided that the registration rights of each Partner shall
                   --------
be identical on a proportionate basis and, if the conversion to corporate form was required by Section 12.6(g), shall consist of not less than two demand registrations on customary terms and subject to customary conditions.

          (c)  Preemptive Rights.  Each Partner shall have preemptive rights,
               -----------------
exercisable in accordance with procedures to be established by the Partnership Board in connection with and following the conversion of the Partnership to corporate form, to purchase equity securities proposed to be issued from time to time by a corporate successor to the Partnership or its successor; provided,
                                                                   --------
however, that no Partner shall have any such preemptive right with respect to
- - -------
any equity securities which, by a vote of the board of directors of such corporate successor that is equivalent to a Required Majority Vote, have been approved for issuance by such corporate successor in connection with (i) a Public Offering or (ii) any acquisition (including by way of merger or consolidation) by the corporate successor of the equity interests or assets of another entity that is not a Partner or its Affiliate in a transaction pursuant to which the purchase price is paid by delivery of such equity securities to the seller. A "Public Offering" means an offering of the securities of the corporate successor to the Partnership pursuant to a registration statement on a form applicable to the sale of securities to the general public (including an offering by a Registering Partner pursuant to a registration statement as contemplated under Section 12.6(g)).

            SECTION 6.  PARTNERSHIP OPPORTUNITIES; CONFIDENTIALITY

     6.1  Competitive Activities.
          ----------------------

          (a)  In General.  For so long as any Person is a Partner, neither such
               ----------
Person nor any of its Controlled Affiliates shall engage in any Competitive Activity in the United States of America (including its territories and possessions other than Puerto Rico) except (i) through the Partnership and its Subsidiaries, (ii) subject to Section 6.1(d), as provided in Section 6.1(b) or 6.1(c), (iii) as permitted or contemplated under Section 8.3, or (iv) as permitted by Section 6.1(f), 6.3, 6.4 or 8.1. The term "Competitive Activity" means to bid on, acquire or, directly or indirectly, own, manage, operate, join, control or finance, or participate in the management, operation, control or financing of, or be connected as a principal, agent, representative, consultant, beneficial owner of an interest in any Person, or otherwise with, or use or permit its name to be used in connection with, any business or enterprise which
(i) engages in the bidding for or acquisition of any Wireless Business license or engages in any Wireless Business, or (ii) provides, offers, promotes or brands services that are within the Wireless Exclusive Services.

          (b)  Bidding for Wireless Business Licenses.  Except as permitted by
               --------------------------------------
Section 6.4, no Partner nor any of its Controlled Affiliates shall bid in the PCS Auction for any Wireless Business licenses unless (i) the Partnership Board consents to such bid following consultation by such Partner with the Representatives of the other Partners; or (ii) (A) WirelessCo has entered a bid or bids for such license, but a third-party bid has been entered which equals or exceeds the maximum amount that WirelessCo has determined to bid for such license, (B) if a vote was taken, such Partner's Representative(s) voted in favor of WirelessCo's increasing the amount it would bid for such license, and
(C) WirelessCo has determined not to increase its bid in response to such third party bid. This Section 6.1(b) will not permit a Partner or its Affiliate to bid for or acquire a Wireless Business license if the bidding for or acquisition of such license by a Partner or its Affiliate would otherwise violate (or cause the Partnership or any of the other Partners or their respective Affiliates to be in violation of) the FCC's rules or orders relating to Wireless Business license cross-ownership, license attribution standards, and/or spectrum attribution or aggregation requirements, including Sections 20.6, 24.204 and 24.229(c) of the FCC's rules to be codified at 47 C.F.R. (S)(S)20.6, 24.204 and 24.229(c).

          (c)  Engaging in Wireless Businesses.  If any Partner or any of its
               -------------------------------
Controlled Affiliates proposes to engage in any Competitive Activity other than as permitted by Section 6.1(b) (or through a Wireless Business license acquired as permitted by Section 6.1(b)), 6.3, 6.4 or 8.1, then such Partner shall first offer to the Partnership the opportunity for the Partnership or any of its Subsidiaries to engage, in lieu of such Partner and its Affiliates, in such Competitive Activity (whether by acquiring such interest itself or itself providing, offering, promoting or branding such services) (the "Offer"), which Offer shall be made in writing and shall set forth in reasonable detail the nature and scope of the activity proposed to be engaged in, including all material terms of any proposed acquisition. The Partnership, for itself or any of its Subsidiaries (by Required Majority Vote of the Partnership Board pursuant to Section 8.6), shall have thirty (30) days from receipt of the Offer to accept or reject it. If the Partnership does not accept (for itself or any of its Subsidiaries), the Offer within such thirty (30) day period, it shall be deemed to have rejected the Offer, and the offering Partner or its Controlled Affiliate shall be permitted to engage in such Competitive Activity on terms no more favorable to such Partner or its Controlled Affiliate than those described in the Offer. If the

Partnership, for itself or any of its Subsidiaries, accepts the Offer, the offering Partner and its Controlled Affiliates shall not pursue such opportunity to engage in such Competitive Activity; provided, however, that if the
                                        --------  -------
Partnership or such Subsidiary, as applicable, does not within a commercially reasonable period of time after such acceptance take reasonable steps to pursue such opportunity, other than as a result of a violation of this Agreement or wrongful acts or bad faith on the part of the offering Partner or its Controlled Affiliates, then the offering Partner or its Controlled Affiliate shall be permitted to pursue such opportunity on terms no more favorable to the offering Partner or its Controlled Affiliate than the terms of the Offer. If the offering Partner or its Controlled Affiliate does not take reasonable steps to pursue such opportunity contemplated by the Offer within a reasonable period of time after acquiring the right to do so in accordance with the foregoing provisions of this Section 6.1(c) (including, in the case of an acquisition, by entering into a definitive agreement (subject solely to obtaining the requisite regulatory approvals and other customary closing conditions) with respect to such acquisition within one hundred twenty (120) days thereafter), then it shall lose its right to pursue such opportunity and thereafter be required to reoffer the opportunity to the Partnership in accordance with, and shall otherwise comply with, this Section 6.1(c). Notwithstanding the foregoing, a Partner shall not be permitted to present an Offer to the Partnership (or, except for Competitive Activities relating to an Offer previously rejected by the Partnership, otherwise engage in any Competitive Activity in reliance on this
Section 6.1(c)) in any license area (or portion thereof) in which the Partnership or any of its Subsidiaries is otherwise offering, promoting or branding Wireless Exclusive Services (or in which the Partnership or any of its Subsidiaries plans to offer, promote or brand Wireless Exclusive Services pursuant to or as set forth in the Initial Business Plan or Approved Business Plan then in effect, as applicable, or pursuant to any Wireless Business license acquired by the Partnership or an Affiliation Agreement entered into with the holder of a Wireless Business license subsequent to the approval of such Initial Business Plan or Approved Business Plan, as applicable), including pursuant to an Affiliation Agreement, without a Unanimous Vote of the Partnership Board pursuant to Section 8.6.

          (d)  Wireless Business Affiliation Agreements.   Any Partner or
               ----------------------------------------
Controlled Affiliate thereof that acquires or owns a Wireless Business license, or directly engages in a Wireless Business, as permitted by the exceptions provided by Sections 6.1(b), 6.1(c), 6.3(e), 6.3(h) and 8.1 to the prohibitions on Competitive Activities contained in Section 6.1(a), shall, subject to applicable law, as a condition to the availability of such exceptions, offer to enter into an affiliation agreement with respect to such Wireless Business with WirelessCo on terms and conditions comparable to those which WirelessCo offers to other affiliated Wireless Businesses in similar situations (or if no such agreement then exists, such terms and conditions shall include a provision for competitive pricing), under which such Wireless Business will provide its services to the public as an affiliate of WirelessCo's business (as entered into with a Partner or its Controlled Affiliate or any other Person, an "Affiliation Agreement"). The Partnership Board may waive compliance with all or any part of this Section 6.1(d) with respect to any transaction by Required Majority Vote of the Partnership Board pursuant to Section 8.6.

               (ii) Each Partner and its Controlled Affiliates shall also use all commercially reasonable efforts to cause any Affiliate of such Partner which acquires or owns a Wireless Business license, or otherwise engages in any Wireless Business, and provides services within the Wireless Exclusive Services, to (if WirelessCo so desires) enter into an Affiliation Agreement with WirelessCo.

          (e)  Geographic Restrictions on Wireless Business.  Unless approved
               --------------------------------------------
by a Unanimous Partner Vote, the Partnership and its Subsidiaries will not engage in any Competitive Activities in the Philadelphia, Charlotte, Cleveland, El Paso, Jacksonville, Knoxville, Omaha or Richmond MTAs, including bidding for or acquiring any PCS licenses therein; provided that, to the extent permitted by
                                       --------
law, the Partnership and its Subsidiaries may (or, as provided in Sections 6.3(e) and 8.1, shall) enter into Affiliation Agreements with Persons engaged in Competitive Activities in such MTAs; and provided further, that the Partnership
                                         -------- -------
and its Subsidiaries may engage in Competitive Activities in any MTA (other than Philadelphia) listed in this Section 6.1(e) from and after the time that Sprint and its Controlled Affiliates have divested of their ownership interests in any of the Sprint Cellular Businesses in such MTA.

          (f)  Unrestricted Activities.  Nothing in this Section 6 shall
               -----------------------
prevent any Person from (i) providing any Non-Exclusive Services or engaging in any Excluded Business or (ii) complying with any applicable laws, rules or regulations, including those requiring that any facilities be made available to any other Person.

     6.2  Enforceability and Enforcement.
          ------------------------------

          (a) The Partners acknowledge and agree that the time, scope, geographic area and other provisions of Section 6.1 have been specifically negotiated by sophisticated parties and agree that such time, scope, geographic area, and other provisions are reasonable under the circumstances. If, despite this express agreement of the Partners, a court should hold any portion of
Section 6.1 to be unenforceable for any reason, the maximum restrictions of time, scope and geographic area reasonable under the circumstances, as determined by the court, will be substituted for the restrictions held to be unenforceable.

          (b) The Partnership shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages or posting any bond or other security, to prevent any breach of Section 6.1, which rights shall be cumulative and in addition to any other rights or remedies to which the Partnership may be entitled.

     6.3  General Exceptions to Section 6.1.
          ---------------------------------

     The restrictions set forth in Section 6.1 on Competitive Activities shall not be construed to prohibit any of the following actions by a Partner and its Controlled Affiliates, except to the extent any such action would cause the Partnership (including the ownership of its assets and the conduct of its business) to be in violation of any law or regulation or otherwise result in any restriction or other limitation on the Partnership's and its Subsidiaries' ownership of their respective assets or conduct of their respective businesses:

          (a) The acquisition or ownership of any debt or equity securities of a Publicly Held Person, provided that such securities (i) were not acquired from the issuer thereof in a private placement or similar transaction, (ii) do not represent more than five percent (5%) of the aggregate voting power of the outstanding capital stock of any Person that engages in a Competitive Activity (assuming the conversion, exercise or exchange of all such securities held by such Partner or its Controlled Affiliates that are convertible, exercisable or exchangeable into or for voting stock) and (iii) in the case of debt securities, entitle the holder to receive only interest or other returns that are fixed, or vary by reference to an index or formula that is not based on the value or results of operations of such Person;

          (b) The acquisition (through merger, consolidation, purchase of stock or assets, or otherwise) of a Person or an interest in a Person, which engages (directly or indirectly through an Affiliate that is controlled by such Person) in any Competitive Activity if either (i) such acquisition results from a foreclosure or equivalent action with respect to debt securities permitted to be held under Section 6.3(a) or (ii) the Competitive Activity does not constitute the principal activity, in terms of revenues or fair market value, of the businesses acquired in such acquisition or conducted by the Person in which such interest is acquired, provided, in each case, that such Partner or Controlled
                      --------
Affiliate divests itself of the Competitive Activity or interest therein as soon as is practicable, but in no event later than twenty-four (24) months, after the acquisition unless the Partnership Board approves the entering into of an Affiliation Agreement with respect to such Competitive Activity pursuant to
Section 8.6;

          (c) The continued holding of an equity interest in a Person that commences a Competitive Activity following the acquisition of such equity interest if neither the Partner nor its Controlled Affiliate has any responsibility or control over the conduct of such Competitive Activity, does not permit its name to be used in connection with such Competitive Activity and uses all commercially reasonable efforts, including voting its equity interest, to cause such Person either (i) to cease such Competitive Activity or (ii) to offer to enter into an Affiliation Agreement with the Partnership and its Subsidiaries;

          (d) The conduct of any Competitive Activity that is a necessary component of or an incidental part of the conduct of any Excluded Business by a Partner or its Controlled Affiliates or the entering into of an arrangement with an independent third party for the provision of any services included in the Wireless Exclusive Services which is a necessary component of or an incidental part of the conduct of such Excluded Business, so long as, in each case, such Partner or Controlled Affiliate shall first use all commercially reasonable efforts to negotiate agreements with the Partnership or one of its Subsidiaries, which are reasonable in the independent judgment of both parties, pursuant to which the Partnership or such Subsidiary would provide such services included in the Wireless Exclusive Services on terms no less favorable to the Partner or such Controlled Affiliate than such Partner or Controlled Affiliate could obtain from an independent third party or could provide itself;

          (e) The ownership and operation by (i) a partnership of Sprint, TCI and Cox and/or their respective Affiliates of a PCS license and an associated Wireless Business in the Philadelphia MTA ("PhillieCo"), (ii) Cox or its Affiliate of a PCS License and an associated Wireless Business in the Omaha MTA and (iii) any of Cox, Comcast and TCI or their Affiliates (acting singly or jointly through a partnership or other entity) of a PCS license and an associated Wireless Business in any of the Charlotte, Cleveland, El Paso, Jacksonville, Knoxville and Richmond MTAs, provided in each case that, subject
                                           --------
to applicable law, such owners or entities holding the licenses enter into Affiliation Agreements with the Partnership and its Subsidiaries; and provided
                                                                      --------
further, that (x) the exception provided in clause (ii) of this Section 6.3(e)
- - -------
shall terminate at such time as Cox is obligated to contribute the Omaha License to the Partnership pursuant to Section 2.3(a)(ii) and (y) except for any Competitive Activities conducted in the MTAs listed in clause (iii) of this
Section 6.3(e) pursuant to an agreement entered into or PCS license acquired during the period beginning on July 1, 1996 and ending on the date that Sprint and its Controlled Affiliates have divested of their ownership interests in the Sprint Cellular Businesses, the exception provided in such clause (iii) shall terminate at such time as Sprint and its Controlled Affiliates have divested of their ownership interests in the Sprint Cellular Businesses;

          (f) The conduct of any Competitive Activity involving the provision of any product or service that is an ancillary value-added addition to a Wireless Business and which does not itself require an FCC license (including operator services, location services and weather, sports and other information services);

          (g) The ownership and operation by Sprint's Controlled Affiliates of their cellular businesses within the Sprint Cellular Service Area until such time as Sprint and its Controlled Affiliates have divested of their ownership interests in the Sprint Cellular Businesses; provided that the entities
                                             --------
succeeding to the Sprint Cellular Businesses shall be entitled to use the Sprint Brand for a period not to exceed one (1) year following the closing of such divestiture;

          (h) The ownership and operation by Cox or its Affiliate of PioneerCo, so long as PioneerCo, subject to applicable law, enters into an Affiliation Agreement with the Partnership prior to offering or providing any Wireless Exclusive Services;

          (i) The continuing ownership by an Affiliate of Sprint of its current ownership interest in Iridium and the provision of any services by Iridium so long as Iridium is not an Affiliate of Sprint;

          (j) The ownership by a Controlled Affiliate of Comcast of any ownership interest in Nextel and the provision of any services by Nextel, subject to Section 6.4(f) of this Agreement;

          (k) The continuing ownership by a Controlled Affiliate of TCI of its current ownership interest in Nextel and the provision of any services by Nextel so long as Nextel is not an Affiliate of TCI;

          (l) The continuing ownership by a Controlled Affiliate of TCI of its current ownership interest in MTS Limited Partnership ("MTS") and the provision of any services by MTS so long as MTS is not an Affiliate of TCI;

          (m) The continuing ownership by a Controlled Affiliate of TCI of its current ownership interest in General Communication Inc. ("GCI") and the provision of any services by GCI so long as GCI is not an Affiliate of TCI;

          (n) The continuing ownership by a Controlled Affiliate of TCI of its current ownership interest in Western Tele-Communications, Inc. ("WTCI") and the conduct by WTCI of its current business;

          (o) The continuing ownership and operation by Sprint's Controlled Affiliates of their IMTS (mobile radio telephony service) and paging businesses as such businesses currently are being conducted, so long as the aggregate annual revenue derived from the operation of such businesses does not exceed $15,000,000;

          (p) The provision by a Partner and its Controlled Affiliates of Wireless Exclusive Services on a resale basis in geographic areas where neither the Partnership nor any of its Subsidiaries or Wireless Affiliates is then providing, offering, promoting or branding Wireless Exclusive Services and either (i) with respect to Sprint, a Controlled Affiliate of Sprint owns a LEC property as of the date of this Agreement in such geographic area or (ii) in the reasonable judgment of such Partner, such Partner or its Controlled Affiliate must offer in such geographic area Wireless Exclusive Services in a package with other products and services of such Partner or its Controlled Affiliates in order to compete with an actual or anticipated initiative by a service provider that is not a Controlled Affiliate of such Partner; provided in each case that
                                                    --------
such Partner or its Controlled Affiliate must (x) first offer, or cause to be offered, to the Partnership the opportunity to be the provider of such Wireless Exclusive Services on terms no less favorable to the Partnership than those made available to such Partner or its Controlled Affiliate and (y) use its commercially reasonable efforts to insure that any provision of such Wireless Exclusive Services is in accordance with the Partnership's technical requirements in a manner that would facilitate the transition of such business to the Partnership. At such time as the Partnership commences providing, offering, promoting or branding Wireless Exclusive Services within such geographic area, such Partner shall, promptly following its receipt of written notice from the Partnership, offer, or cause its Controlled Affiliate to offer, to Transfer to the Partnership such Partner's or its Controlled Affiliate's business of providing Wireless Exclusive Services in such geographic area, and (at the Partnership's option) to Transfer, lease or otherwise make available (at the election of such Partner or its Controlled Affiliate) to the Partnership the assets that are utilized in the provision of such Wireless Exclusive Services, such offer in each case to be at a price equal to the costs that the Partnership would incur to achieve a like business, including the costs associated with the creation or acquisition of the customer base of such business and the replacement cost of any assets so Transferred, leased or otherwise made available;

          (q) Prior to the termination of a Parents Agreement, the offering, promotion and branding by the Cable Partner whose Parent is a party to such Parents Agreement and its Controlled Affiliates of the Partnership's Wireless Exclusive Services under a Permitted Brand at such times and in such geographic areas as to which Section 2(a)(i) of such Parents Agreement has ceased to be applicable to the Parent of such Cable Partner pursuant to Section 4(b) or 4(c) of such Parents Agreement;

          (r) Following the termination of a Parents Agreement, the offering, promotion and branding by the Cable Partner whose Parent is a party to such Parents Agreement and its Controlled Affiliates of the Partnership's Wireless Exclusive Services under a Permitted Brand in any geographic area where (i) neither such Cable Partner, its Controlled Affiliates nor any Local Joint Venture between such Cable Partner or its Controlled Affiliate and Sprint or its Controlled Affiliate is providing Local Telephony Services (as defined in the Parents Agreement) under the Sprint Brand and (ii) Sprint Parent has not provided or caused to be provided to such Cable Partner or its applicable Controlled Affiliate on competitive economic terms Long Distance Telephony Services (as defined in the Parents Agreement) under the Sprint Brand to offer and promote, and package with other products and services to offer and promote, to its customers, and for which it is authorized to act as a non-exclusive sales agent in that geographic area; and

          (s) The offering or promotion on a sales agency basis of any product or service offered by any Wireless Affiliate pursuant to or in accordance with an Affiliation Agreement.

Notwithstanding anything to the contrary in this Section 6, any investment fund in which a Partner or any of its Affiliates has an investment (including pension funds) that invests funds on behalf of and has a fiduciary duty to third party investors shall be permitted to engage in or invest in entities engaged in any activity whatsoever; provided that, neither such Partner nor any of its
                     --------
Controlled Affiliates, directly or indirectly, exercises any management or operational control whatsoever in any such entity engaging in a Wireless Business.

     6.4  Comcast Exceptions.
          ------------------

          The restrictions set forth in Section 6.1 shall not apply with respect to the following:

          (a) Subject to the limitations set forth in this Section 6.4, Comcast and its Controlled Affiliates may engage in any Competitive Activities with respect to any Wireless Business in the Comcast Area.

          (b) Comcast and its Controlled Affiliates may participate in a bid for and/or acquire any interest in a 10 MHz PCS license only in any of the BTAs in the Philadelphia MTA or the Allentown, Pennsylvania BTA. Comcast and its Controlled Affiliates may acquire any interest in a 10 MHz PCS license in any of the following cellular license areas in New Jersey: Hunterdon County, Middlesex County, Monmouth County and Ocean County; provided, that at the time of such
                                          --------
acquisition Comcast and its Controlled Affiliates own a controlling interest in a cellular license for such area and further provided, that the license area of
                                     ------- --------
such 10 MHz license shall not extend beyond such area in other than an immaterial manner. In the event Comcast and its Controlled Affiliates own a controlling interest in any such 10 MHz PCS license, then Comcast and its Controlled Affiliates will, to the extent permitted by applicable law, provide for their customers receiving services under any such 10 MHz PCS license to receive roaming services from any of WirelessCo's or its Affiliate's businesses providing services under any PCS license (the "Partnership's Businesses"), subject to the conditions that (i) such roaming is technically feasible, (ii) such roaming is at competitive rates and on other terms and conditions reasonably acceptable to Comcast and its Controlled Affiliates, (iii) the Partnership's Businesses support the features and services provided by Comcast and its Controlled Affiliates to their customers and (iv) subject to the same conditions, the Partnership's Businesses will provide for their customers to receive reciprocal roaming services from Comcast and its Controlled Affiliates in the areas described above at such times as neither PhillieCo nor WirelessCo owns or has an affiliation with respect to a Wireless Business license for such areas. Notwithstanding the foregoing, if the ownership by Comcast or any of its Controlled Affiliates of any 10 MHz PCS license outside of the Philadelphia MTA
(A) causes WirelessCo (including the ownership of its assets and the conduct of its business) to be in violation of any law or regulation or otherwise results in any restriction or other limitation on WirelessCo's ownership of its assets or conduct of its business or (B) in any way impairs, prevents or delays the ability of WirelessCo to bid for or acquire a Wireless Business license in any license area in which WirelessCo plans to engage in a Competitive Activity pursuant to or as set forth in the Initial Business Plan or its then-current Approved Business Plan, Comcast and its Controlled Affiliates will be prohibited from making such acquisition or, if such acquisition has already occurred, will cure the circumstances described above (including, if required, by divesting its ownership of the 10 MHz PCS license) within a commercially reasonable period of time after its receipt of notice from WirelessCo of the existence of such circumstances; provided that, in the event of such divestiture, Comcast and its Controlled Affiliates will have the right to resell service in such area provided such resale shall occur using WirelessCo's facilities if they are available and it is technically feasible to do so.

          (c) The Partnership will, at the request of Comcast and Affiliates and to the extent permitted by applicable law, (i) provide for customers receiving Wireless Business services from Comcast and its Controlled Affiliates in the Comcast Area, to receive roaming services in areas outside of the Comcast Area at competitive rates and on commercially reasonable terms and conditions where the Partnership Businesses own or have an affiliation with respect to a Wireless Business license, subject to the condition that such roaming is technically feasible; (ii) provide Comcast and its Controlled Affiliates' Wireless Businesses in the Comcast Area with SS7 interconnection to the Partnership's facilities on commercially reasonable terms and conditions and
(iii) in the event the Partnership or its Subsidiaries allow or are required by law to allow resale of their Wireless Exclusive Services in any part of the Comcast Area, allow Comcast and its Controlled Affiliates to resell such services in such part of the Comcast Area on commercially reasonable terms and conditions.

          (d) Comcast and its Controlled Affiliates may engage in any Competitive Activities with respect to any Wireless Business in the Kankakee, Illinois RSA cellular license area as well as the cellular license area served by Indiana Cellular Holdings, Inc., Harrisburg Cellular Telephone Company, Aurora/Elgin Cellular Telephone Company, Inc. and Joliet Cellular Telephone Company, Inc.; provided that such Competitive Activities are confined to the geographic territories of the cellular licenses currently held by such businesses.

          (e) Comcast and its Controlled Affiliates may participate in regional marketing activities within the Comcast Area for the purpose of: (i) selling to its "In-Territory Customers" (as defined below) wireless services within the Washington, D.C., New York and Philadelphia MTAs; and (ii) obtaining distribution from its "In-Territory Distributors" (as defined below) of wireless services within the Washington, D.C., New York and Philadelphia MTAs; provided that (A) Comcast and its Controlled Affiliates do not maintain or deploy any sales personnel, sales office or other direct sales presence, or otherwise advertise or promote the Comcast brand or any other brand, in either the New York MTA or the Washington, D.C. MTA outside of the Comcast Area, (B) Comcast and its Controlled Affiliates do not own or lease any wireless transmission facilities outside of the Comcast Area in connection therewith and (C) in obtaining the distribution contemplated by Section 6.4(e)(ii), Comcast and its Controlled Affiliates subcontract the provision of wireless services outside the Comcast Area to a third party provider only if such services cannot be subcontracted to WirelessCo without material adverse consequences for Comcast's and its Controlled Affiliates' ability to participate in such regional marketing activities. For the purposes hereof, an "In-Territory Customer" is a customer that has a business location in the Comcast Area and places the order for the services described above through Comcast and its Controlled Affiliates in the Comcast Area. For the purposes hereof, an "In-Territory Distributor" is a distributor that has a business location in the Comcast Area and requires a regional contract be entered into by Comcast and its Controlled

Affiliates in the Comcast Area. For purposes of this Section 6.4(e), the term "Comcast Area" shall include any area in which Comcast and its Controlled Affiliates at such time own a controlling interest in a PCS license which was permitted to be acquired under Section 6.4(b).

          (f) Comcast and its Controlled Affiliates may hold an interest in Nextel Communications, Inc. ("Nextel"), provided that (i) none of Comcast's or
                                        -------- ----
its Controlled Affiliates' Agents participate in or are present at any discussions, or receive any information, regarding Nextel's PCS bidding strategies; and (ii) at the election of Comcast, no later than October 24, 1995, either (A) Comcast and its Controlled Affiliates shall own securities representing less than 5.4% of the voting power and equity of all of the outstanding capital stock of Nextel, (B) no Agent of Comcast or any of its Controlled Affiliates shall be a director or officer of Nextel, and no director of Nextel shall be an appointee of Comcast or its Controlled Affiliates pursuant to any contractual right of Comcast and its Controlled Affiliates to appoint any director of Nextel, or (C) Comcast shall elect to become an Exclusive Limited Partner as of such date by giving written notice of such election to the Partnership; provided, however, that if Comcast and its Controlled Affiliates
             --------  -------
(x) fail to satisfy either of clauses (A) or (B) above at any time after October 24, 1995 or (y) acquire any additional common stock or other voting securities (or securities convertible into or exchangeable for common stock or other voting securities) of Nextel (as to (y) only, other than common stock acquired as a result of (I) the exercise of its stock option to acquire 25,000,000 shares and warrant to acquire 230,000 shares, (II) the consummation of its sale of the assets of Philadelphia Mobile Communications, Inc. to Nextel (the "PMCI Shares") or (III) the exercise by Comcast and its Controlled Affiliates of purchase rights to maintain, in the event of certain future share issuances by Nextel, the then current percentage ownership of Comcast and its Controlled Affiliates in Nextel assuming the exercise of such stock option and warrant in full and the receipt of the PMCI Shares (which percentage shall in no event exceed 15%), granted under that certain Stock Purchase Agreement dated as of September 14, 1992, among Comcast Parent, Comcast FCI, Inc. and Fleet Call, Inc., as amended; provided, that as a result of any such purchases pursuant to clauses (I), (II)
- - --------
and (III), Comcast and its Controlled Affiliates do not own 10% or more of the common stock of Nextel (determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934)), then Comcast will automatically (without any action required to be taken by the Partnership or any Partner) become an Exclusive Limited Partner. Notwithstanding the second proviso in the preceding sentence, if (1) such acquisition is the result of the exercise by Comcast and its Controlled Affiliates of such purchase rights and as a result thereof Comcast and its Controlled Affiliates own 10% or more of the common stock of Nextel as so determined, (2) Comcast and its Controlled Affiliates exercise any available registration rights within thirty (30) days following the acquisition of common stock pursuant to the exercise of such purchase rights and otherwise seek to Transfer such common stock as soon as practicable, and (3) an amount of Nextel common stock is Transferred within two hundred forty (240) days following the date of such acquisition such that thereafter Comcast and its Controlled Affiliates do not own 10% or more thereof as so determined, then Comcast will automatically (without any action required by the Partnership or any Partner) be returned to the status of General Partner if it satisfies either of clauses (A) or (B) above and is not otherwise required to be an Exclusive Limited Partner under this Section 6.4(f). If at any time following the date hereof Comcast and its Controlled Affiliates own more than 31% of the common stock of Nextel on a fully diluted basis (provided that at such time Nextel has a total market capitalization of at least $2,000,000,000), or own 50% or more of the common stock of Nextel on a fully-diluted basis (regardless of Nextel's total market capitalization), Comcast shall provide written notice to the Partnership and to each other Partner of the acquisition of such ownership interest (or the occurrence of any event causing Comcast and its Controlled Affiliates to exceed such ownership threshold) within five (5) days of such acquisition (or the occurrence of such event). The other Partners will have the option, exercisable within ninety (90) days of the date of such notice, to purchase the Interest of Comcast for a purchase price equal to the Net Equity thereof for cash at a closing to be held no later than ninety (90) days from the date such option is exercised. Such purchase shall occur in accordance with the procedures set forth in Section 11 as if Comcast were an "Adverse Partner" and each of the other Partners were a "Purchasing Partner.

          (g) The term "Comcast Area" means (i) the following cellular license areas (or portions thereof) in New Jersey: Hunterdon NJ1 RSA, New Brunswick MSA, Long Branch MSA, Trenton MSA, Allentown, PA MSA, Philadelphia MSA, Ocean NJ2 RSA, Atlantic City MSA, Vineland-Millville MSA, and Wilmington, DE MSA; (ii) Delaware; (iii) Maryland RSA2; (iv) counties in Pennsylvania in which Comcast and its Controlled Affiliates engaged in the cellular business as of October 24, 1994, and all counties in Pennsylvania contiguous thereto; (v) the Philadelphia MTA; and (vi) minor overlaps into any territory adjoining any of the areas included in (i) - (v) required to efficiently provide services in such area.

          (h) The obligations under Section 6.1(d) shall not apply to Comcast and its Controlled Affiliates with respect to any Competitive Activities permitted pursuant to this Section 6.4.

          (i) Comcast and its Controlled Affiliates may co-brand or package any Wireless Exclusive Services permitted to be provided pursuant to this Section
6.4 together with their cable television offerings; provided that in such event the only brand name(s) which may be used for any such Wireless Exclusive Services are any of the following, any combination thereof or any variants thereof substantially similar thereto: Comcast, Comcast Cellular, Comcast Metrophone, Metrophone, Comcast Cellular One and Cellular One, which Comcast represents are currently utilized by its cellular business in the Comcast Area as of the date hereof; provided further, however, that Comcast may request that the Partnership approve the use by Comcast and its Controlled Affiliates of another brand name (other than that of an inter-exchange carrier), in which case the Partnership's consent to the use thereof will not be unreasonably withheld.

     6.5  Freedom of Action.
          -----------------

     Except as set forth in this Section 6, no Partner or Affiliate shall have any obligation not to (i) engage in the same or similar activities or lines of business as the Partnership or its Subsidiaries or develop or market any products or services that compete, directly or indirectly, with those of the Partnership or its Subsidiaries, (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Partnership or its Subsidiaries, (iii) do business with any client or customer of the Partnership or its Subsidiaries, or (iv) employ or otherwise engage a former officer or employee of the Partnership or its Subsidiaries.

     6.6  Confidentiality.
          ---------------

          (a)  Maintenance of Confidentiality.  Each Partner and its Controlled
               ------------------------------
Affiliates and
the Partnership (each a "Restricted Party"), shall cause their respective officers and directors (in their capacity as such) to, and shall take all reasonable measures to cause their respective employees, attorneys, accountants, consultants and other agents and advisors (collectively, and together with their respective officers and directors, "Agents") to, keep secret and maintain in confidence all confidential and proprietary information and data of the Partnership and the other Partners or their Affiliates disclosed to it (in each case, a "Receiving Party") in connection with the formation of the Partnership and the conduct of the Partnership's business and in connection with the transactions contemplated by the Joint Venture Formation Agreement (the "Confidential Information") and shall not, shall cause their respective officers and directors not to, and shall take all reasonable measures to cause their respective other Agents not to, disclose Confidential Information to any Person other than the Partners, their Controlled Affiliates and their respective Agents that need to know such Confidential Information, or the Partnership. Each Partner further agrees that it shall not use the Confidential Information for any purpose other than monitoring and evaluating its investment, determining and performing its obligations and exercising its rights under this Agreement. The Partnership and each Partner shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their respective Controlled Affiliates or any of their respective Agents. The measures taken by a Restricted Party to protect Confidential Information shall not be deemed unreasonable if the measures taken are at least as strong as the measures taken by the disclosing party to protect such Confidential Information.

          (b)  Permitted Disclosures.  Nothing herein shall prevent any
               ---------------------
Restricted Party or its Agents from using, disclosing, or authorizing the disclosure of Confidential Information it receives in the course of the business of the Partnership which:

               (i) has been published or is in the public domain, or which subsequently comes into the public domain, through no fault of the Receiving Party;

               (ii) prior to receipt hereunder (or under that certain Agreement for Use and Non-Disclosure of Proprietary Information, dated as of May 4, 1994, among Affiliates of the Partners) was properly within the legitimate possession of the Receiving Party or, subsequent to receipt hereunder (or under such agreement), is lawfully received from a third party having rights therein without restriction of the third party's right to disseminate the Confidential Information and without notice of any restriction against its further disclosure;

               (iii)  is independently developed by the Receiving
     Party through Persons who have not had, either directly or indirectly, access to or knowledge of such Confidential
     Information;

               (iv) is disclosed to a third party with the written approval of the party originally disclosing such information, provided that such Confidential Information shall cease to be
     --------
     confidential and proprietary information covered by this Agreement only to the extent of the disclosure so consented to;

               (v) subject to the Receiving Party's compliance with paragraph (d) below, is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, provided that such Confidential
                            --------

     Information to the extent covered by a protective order or its equivalent shall otherwise continue to be Confidential
     Information required to be held confidential for purposes of this Agreement; or

               (vi) subject to the Receiving Party's compliance with paragraph (d) below, is required to be disclosed by applicable law or a stock exchange or association on which such Receiving Party's securities (or those of its Affiliate) are listed.

          (c) Notwithstanding this Section 6.6, any Partner may provide Confidential Information (i) to other Persons considering the acquisition (whether directly or indirectly) of all or a portion of such Partner's Interest in the Partnership pursuant to Section 12 of this Agreement, (ii) to other Persons considering the consummation of a Permitted Transaction with respect to such Person or (iii) to any financial institution in connection with borrowings from such financial institution by such Partner or any of its Controlled Affiliates, so long as prior to any such disclosure such other Person or financial institution executes a confidentiality agreement that provides protection substantially equivalent to the protection provided the Partners and the Partnership in this Section 6.6.

          (d) In the event that any Receiving Party (i) must disclose Confidential Information in order to comply with applicable law or the requirements of a stock exchange or association on which such Receiving Party's securities or those of its Affiliates are listed or (ii) becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or otherwise) to disclose any Confidential Information, the Receiving Party shall provide the disclosing party with prompt written notice so that in the case of clause (i), the disclosing party can work with the Receiving Party to limit the disclosure to the greatest extent possible consistent with legal obligations, or in the case of clause
(ii), the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. In the case of clause (ii), (A) if the disclosing party is unable to obtain a protective order or other appropriate remedy, or if the disclosing party so directs, the Receiving Party shall, and shall cause its employees to, exercise all commercially reasonable efforts to obtain a protective order or other appropriate remedy at the disclosing party's reasonable expense, and (B) failing the entry of a protective order or other appropriate remedy or receipt of a waiver hereunder, the Receiving Party shall furnish only that portion of the Confidential Information which it is advised by opinion of its counsel is legally required to be furnished and shall exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded such Confidential Information, it being understood that such reasonable efforts shall be at the cost and expense of the disclosing party whose Confidential Information has been sought.

          (e) Any press release concerning the business, affairs and operation of the Partnership shall be approved in advance by a Required Majority Vote of the Partnership Board.

          (f) The obligations under this Section 6.6 shall survive for a period of two (2) years from (i) as to all Partners and their respective Controlled Affiliates, the termination of the Partnership and (ii) as to any Partner and its Controlled Affiliates, such Partner's withdrawal therefrom (or otherwise ceasing to be a Partner); provided that such obligations shall continue
                          --------
indefinitely with respect to any trade secret or similar information which is proprietary to the

Partnership and provides the Partnership with an advantage over its competitors.

          (g) All references in this Section 6.6 to the Partnership shall, unless the context otherwise requires, be deemed to refer also to each Subsidiary of the Partnership.


          SECTION 7. ROLE OF EXCLUSIVE LIMITED PARTNERS

     7.1  Rights or Powers.
          ----------------

     The Exclusive Limited Partners shall not have any right or power to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way.

     7.2  Voting Rights.
          -------------

     The Exclusive Limited Partners shall have the right to vote only on the matters specifically reserved for the vote or approval of Partners (including the Exclusive Limited Partners) set forth in this Agreement, including those matters listed on Schedule 5.1(l).


     SECTION 8. TRANSACTIONS WITH PARTNERS; OTHER AGREEMENTS

     8.1  Sprint Cellular.
          ---------------

     In the event (i) WirelessCo is the winning bidder in the PCS Auction for a PCS license with respect to a license area and at such time Sprint and its Controlled Affiliates have an ownership interest in a cellular business or businesses (a "Sprint Cellular Business") having a service area which is included within such license area in whole or in part (an "Overlap Cellular Area") or (ii) WirelessCo has decided, at any time prior to September 28, 1997, to acquire a PCS license in a license area which includes an Overlap Cellular Area; and as a result of Sprint's ownership interest in a Sprint Cellular Business WirelessCo would not be awarded on an unconditional basis (in the event of clause (i) above) or be permitted to acquire (in the event of clause (ii) above) such PCS license under FCC rules and regulations relating to CMRS spectrum cap limitations, then Sprint agrees that it will divest such portion of such Sprint Cellular Business, within the time period provided by FCC rules in the event of clause (i) above, and as soon as commercially reasonable (e.g., to
                                                                       ----
avoid "fire sale" prices) in the event of clause (ii) above, or take any other action as is necessary, so that WirelessCo will not be impaired from holding or acquiring such PCS license. Nothing herein prevents one or more Partners from acquiring such PCS license if Sprint is unable to divest the overlap property in a timely manner, provided that, subject to applicable law, such Partner or
                 --------
Partners enter into an Affiliation Agreement with the Partnership and its Subsidiaries. This Section 8.1 shall not require Sprint to divest, or take any other action with respect to, any of the Sprint Cellular Businesses in the Charlotte, Cleveland, El Paso, Jacksonville, Knoxville, Omaha or Richmond MTAs.

     8.2  Sprint Brand Licensing Agreement.
          --------------------------------

     Simultaneously with the execution and delivery of this Agreement, the Partnership and Sprint

Communications have entered into an Amended and Restated Trademark License Agreement, a copy of which is attached hereto as Exhibit 8.2 (the "Trademark License").

     8.3  Marketing; Branding of Partnership Services.
          -------------------------------------------

          (a)  Marketing Channels.  The Partnership Services will be marketed
               ------------------
directly by the Partnership and through its marketing channels, which will include Sprint LD, the Cable Subsidiaries and other Controlled Affiliates of the Cable Partners, and Wireless Affiliates. The Partnership may enter into sales agency agreements with others, including (if and to the extent permitted by the original agency agreement) sub-agency agreements for Sprint LD Services and Cable Services; provided, however, that such appointment shall be subject to all
                --------  -------
of the terms and conditions of the original agency agreement (including performance and quality standards), and the appointing agent shall be responsible for ensuring compliance by its distributors and sub-agents with such terms and conditions.

          (b)  Sales Agency.  Sprint LD, the Cable Subsidiaries and other
               ------------
Controlled Affiliates of the Cable Partners (except for Cable Subsidiaries and other Controlled Affiliates of Comcast with respect to the Comcast Area) will be non-exclusive commission sales agents for the Partnership's Wireless Exclusive Services and Non-Exclusive Services ("Partnership Services") pursuant to agency agreements that conform to the provisions of this Section 8.3 and are otherwise in form and substance reasonably satisfactory to the parties thereto. The agency agreements will provide that all Partnership Services will be made available to each of Sprint LD and the Cable Subsidiaries and other Controlled Affiliates of the Cable Partners to offer, promote and package.

     The Partnership will be a non-exclusive commission sales agent for such long distance services of Sprint and its Affiliates (other than Sprint Cellular and any LEC properties owned by Controlled Affiliates of Sprint) (collectively, "Sprint LD") as Sprint LD may agree to make available to the Partnership ("Sprint LD Services") and for such services offered by a Cable Subsidiary or other Controlled Affiliate of a Cable Partner in the areas served by its local cable system as such Cable Subsidiary (or Controlled Affiliate) may agree to make available to the Partnership ("Cable Services"), in each case pursuant to agency agreements that conform to the provisions of this Section 8.3 and are otherwise in form and substance reasonably satisfactory to the parties thereto.

     Subject to Section 8.3(a), Sprint LD will be a sub-agent of the Partnership for Cable Services, and the Cable Subsidiaries and other Controlled Affiliates of the Cable Partners will be sub-agents of the Partnership for Sprint LD Services, in each case only if and to the extent that such sub-agency is permitted by the original agency agreement relating to such services. The Partnership will establish the commission structure and level for its sub-agents, provided that sub-agents that are Partners or their Controlled Affiliates will be paid commissions on a pass-through basis without deduction by the Partnership.

     No Partner or Controlled Affiliate thereof shall be required (i) to make any of its product or service offerings available to the Partnership to offer or promote pursuant to the first sentence of the second paragraph of this Section 8.3(b), (ii) to authorize the Partnership to include any product or service offerings that are made available by such Partner or Controlled Affiliate in a bilateral package with any Partnership Services or in a multilateral package with Partnership Services and product or service offerings of any other Partner or its Controlled Affiliates, or (iii) to authorize the Partnership to appoint any distributors or sub-agents for any product or service offerings that such Partner or its Controlled Affiliates make available to the Partnership, whether as a condition of its appointment as an agent for Partnership Services or otherwise.

     The sales agency agreements referenced to in this Section 8.3(b) will include appropriate customer and territorial restrictions. Sprint LD and the Cable Subsidiaries and other Controlled Affiliates of the Cable Partners will retain the "retail margins" on the sales of their respective services by the Partnership, and will pay a sales commission to the Partnership.

          (c)  Commissions.  Commissions payable to the Partnership under sales
               -----------
agency agreements for Sprint LD Services and for Cable Services and commissions payable to Sprint LD and the Cable Subsidiaries and other Controlled Affiliates of the Cable Partners under sales agency agreements for Partnership Services will be not less favorable to the agent than those for comparable agency arrangements (considering churn, marketing support provided by agent, etc.) of the relevant principal with third parties, irrespective of volume. The Partners acknowledge that commission arrangements between Cable Subsidiaries and other Controlled Affiliates of the Cable Partners and owners of multiple dwelling units, shared tenant services companies and the like are not comparable agency arrangements for this purpose. Commissions will be paid on the basis of net customer growth (i.e., after taking into account churn) and in the case of a
                 ----
sale to an existing customer will only be paid on the basis of incremental sales revenue from such customer resulting from such sale, if any.

          (d)  Exclusivity.  The Partnership will require as a condition to its
               -----------
appointment of Sprint LD, each Cable Subsidiary or other Controlled Affiliate of the Cable Partners and each Wireless Affiliate as sales agents for the Partnership Services, that Sprint LD, such Cable Subsidiary or other Controlled Affiliate of the Cable Partners and such Wireless Affiliate agree that, except as permitted under Section 6, it will not offer, promote or package any Wireless Exclusive Services other than the Partnership Services and, in the case of a Wireless Affiliate, the products and services of such Wireless Affiliate, during the term of such agency.

          (e)  Brand.  The Partnership Services will be offered, promoted and
               -----
packaged solely under the Licensed Mark (as defined in the Sprint Trademark License Agreement attached as Exhibit 8.2), except that the foregoing shall not preclude (i) the inclusion of Partnership Services bearing the Licensed Mark (or, if permitted under clause (ii), a Permitted Brand) in a package with any products or services offered, promoted or packaged by a Cable Subsidiary or other Controlled Affiliate of a Cable Partner (whether such package is offered by any of the foregoing or by any of their respective sub-agents or distributors) that bear a mark or brand other than the Licensed Mark or (ii) to the extent expressly permitted by Sections 6.3(q) and 6.3(r), the offering, promoting and packaging of Partnership Services under a Permitted Brand.

          (f)  Right to Market Own Products.  Nothing in this Section 8.3 shall
               ----------------------------
govern or restrict the right of Sprint LD or any Cable Subsidiary or other Controlled Affiliate of a Cable Partner to market, sell or distribute its own products or services.

     8.4  Preferred Provider.
          ------------------

     The Partnership and its Subsidiaries shall contract with each Partner, its Affiliates and third parties, as appropriate, on a negotiated arms-length basis, for services they may require, which may include billing and information systems and marketing and sales services. The Partnership and its Subsidiaries may in the normal course of their respective businesses enter into transactions with the Partners and their respective Affiliates, provided that the Partnership
                                              --------
Board by the requisite vote pursuant to Section 8.6 has determined that the price and other terms of such transactions are fair to the Partnership and its Subsidiaries and that the price and other terms of such transaction are not less favorable to the Partnership and its Subsidiaries than those generally prevailing with respect to comparable transactions involving non-Affiliates of Partners. Subject to the foregoing, the Partnership Board, acting in accordance with Section 8.6, may in its discretion elect from time to time to provide rights of first opportunity to various Partners or their Affiliates to provide services to the Partnership and its Subsidiaries; provided that the Partnership
                                                  --------
Board shall have adopted, by Unanimous Vote, procedures (including conflict avoidance procedures) relating generally to such right of first opportunity arrangements, and the provision of such rights and all matters related to the exercise thereof shall be subject to and effected in a manner consistent with such procedures. The Partnership and its Subsidiaries are expressly authorized to enter into the agreements expressly referred to in this Section 8.

     8.5  MFJ.
          ---

     Each Partner agrees that neither it nor any of its Controlled Affiliates shall take any action that (i) causes such Partner or the Partnership to become a BOC or (ii) causes the Partnership to become a BOC Affiliated Enterprise or an entity subject to any restriction or limitation under Section II of the MFJ, if, in the case of clause (ii) above, the results referred to in such clause (ii) would have a material adverse effect on the business, assets, liabilities, results of operations, financial condition or prospects of the Partnership and its Subsidiaries.

     8.6  Interested Party Transactions.
          -----------------------------

     Any contract, agreement, relationship or transaction between the Partnership or any of its Subsidiaries, on the one hand, and any Partner or any Person in which a Partner (or any of its Controlled Affiliates) has a direct or indirect material financial interest (other than the Partnership, MinorCo, PhillieCo and their respective Subsidiaries) or which has a direct or indirect material financial interest in such Partner (provided that a Person shall not be
                                             --------
deemed to have such an interest solely as a result of its ownership of less than 10% (by value) of the outstanding economic interests in a Publicly Held Parent of a Partner (or a Publicly Held Intermediate Subsidiary of such Parent)) (each, an "Interested Person") on the other hand, shall be approved and all decisions with respect thereto (including a decision to accept or reject an Offer pursuant to Section 6.1(c), the determination to amend, terminate or abandon any such contract or agreement, whether there has been a breach thereof and whether to exercise, waive or release any rights of the Partnership with respect thereto) shall be made (after full disclosure by the interested Partner of all material facts relating to such matter) by the Partnership Board (with the Representatives of the interested Partner(s) absent from the deliberations and abstaining from the vote with respect thereto) by the requisite affirmative vote of the Representatives of the disinterested General Partners. For purposes of the foregoing, a disinterested General Partner is a General Partner that is not a party to, and does not have an

Interested Person that is a party to, the contract, agreement, relationship or transaction in question.

     8.7  Access to Technical Information.
          -------------------------------

     Subject to the provisions of Sections 6 and 10.4 of this Agreement and to applicable confidentiality restrictions, the Partnership and its Subsidiaries shall grant to each Partner and its Controlled Affiliates access to Technical Information of the Partnership and its Subsidiaries ("Partnership Technical Information"). Such access shall be granted at such reasonable times and locations and on such other reasonable terms as the Partnership Board may approve by Required Majority Vote pursuant to Section 8.6. Subject to Section 6, the Partnership and its Subsidiaries shall grant to any such Partner or its Controlled Affiliate a license to use any Partnership Technical Information to which it is granted access pursuant to this Section 8.7 (and to make copies thereof at such Partner's expense), which license shall provide for royalties and fees and other terms and conditions that are generally prevailing with respect to comparable transactions involving unrelated third parties and are at least as favorable to such Partner or its Controlled Affiliate as those generally prevailing with respect to comparable licenses (if any) granted to non-Affiliates of Partners; provided that, except as expressly provided in
                            --------
Section 8.12, the Partnership shall not grant any Partner or its Controlled Affiliates access to any Proprietary Technical Information. The rights of access granted pursuant to this Section 8.7 shall be subject to the pre-existing rights of any third party to such Partnership Technical Information.

     8.8  Parent Undertaking.
          ------------------

     Simultaneously with the execution and delivery of this Agreement, each Parent has executed and delivered to the Partnership and the other Partners a Parent Undertaking.

     8.9  Certain Additional Covenants.
          ----------------------------

          (a) Each Cable Partner agrees that for so long as such Cable Partner is a Partner during the Term (as defined in the Parents Agreement) of the Parents Agreement to which the Parent of such Cable Partner is a party, neither it nor any of its Controlled Affiliates will engage in any transaction or series of related transactions, other than a Permitted Transaction, in which cable television system assets owned directly or indirectly by the Parent of such Partner are Transferred if, after giving effect to such transaction or the last transaction in such series of related transactions, the number of basic subscribers served by the cable television systems in the United States of America (including its territories and possessions other than Puerto Rico) owned by the Parent of such Partner, directly and indirectly through its Controlled Affiliates, is equal to twenty-five percent (25%) or less of the number of basic subscribers served by the cable television systems in the United States of America (including its territories and possessions other than Puerto Rico) owned by the Parent of such Partner, directly and indirectly through its Controlled Affiliates, before giving effect to such transaction or the first transaction in such series of related transactions.

          (b) Sprint agrees that for so long as Sprint is a Partner during the Term (as defined in the Parents Agreement) of any Parents Agreement, neither it nor any of its Controlled Affiliates will engage in any transaction or series of related transactions, other than a Permitted Transaction, in which long distance telecommunications business assets owned directly or indirectly by Sprint Parent are Transferred if, after giving effect to such transaction or the last transaction in such series of related transactions, the number of customers served by the long distance telecommunications business in the United States of America (including its territories and possessions other than Puerto Rico) owned by Sprint Parent, directly and indirectly through its Controlled Affiliates, is equal to twenty-five percent (25%) or less of the number of customers served by the long distance telecommunications business in the United States of America (including its territories and possessions other than Puerto Rico) owned by Sprint Parent, directly and indirectly through its Controlled Affiliates, before giving effect to such transaction or the first transaction in such series of related transactions.

     8.10 PioneerCo Preemptive Rights.
          ----------------------------

     The PioneerCo Partnership Agreement will provide that Cox Pioneer Partnership and the Partnership (or a Subsidiary of the Partnership) will have certain put and call rights that may result in the acquisition by the Partnership of Cox Pioneer Partnership's interest in PioneerCo in exchange for an additional Interest in the Partnership. At the time of such exchange, each of the Partners (other than Cox) will be permitted to make Additional Capital Contributions in cash up to the amount necessary to permit such Partner to avoid any reduction in its Percentage Interest as a consequence of such exchange (assuming that all such other Partners were to exercise such right).

     8.10 Foreign Ownership.
          -----------------

          (a)  Certain Definitions and Concepts.  For purposes of this Section
               --------------------------------
8.11:

               (i) "Foreign Ownership Restriction" means any federal law or regulation restricting the amount of ownership or voting control that may be held by non-citizens of the United States in holders of licenses or other authorizations issued by the FCC or in Persons controlling such holders (including 47 U.S.C. (S)310(b) and the rules and regulations promulgated thereunder by the FCC).

               (ii) "Covered Licensee" means any of the Partnership or any Subsidiary thereof that holds any license or other authorization issued by the FCC or that controls the holder of any license or other authorization for purposes of any Foreign Ownership Restriction.

               (iii) "Foreign Ownership Threshold" means, with respect to any Covered Licensee, the maximum amount of foreign ownership or foreign voting control of such Covered Licensee that is permitted by any Foreign Ownership Restriction applicable to such Covered Licensee, less the amount of foreign ownership or foreign voting control of such Covered Licensee that is attributable from any Person other than a Partner.

               (iv) "Foreign Ownership Safe Harbor" means, with respect to any Covered Licensee, ninety percent (90%) of the Foreign Ownership Threshold of such Covered Licensee.

               (v) Except as provided in clause (vi) of this Section 8.11(a), a Partner's "Attribution Cap" equals, with respect to the Foreign Ownership Threshold of any Covered Licensee:

                    (A) in the case of Sprint, the product of the Percentage Interest of Sprint times twenty-eight percent (28%), and
                   -----

                    (B) in the case of any Cable Partner, the product of (x) the Foreign Ownership Threshold of such Covered Licensee minus Sprint's
                                                         -----
Attribution Cap times (y) the Percentage Interest of such Cable Partner divided
                -----                                                   -------
by the aggregate Percentage Interests of all Cable Partners.
- - --

               (vi) Notwithstanding clause (v) of this Section 8.11(a), if (A) the proposed transaction among Deutsche Telekom, France Telecom and Sprint Parent providing for the purchase by Deutsche Telekom and France Telecom of certain shares of stock of Sprint Parent is abandoned without the consummation of all of the stock purchases contemplated thereby and (B) definitive agreements with respect to a similar alternative transaction with a non-citizen of the United States have not been entered into by Sprint Parent prior to March 28, 1997 or such transaction has not been consummated prior to March 28, 1998, then, with respect to any Covered Licensee, each Partner's Attribution Cap shall equal the product of the Percentage Interest of such Partner times the Foreign Ownership Threshold of such Covered Licensee.

               (vii) Notwithstanding clause (v) of this Section 8.11(a), if the Foreign Ownership Threshold with respect to any Covered Licensee exceeds 28%, each Partner's Attribution Cap shall equal the product of the such Partner's Percentage Interest times the Foreign Ownership Threshold of such Covered
                    -----
Licensee.


          (b)  Covenant Regarding Foreign Ownership.  Subject to Section 8.11
               ------------------------------------
(c), no Partner shall cause or permit the amount of foreign ownership or foreign voting control attributable to any Covered Licensee from such Partner and its Controlled Affiliates (determined in accordance with the method of attribution prescribed in the applicable Foreign Ownership Restrictions) to exceed the Attribution Cap of such Partner applicable to such Covered Licensee, increased by any portion of any other Partner's applicable Attribution Cap that such other Partner has authorized such Partner to use for purposes of determining compliance with this Section 8.11(b), and decreased by any portion of such Partner's applicable Attribution Cap that such Partner has authorized any other Partner to use for purposes of determining compliance with this Section 8.11(b).

          (c)  Right to Cure Potential Violations.  So long as a Partner and its
               ----------------------------------
Controlled Affiliates are using their respective commercially reasonable efforts to cause the amount of foreign ownership and foreign voting control attributable to each Covered Licensee from such Partner and its Controlled Affiliates to be reduced below the maximum amount permitted by Section 8.11(b) (without regard to this Section 8.11(c)), such Partner shall not be deemed to be in violation of its covenant in Section 8.11(b) until the earlier of:

               (i) such time as the aggregate amount of foreign ownership or foreign voting control attributable to any Covered Licensee (including the foreign ownership and foreign voting control attributable from such Partner and its Controlled Affiliates) exceeds the Foreign Ownership Safe Harbor, or

               (ii) thirty (30) days after such Partner receives written notice from any other Partner that such other Partner or any of its Controlled Affiliates desires to engage in any transaction permitted by section 8.11(b) that, if consummated, would cause the aggregate amount of foreign ownership or foreign voting control attributable to any Covered Licensee to exceed the Foreign Ownership Safe Harbor if the foreign ownership attributable to such Covered Licensee from such Partner and its Controlled Affiliates continued to exceed the maximum amount permitted by
Section 8.11(b).

          (d)  Authorization to Use the Attribution Cap of Another Partner.  Any
               -----------------------------------------------------------
authorization by one Partner to another Partner of the right to use any portion of the authorizing Partner's applicable Attribution Cap for purposes of determining compliance with Section 8.11(b) shall be evidenced by a written instrument delivered by the authorizing Partner to the Partnership and each other Partner.

     8.12 Product Integration.
          -------------------

          (a) The Partnership shall undertake to architect and design its systems, platforms, networks and products in a manner that facilitates seamless integration of the Partnership's Wireless Exclusive Services with the telecommunications products and services offered by the Partnership and its Subsidiaries, each Partner and its Controlled Affiliates, Teleport and any Local Joint Venture. The adoption of all budgets, plans and procedures by the Partnership regarding the planning, design and development activities of the Partnership with respect to the architecture and design of all systems, platforms, networks and products shall require a Required Majority Vote of the Partnership Board, and each Partner shall have the right to participate fully in such planning, design and development activities and shall have access to and rights to use all Partnership Technical Information relating to such activities in accordance with Section 8.7 (except to the extent otherwise provided in Sections 8.12(b), (c) and (d) below with respect to any Proprietary Technical Information).

          (b) Following July 31, 1996, each Partner shall have the right to cause the Partnership to undertake, in cooperation with such Partner and at such Partner's cost and expense, the development of Technical Information that such Partner reasonably believes is necessary to integrate the Partnership's Wireless Exclusive Services with the wireline telecommunications products and services of
(x) Sprint and its Controlled Affiliates, if such Partner is Sprint, (y) such Partner and its Controlled Affiliates and/or Teleport, if such Partner is a Cable Partner, or (z) any Local Joint Venture in which such Partner or its Controlled Affiliate has an interest (or to which such Partner or its Controlled Affiliate is a party) ("Proprietary Technical Information"); provided, that such
                                                             --------
undertaking by the Partnership shall not materially interfere with the Partnership's ongoing planning, design and development activities and any such integration shall not adversely impact in any material respect the operating characteristics of the Partnership's existing systems, platforms, networks or products. The Partner causing the Partnership to develop any such Proprietary Technical Information (the "Initiating Partner") shall have the irrevocable, royalty-free exclusive right and license to make (or have made), use, sell, copy, modify and sublicense such Proprietary Technical Information; provided,
                                                                    --------
that (i) the Initiating Partner shall have no such exclusive right as to any pre-existing Partnership Technical Information used in the development of any such Proprietary Technical Information, (ii) if (A) the Initiating Partner is Sprint, each other Partner that has, or has a Controlled Affiliate that has, entered a Local Joint Venture with Sprint or a Controlled Affiliate of Sprint, or (B) the Initiating Partner is a Cable Partner, each other Cable Partner and, if Sprint or a Controlled

Affiliate of Sprint has entered a Local Joint Venture with such Initiating Partner or a Controlled Affiliate of such Initiating Partner, Sprint, shall be entitled to participate in the development of Proprietary Technical Information in cooperation with the Initiating Partner (except that neither Sprint (if a Cable Partner is the Initiating Partner) nor any of the Cable Partners (if Sprint is the Initiating Partner) shall be entitled to participate in the development of any Proprietary Technical Information integrating the Partnership's Wireless Exclusive Services with telecommunications products and services designed primarily for non-residential customers ("Business-Related Information")), and (iii) if one or more other Partners participates in the development of any Proprietary Technical Information pursuant to clause (ii) above, the Initiating Partner and each such other Partner shall have the exclusive (other than as among the Initiating Partner and each such other Partner) irrevocable, royalty-free right and license to make (or have made), use, sell, copy, modify and sublicense such Proprietary Technical Information; however, in such case, no Initiating Partner or such other Partner having the foregoing rights as to any such Proprietary Technical Information developed pursuant to this Section 8.12(b) shall sublicense or otherwise grant rights with respect to such Proprietary Technical Information to any Person other than such Partner and its Controlled Affiliates, the Partnership and its Subsidiaries, any Local Joint Venture in which the Initiating Partner (or its Controlled Affiliate) or such other Partner (or its Controlled Affiliate) that participated in the development of such Proprietary Technical Information has an interest (or to which any of the foregoing is otherwise a party), and Teleport (if a Cable Partner is the Initiating Partner) (provided that the restrictions set forth in
                                    --------
this clause (iii) shall apply only to the use of such Proprietary Technical Information in connection with the provision of telecommunications products and services to customers located in the United States and its territories, other than Puerto Rico). Subject to Section 8.12(c), the costs and expenses incurred in the development of Proprietary Technical Information shall be borne by the Initiating Partner and each such other Partner that elects to participate in the development of such Proprietary Technical Information ratably in proportion to their respective Percentage Interests.

          (c) To the extent that following the development of any Business-Related Information, the Initiating Partner or any of its Controlled Affiliates uses or licenses or permits a sub-license (or otherwise grants any right) for the use of all or any portion of such Business-Related Information for an application thereof to a telecommunications product or service for residential customers to any material extent (other than the provision by a non-residential customer of access to any such product or service solely for business purposes, provided that such product or service is not offered, promoted or packaged to
- - --------
residential customers), the Initiating Partner shall promptly notify each other Partner that would have been entitled to participate in such development but for the restriction on its right to participate in the development of Business-Related Information contained in the second sentence of Section 8.12(b), and each such other Partner shall be entitled to an irrevocable right and license to make (or have made), use, sell, copy, modify or sub-license any such portion of such Business-Related Information (but subject to the restriction in clause
(iii) of the proviso in the second sentence of Section 8.12(b) above), subject to the payment by such Partner of a pro rata portion of the development costs and expenses attributable to the development of such portion of such Business-Related Information used for such application for residential customers (which shall be borne by the Initiating Partner, any other Partner initially participating in the development of such Business-Related Information (an "Initial Participating Partner"), and any Partner(s) exercising rights under this paragraph ratably in proportion to their respective Percentage Interests). Such payment shall be made as a direct reimbursement to the Initiating Partner and each Initial Participating Partner of the applicable portion of the development costs and expenses previously paid to the Partnership by the Initiating Partner and the Initial Participating Partner.

          (d) In connection with the proposed development of any Proprietary Technical Information, the applicable Partners and the Partnership shall agree in writing to processes and procedures related to such development and the actual scope of use, ownership, license and sub-license rights with respect to such Proprietary Technical Information (including the nature and extent of any pre-existing Partnership Technical Information to be used in the development of such Proprietary Technical Information), which in any such case shall be consistent with this Section 8.12, unless otherwise agreed by the applicable Partners and the Partnership. If, in connection with any development pursuant to
Section 8.12, any Partner or the Partnership develops or invents any technology or other intellectual property giving rise to any patent rights, subject to the other provisions of this Section 8.12, common law principles relating to the ownership of and rights to use patentable inventions shall govern the ownership of and rights to use such technology or other intellectual property, unless otherwise agreed by the parties participating in the development of such technology or other intellectual property. Notwithstanding anything in this Agreement to the contrary, without such Partner's prior written consent, no licenses, either express or implied, are granted to the Partnership, any other Partner or any other entity for any Proprietary Technical Information or other Technical Information Rights owned or solely developed by a Partner.

     8.13 Provision of Services.
          ---------------------

     To the extent permitted by applicable law, each Partner agrees that it and its Controlled Affiliates shall use all commercially reasonable efforts to cause its local cable television and/or telephone operations to provide appropriate services to WirelessCo in all its owned and operated markets as well as markets operating under an Affiliation Agreement with WirelessCo, including any Affiliation Agreement with PioneerCo. Such services may include antenna sites and/or strand mounting of RF and transmission equipment owned by WirelessCo or any Affiliate thereof and transmission facilities between cell sites and designated switching locations. Services may also include provision of primary power, standby power and maintenance. Pricing of the foregoing services will be negotiated at a local level and is expected to reflect all relevant costs plus a reasonable return. Notwithstanding the foregoing, Comcast will not be required to provide any services to WirelessCo under this Section 8.13 in any territories in which Comcast or its Controlled Affiliates operate Wireless Businesses in the Comcast Area.

     8.14 Comcast Representative.
          ----------------------

     Notwithstanding any other provision of this Agreement, for such time
(the "Restricted Time") as Comcast or any of its Controlled Affiliates engages in any Competitive Activity in any portion of the Comcast Area, Comcast agrees to cause any Representative of Comcast who participates in Designated Matters (as defined below) not to (i) be involved in any Competitive Activities engaged in by Comcast or its Controlled Affiliates in the Restricted Area (as defined below) and (ii) disclose or discuss the Designated Matters with any Agent of Comcast that is involved in Competitive Activities in the Restricted Area. During the Restricted Time, each Partner (other than Comcast) and its Controlled Affiliates and the Partnership and its Subsidiaries shall not, shall cause their respective officers and directors (in their capacity as such) not to, and shall take all reasonable measures to cause their respective other Agents not to, disclose any information (including any financial projections, budgets or other operating or business plans) regarding the provision, by the Partnership and its Subsidiaries or by any Third Party Provider (as defined below) of Wireless Exclusive Services in any portion of the Comcast Area, to Comcast or any of its Controlled Affiliates or Agents other than such Representative of Comcast. As used herein, "Designated Matters" means the participation in any discussions regarding, the obtaining of any information or the casting of any votes, in each case with respect to any matter concerning the provision by the Partnership or its Subsidiaries of Wireless Exclusive Services in a portion (the "Restricted Area") of the Comcast Area (including the terms of any Affiliation Agreement with any Person providing such Wireless Exclusive Services (a "Third Party Provider")).

     8.15 Purchasing.
          ----------

     The Partners and their respective Controlled Affiliates will cooperate with each other in a commercially reasonable manner to structure arrangements whereby the Partners, their respective Controlled Affiliates, and the Partnership and its Subsidiaries would, to the extent permitted by applicable law and regulation, coordinate their respective buying efforts from third party vendors in a manner such that the benefits of such coordinated efforts would be available to the Partnership and its Subsidiaries, each Partner and each Partner's respective Controlled Affiliates in making such purchases of equipment and materials as may be required for (i) the accomplishment of the purposes of the Partnership and its Subsidiaries and (ii) the operations of the permitted businesses of any Partner or its Controlled Affiliates.

     8.16 Advertising Reimbursement.
          -------------------------

     On December 31, 1996, if by such date Sprint and the Cable Partners have not entered into an agreement regarding Teleport as contemplated under Section 3(b) of the Parents Agreements between Sprint and each Parent of the Cable Partners in the form executed and delivered as of the date hereof, Sprint will pay to each of the Cable Partners an amount, together with interest thereon at the rate of six percent (6%) per annum from and including February 1, 1996 until the date on which such amount is paid, in cash equal to the sum of (A) the value of the advertising availability previously made available to the Partnership by such Partner and its Controlled Affiliates at no charge pursuant to Section 9.13(b) of the Prior Partnership Agreement and (B) an amount equal to such Cable Partner's Percentage Interest times the value of the advertising availability
                              -----
previously purchased by the Partnership and its Subsidiaries pursuant to Section 9.13(b) of the Prior Partnership Agreement.


                  SECTION 9.  REPRESENTATIONS AND WARRANTIES

     9.1  Representations and Warranties by Partners.
          ------------------------------------------

     Each Partner hereby represents and warrants that as of the date hereof:

          (a)  Due Incorporation or Formation; Authorization of Agreement.  Such
               ----------------------------------------------------------
Partner is a corporation duly organized or a partnership duly formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate or partnership power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Partner is duly licensed or qualified to do business and, if applicable, in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Partner has the corporate or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate or partnership action. Assuming the due execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Partner enforceable against such Partner in accordance with its terms, subject as to enforceability to limits imposed by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies.

          (b)  No Conflict with Restrictions; No Default. Neither the execution,
               -----------------------------------------
delivery and performance of this Agreement nor the consummation by such Partner of the transactions contemplated hereby (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to such Partner or any of its Controlled Affiliates, (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the articles of incorporation, bylaws or partnership agreement of such Partner or any of its Controlled Affiliates or of any material agreement or instrument to which such Partner or any of its Controlled Affiliates is a party or by which such Partner or any of its Controlled Affiliates is or may be bound or to which any of its material properties or assets is subject (other than any such conflict, violation, breach or default that has been validly and unconditionally waived), (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights or require any consent, authorization or approval under any indenture, mortgage, lease agreement or instrument to which such Partner or any of its Controlled Affiliates is a party or by which such Partner or any of its Controlled Affiliates is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of such Partner or any of its Controlled Affiliates, which in any such case could reasonably be expected to have a material adverse effect on the Partnership or to materially impair such Partner's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Partner or its Parent.

          (c)  Governmental Authorizations.  Any registration, declaration or
               ---------------------------
filing with, or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required to be obtained by such Partner in connection with the valid execution, delivery, acceptance and performance by such Partner under this Agreement or the consummation by such Partner of any transaction contemplated hereby has been or will be completed, made or obtained, except for any FCC or other regulatory approvals, licenses, permits or other authorizations required to be obtained by the Partnership in connection with the acquisition and ownership of Wireless Business licenses relating to PCS.

          (d)  Litigation.  There are no actions, suits, proceedings or
               ----------
investigations pending
or, to the knowledge of such Partner or its Parent, threatened against or affecting such Partner or any of its Controlled Affiliates or any of their properties, assets or businesses in any court or before or by any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit or proceeding, which if adversely determined could), reasonably be expected to materially impair such Partner's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Partner or its Parent; and such Partner or any of its Controlled Affiliates has not received any currently effective notice of any default, and such Partner or any of its Controlled Affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, which default could reasonably be expected to materially impair such Partner's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Partner or its Parent.

          (e)  MFJ.  Such Partner is not a BOC, a BOC Affiliated Enterprise or
               ---
an entity subject to any restrictions under Section II of the MFJ.

          (f)  Subsidiaries.  Such Partner is a direct or indirect wholly owned
               ------------
Subsidiary of its Parent.

     9.2  Representation and Warranty of Sprint.
          -------------------------------------

     Sprint hereby represents and warrants that as of the date hereof Sprint Communications is the primary entity through which Sprint Parent conducts its long distance telecommunications business in the United States of America (including its territories and possessions other than Puerto Rico).


                  SECTION 10.  ACCOUNTING, BOOKS AND RECORDS

     10.1 Accounting, Books and Records.
          -----------------------------

     The Partnership shall maintain at its principal office separate books of account for the Partnership which (i) shall fully and accurately reflect all transactions of the Partnership, all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Partnership and the operation of its business in accordance with GAAP or, to the extent inconsistent therewith, in accordance with this Agreement and (ii) shall include all documents and other materials with respect to the Partnership's business as are usually entered and maintained by persons engaged in similar businesses. The Partnership and its Subsidiaries shall use the accrual method of accounting in preparation of their annual reports and for tax purposes and shall keep their books and records accordingly. Subject to
Section 10.4, any Partner or its designated representative shall have the right, at any reasonable time and for any lawful purpose related to the affairs of the Partnership and its Subsidiaries or the investment in the Partnership and its Subsidiaries by such Partner, (i) to have access to and to inspect and copy the contents of such books or records, (ii) to visit the facilities of the Partnership and its Subsidiaries and (iii) to discuss the affairs of the Partnership and its Subsidiaries with their respective officers, employees, attorneys, accountants, customers and suppliers. Neither the Partnership nor its Subsidiaries shall charge such

Partner for such examination and each Partner shall bear its own expenses in connection with any examination made for any such Partner's account.

     10.2 Reports.
          -------

          (a)  In General.  The chief financial officer of the Partnership shall
               ----------
be responsible for the preparation of financial reports of the Partnership and the coordination of financial matters of the Partnership with the Accountants.

          (b)  Periodic and Other Reports.  The Partnership shall cause to be
               --------------------------
delivered to each Partner the financial statements listed in clauses (i) through
(iii) below, prepared, in each case, in accordance with GAAP (and, if required by any Partner for purposes of reporting under the Securities Exchange Act of 1934, Regulation S-X), and such other reports as any Partner may reasonably request from time to time, provided that, if the Partnership Board so
                           --------
determines within thirty (30) days thereof, such other reports shall be provided at such requesting Partner's sole cost and expense. Such financial statements shall be accompanied by an analysis, in reasonable detail, of the variance between the financial condition and results of operations reported therein and the corresponding amounts for the applicable period or periods in the Approved Business Plan. The monthly and quarterly financial statements referred to in clauses (ii) and (iii) below may be subject to normal year-end audit adjustments.

               (i) As soon as practicable following the end of each Fiscal Year (and in any event not later than seventy-five (75) days after the end of such Fiscal Year) and at such time as distributions are made to the Partners pursuant to Section 14.2 following the occurrence of a Liquidating Event, a consolidated balance sheet of the Partnership and its Subsidiaries as of the end of such Fiscal Year and the related statements of operations, Partners' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Accountants, and in each case, to the extent the Partnership was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

               (ii) As soon as practicable following the end of each of the first three calendar quarters of each Fiscal Year (and in any event not later than forty (40) days after the end of each such calendar quarter), a consolidated balance sheet of the Partnership as of the end of such calendar quarter and the related consolidated statements of operations, Partners' Capital Accounts and changes therein, and cash flows for such calendar quarter and for the Fiscal Year to date, in each case, to the extent the Partnership was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year's calendar quarter and interim period corresponding to the calendar quarter and interim period just completed.

               (iii) As soon as practicable following the end of each of the first two calendar months of each calendar quarter (and in any event not later than thirty (30) days after the end of such calendar month), a consolidated balance sheet as of the end of such month and consolidated statements of operations for the interim period through such month and the monthly period then ended, setting forth in comparative form the corresponding figures from the Business Plan for such month and the interim period through such month.

     The quarterly or monthly statements described in clauses (ii) and (iii) above shall be accompanied by a written certification of the chief financial officer of the Partnership that such statements have been prepared in accordance with GAAP or this Agreement, as the case may be.

     10.3 Tax Returns and Information.
          ---------------------------

          (a) Sprint, acting in its capacity as a General Partner, shall act as the "Tax Matters Partner" of the Partnership within the meaning of Section 6231(a)(7) of the Code (and in any similar capacity under applicable state or local law) (the "Tax Matters Partner"). If Sprint shall cease to be a General Partner, then the Partner with the greatest Voting Percentage Interest, acting in its capacity as a General Partner, shall thereafter act as the Tax Matters Partner. The Tax Matters Partner shall take reasonable action to cause each other Partner to be treated as a "notice partner" within the meaning of Section 6231(a)(9) of the Code. All reasonable expenses incurred by a Partner while acting in its capacity as Tax Matters Partner shall be paid or reimbursed by the Partnership. Each Partner shall be given at least five (5) Business Days advance notice from the Tax Matters Partner of the time and place of, and shall have the right to participate (and the Partnership and the Tax Matters Partner shall take such action as may be necessary to cause the tax matters partner of any Subsidiary to extend to the Partners the right to participate) in (i) any material aspect of any administrative proceeding relating to the determination of partnership items at the Partnership level (or at the level of any Subsidiary thereof) and (ii) any material discussions with the Internal Revenue Service relating to the allocations pursuant to Section 3 of this Agreement or pursuant to the partnership agreement of any Subsidiary. The Tax Matters Partner shall not, and the Partnership shall not permit the tax matters partner of any Subsidiary to, initiate any action or proceeding in any court, extend any statute of limitations, or take any other action contemplated by Sections 6222 through 6232 of the Code that would legally bind any other Partner, the Partnership or any Subsidiary without approval of the Partnership Board by a Required Majority Vote. The Tax Matters Partner shall from time to time upon request of any other Partner confer, and cause the Partnership's and any Subsidiary's tax attorneys and Accountants to confer, with such other Partner and its attorneys and accountants on any matters relating to a Partnership or Subsidiary tax return or any tax election.

          (b) The Tax Matters Partner shall cause all federal, state, local and other tax returns and reports (including amended returns) required to be filed by the Partnership or any Subsidiary thereof to be prepared and timely filed with the appropriate authorities and shall cause all income or franchise tax returns or reports required to be filed by the Partnership or any Subsidiary thereof to be sent to each Partner for review at least fifteen (15) Business Days prior to filing. Unless otherwise determined by the Partnership Board, all such income or franchise tax returns of the Partnership shall be prepared by the Accountants. The cost of preparation of any returns by the Accountants or other outside preparers shall be borne by the Partnership or the applicable Subsidiary, as the case may be. In the event of a Transfer of all or part of an Interest, the Tax Matters Partner shall at the request of the transferee cause the Partnership to elect, pursuant to Section 754 of the

Code, to adjust the basis of the Partnership's property (and the Partnership shall cause the tax matters partner of any Subsidiary to make a corresponding
Section 754 election with respect to such Subsidiary's property); provided,
                                                                  --------
however, that such transferee shall reimburse the Partnership and any Subsidiary
- - -------
promptly for all costs associated with such basis adjustment, including bookkeeping, appraisal and other similar costs. Except as otherwise expressly provided herein, all other elections required or permitted to be made by the Partnership or any Subsidiary under the Code (or applicable state or local tax law) shall be made in such manner as may be determined by the Partnership Board to be in the best interests of the Partners as a group.

          (c) The Tax Matters Partner shall cause to be provided to each Partner as soon as possible after the close of each Fiscal Year (and, in any event, no later than one hundred thirty-five (135) days after the end of each Fiscal Year), a schedule setting forth such Partner's distributive share of the Partnership's income, gain, loss, deduction and credit as determined for federal income tax purposes and any other information relating to the Partnership that is reasonably required by such Partner to prepare its own federal, state, local and other tax returns. At any time after such schedule and information have been provided, upon at least two (2) Business Days' notice from a Partner, the Tax Matters Partner shall also provide each Partner with a reasonable opportunity during ordinary business hours to review and make copies of all work papers related to such schedule and information or to any return prepared under paragraph (b) above. The Tax Matters Partner shall also cause to be provided to each Partner, at the time that the quarterly financial statements are required to be delivered pursuant to Section 10.2(b)(ii) above, an estimate of each Partner's share of all items of income, gain, loss, deduction and credit of the Partnership for the calendar quarter just completed and for the Fiscal Year to date for federal income tax purposes.

     10.4 Proprietary Information.
          -----------------------

     Notwithstanding anything to the contrary in this Section 10, an Exclusive Limited Partner shall only have access to such information regarding the Partnership as is required by applicable law and shall not have access for such time as the Partnership Board deems reasonable to such information relating to the Partnership's business which the Partnership Board reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Partnership Board in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreement with a third party to keep confidential.


                           SECTION 11.  ADVERSE ACT

     11.1 Remedies.
          --------

          (a) If an Adverse Act has occurred with respect to any Partner, (x) in the case of an Adverse Act specified in clause (vii) of the definition of such term in Section 1.10, any General Partner may elect or (y) in the case of any other Adverse Act, the Partnership Board (with the Representatives of the affected Partner abstaining) may elect:

               (i) to cause the Partnership to commence the procedures specified in Section 11.2 for the purchase of the Adverse Partner's Interest; or

               (ii) to cause the Partnership to seek to enjoin such Adverse Act or to obtain specific performance of the Adverse Partner's obligations or Damages (as defined and subject to the limitations specified below) in respect of such Adverse Act.

Notwithstanding anything to the contrary contained in this Section 11, (x) none of the remedies specified above (nor any other provision of this Section 11) shall apply to an Adverse Act specified in clause (vi) of the definition of such term in Section 1.10, (y) the remedies specified in clause (ii) shall not be available to the Partners with respect to an Adverse Act specified in clause
(vii) of such definition unless the circumstances under which such event arose also constituted a breach by the Adverse Partner of the covenant contained in
Section 8.5 of this Agreement, and (z) the remedy specified in clause (i) above and the right to seek Damages under clause (ii) above may not be pursued and
Section 11.1(b) will not apply to an Adverse Act specified in clause (iii) of the definition of such term until such time as there is a Final Determination that the Partner's actions or failure to act constituted an Adverse Act, if the affected Partner timely delivered a Contest Notice.

     In the event of an Adverse Act specified in any clause of the definition of such term in Section 1.10 other than clause (vii), the vote of the Partnership Board required to elect to exercise a remedy specified in clause (i) or (ii) of the first sentence of this Section 11.1(a) shall be the Required Majority Vote of Representatives of the Partners that are not actual or alleged Adverse Partners (the "Non-Adverse Partners"), provided that in the event more than one
                                       --------
(1) Partner is alleged to be an Adverse Partner, such vote shall be taken separately with respect to each alleged Adverse Partner excluding from such vote only the Partner(s) that is alleged to be an Adverse Partner as a result of the specific facts or circumstances with respect to which such vote is being taken. The election to pursue a remedy specified in clause (i) or (ii) of the first sentence of this Section 11.1(a) with respect to an Adverse Act for which such remedy is available may be exercised by notice given to the Adverse Partner (x) in the case of an Adverse Act specified in clause (i) of the definition of the term "Adverse Act" in Section 1.10, within ninety (90) days after the occurrence of such Adverse Act or (y) in the case of any other Adverse Act, within ninety
(90) days after the Partnership Board or the Partner making such election, as the case may be, obtains actual knowledge of the occurrence of such Adverse Act, including, if applicable, that any cure period has expired; provided that, if an
                                                            --------
election pursuant to clause (ii) of the first sentence of this Section 11.1(a) is made to seek an injunction, specific performance or other equitable relief, an action seeking such relief is commenced promptly thereafter and a final judgment in such action is rendered denying such equitable remedy and no election was made pursuant to clause (i) of the first sentence of this Section 11.1(a), then, by notice given within ten (10) days after such final judgment is rendered, the Partnership Board may elect to pursue the remedy specified in clause (i) of the first sentence of this Section 11.1(a) unless (x) prior to the giving of such notice, the Adverse Partner has cured in full (or caused to be cured in full) the Adverse Act in question (other than an Adverse Act specified in clause (i) of the definition of such term in Section 1.10, which may only be cured with the Unanimous Vote of, and on the terms prescribed by, the Partnership Board) and no other Adverse Act with respect to such Partner has occurred and is continuing or (y) the final judgment denying equitable relief specifically held that there was no Adverse Act.

     The foregoing remedies shall not be deemed to be mutually exclusive, and, subject to the requirements of this Section 11.1(a) regarding the timing of the election of such remedies, selection or resort to any thereof shall not preclude selection or resort to the others. The resort to any remedy pursuant to this Section 11.1(a) shall not for any purpose be deemed to be a waiver of any other available remedy. Except as provided in Section 11.1(b), the failure to elect to pursue a remedy within the time periods provided in the preceding paragraph shall be conclusively presumed to be a waiver of the remedies provided in this
Section 11 with respect to the subject Adverse Act.

     Unless resort to such remedy has been waived as set forth in the immediately preceding paragraph, the Partnership shall be entitled to recover from the Adverse Partner in an appropriate proceeding any and all damages, losses and expenses (including reasonable attorneys' fees and disbursements) (collectively, "Damages") suffered or incurred by the Partnership as a result of such Adverse Act; provided that the Partnership shall not have or assert any
                  --------
claim against the Adverse Partner for punitive Damages or for indirect, special or consequential Damages suffered or incurred by the Partnership as a result of an Adverse Act; and provided further, that if an election is made pursuant to
                    -------- -------
clause (i) of the first sentence of this Section 11.1(a), the amount the Partnership may recover in any action for Damages shall be reduced by an amount equal to the difference, if any, between the Net Equity of the Adverse Partner's Interest determined in accordance with Section 11.2(a) and the applicable Buy-Sell Price.

          (b) If the Partnership is dissolved pursuant to Section 14.1(a) at any time as a result of a Liquidating Event that occurs prior to a remedy having been elected pursuant to Section 11.1(a) with respect to any Adverse Partner, the time periods for such election shall thereupon expire and the Partnership Board shall deduct from any amounts to be paid to such Adverse Partner that amount which it reasonably estimates to be sufficient to compensate the Non-Adverse Partners for Damages incurred by them as a result of the Adverse Act (subject to the limitations of Section 11.1(a)) and shall pay the same to the Non-Adverse Partners.

     11.2 Adverse Act Purchase.
          --------------------

          (a)  Determination of Net Equity of Adverse Partner's Interest. If the
               ---------------------------------------------------------
Partnership Board or any General Partner makes an election pursuant to Section 11.1(a)(i) to commence the purchase procedures set forth in this Section 11.2, the Net Equity of the Adverse Partner's Interest shall be determined in accordance with this Section 11 as of the last day of the calendar quarter immediately preceding the calendar quarter in which notice of such election (the "Election Notice") was given to the Adverse Partner, and the Adverse Partner shall be obligated to sell to the Purchasing Partners, if any, all but not less than all of the Adverse Partner's Interest in accordance with this Section 11.2 at a purchase price (the "Buy-Sell Price") equal to (A) in the case of any Adverse Act (other than (1) an Adverse Act identified in clause (i) of the definition of such term that occurs prior to the Cut-Off Time, (2) an Adverse Act identified in clause (iv) of the definition of such term or (3) unless such Adverse Act occurred in connection with any breach by such Partner of its obligations under Section 8.5, an Adverse Act identified in clause (vii) of the definition of such term), ninety percent (90%) of the Net Equity thereof as so determined, (B) in the case of an Adverse Act specified in clause (iv) or, unless such Adverse Act occurred in connection with any breach by such Partner of its obligations under Section 8.5, clause (vii) of the definition of such term in Section 1.10, the Net Equity thereof, and (C) in the case of an Adverse Act specified in clause (i) of the definition of such term in Section 1.10 that occurred prior to the Cut-Off Time, the lesser of (A) ninety percent (90%) of the Net Equity thereof as so determined or (B) eighty percent (80%) of the remainder of (1) the sum of such Adverse Partner's Original Capital Contribution and aggregate Additional Capital Contributions minus (2)
                                                                    -----
the cumulative distributions made to such Partner pursuant to Section 4 ("Unreturned Capital"), with the amount of such Unreturned Capital determined as of the date on which the Adverse Partner's Interest is purchased. Such Election Notice shall designate the First Appraiser as required by Section 11.4 and the Adverse Partner shall appoint the Second Appraiser within ten (10) Business Days of receiving such notice designating the First Appraiser.

          (b)  Election to Purchase Interest of Adverse Partner.  For a period
               ------------------------------------------------
ending at 11:59 p.m. (local time at the Partnership's principal office) on the thirtieth (30th) day following the day on which notice of the Adverse Partner's Net Equity is given pursuant to Section 11.3 (the "Election Period"), except as otherwise provided in Section 11.2(b)(i), each of the Partners (other than the Adverse Partner and any Exclusive Limited Partner) may elect, by notice to the Adverse Partner and each other Partner (the "Purchase Notice"), to purchase all or any portion of the Adverse Partner's Interest, which notice shall state the maximum Percentage Interest that such Partner (a "Purchasing Partner") is willing to purchase (each a "purchase commitment"). If the aggregate purchase commitments made by the Purchasing Partners are equal to at least one hundred percent (100%) of the Adverse Partner's Interest, then subject to the following sentence, each Purchasing Partner shall be obligated to purchase, and the Adverse Partner shall be obligated to sell to such Purchasing Partner, that portion of the Adverse Partner's Interest that corresponds to the ratio of the Percentage Interest of such Purchasing Partner to the aggregate Percentage Interests of the Purchasing Partners, provided that, if any Purchasing Partner's
                                      --------
purchase commitment was for an amount less than its proportionate share of the Adverse Partner's Interest as so determined, then the portion of the Adverse Partner's Interest not so committed to be purchased shall continue to be allocated proportionally in the manner provided above in this sentence among the other Purchasing Partners until each has been allocated, by such process of apportionment, a percentage of the Adverse Partner's Interest equal to the maximum percentage such Purchasing Partner committed to purchase or until the Adverse Partner's entire Interest has been allocated among the Purchasing Partners. In the event that the other Partners do not elect to purchase the entire Interest of the Adverse Partner, the Adverse Partner shall be under no obligation to sell any portion of its Interest to any Partner.

               (i) Except as otherwise provided in Section 11.2(b)(ii), if an Adverse Partner is a Cable Partner and no Cable Partner's Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of such Partner, is equal to or greater than Sprint's Percentage Interest when added to the Percentage Interests of all Controlled Affiliates of Sprint, then the Adverse Partner's Interest shall be allocated first among those of the Purchasing Partners that are Cable Partners as though Sprint were not a Purchasing Partner and if and to the extent that the aggregate purchase commitments made by such Cable Partners are less than one hundred percent (100%) of the Adverse Partner's Interest, the balance of the Adverse Partner's Interest up to Sprint's purchase commitment shall be allocated to Sprint.

               (ii) The Adverse Partner's Interest shall be allocated among the Cable Partners in the manner set forth in Section 11.2(b)(i) until any Cable Partner would have a Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of such Partner, equal to Sprint's Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of Sprint, calculated in each case after giving effect to the adjustments to the Percentage Interests to be made in connection with the purchases of the Adverse Partner's Interest by the Cable Partners in accordance with Section 11.2(b)(i) assuming that such purchases were made up to the amount that would yield such result (as to each Partner, its "Adjusted Percentage Interest"). Any portion of the Adverse Partner's Interest not yet allocated shall continue to be allocated proportionately among all Purchasing Partners (including Sprint, if applicable) in the manner set forth in this Section 11.2(b) without regard to Section 11.2(b)(i), but substituting the Adjusted Percentage Interests of the Purchasing Partners for the Percentage Interests that would otherwise be used to determine such allocation until each has been allocated an amount equal to its purchase commitment or until the Adverse Partner's entire Interest has been allocated among the Purchasing Partners.

          (c)  Terms of Purchase; Closing.  Unless the Purchasing Partners and
               --------------------------
the Adverse Partner otherwise agree, the closing of the purchase and sale of the Adverse Partner's Interest, MinorCo Interest (as required by Section 12.3(d)) and Partner Loans (as required by Section 12.3(c)) shall occur at the principal office of the Partnership at 10:00 a.m. (local time at the place of the closing) on the first Business Day occurring on or after the thirtieth (30th) day following the last day of the Election Period (subject to Section 11.5). At the closing, each Purchasing Partner shall pay to the Adverse Partner, by cash or other immediately available funds, that portion of the purchase price for the Adverse Partner's Interest, MinorCo Interest and Partner Loans for which such Purchasing Partner is liable (determined in the case of the MinorCo Interest and Partner Loans in accordance with Section 12.3) and the Adverse Partner shall deliver to each Purchasing Partner good title, free and clear of any liens, claims, encumbrances, security interests or options (other than those created by this Agreement and those securing financing obtained by the Partnership), to the portion of the Adverse Partner's Interest, MinorCo Interest and Partner Loans thus purchased. Each Purchasing Partner shall be liable to the Adverse Partner only for its allocable portion of the purchase price for the Adverse Partner's Interest, MinorCo Interest and Partner Loans.

     At the closing, the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transactions contemplated hereby, including the Transfer of the Adverse Partner's Interest, MinorCo Interest and Partner Loans to the Purchasing Partner and the assumption by each Purchasing Partner of the Adverse Partner's obligations with respect to the portion of the Adverse Partner's Interest Transferred to such Purchasing Partner. The Partnership and each Partner shall bear its own costs of such Transfer and closing, including attorneys' fees and filing fees. The cost of determining Net Equity shall be borne one-half by the Adverse Partner and one-half by the Partnership and the amount borne by the Partnership shall be treated as an expense of the Partnership for purposes of such determination.

     In the event that any Purchasing Partner shall fail to perform its obligation to purchase hereunder on the scheduled closing date, and no other Purchasing Partner elects to purchase the portion of the Adverse Partner's Interest, MinorCo Interest and Partner Loans thus not purchased (such election to be made by notice given to the Adverse Partner within five (5) Business Days thereafter), the Adverse Partner will not be obligated to sell any portion of its Interest, MinorCo Interest or Partner Loans to any Purchasing Partner. If one or more of the other Purchasing Partners timely elects to purchase such portion of the Adverse Partner's Interest, MinorCo Interest and Partner Loans, such Purchasing Partner(s) shall be provided an additional fifteen (15) days from the previously scheduled closing date in which to tender payment therefor.

     11.3 Net Equity.
          ----------

     The "Net Equity" of a Partner's Interest, as of any day, shall be the amount that would be distributed to such Partner in liquidation of the Partnership pursuant to Section 14.2(a)(iii) if (i) all of the Partnership's busin ess and assets (including its partnership interests in WirelessCo) were sold substantially as an entirety for Gross Appraised Value, (ii) Profits and Losses and items specially allocated in accordance with Sections 3.3 and 3.4 for the Allocation Year ending on the date that Net Equity is determined, including any gain or loss resulting from the deemed sale described in clause (i), were allocated in accordance with Section 3, (iii) the Partnership paid its accrued, but unpaid, liabilities and established reserves pursuant to Section 14.2 for the payment of reasonably anticipated contingent or unknown liabilities, and
(iv) the Partnership distributed the remaining proceeds to the Partners in liquidation, all as of such day, provided that in determining such Net Equity,
                                 --------
no reserve for contingent or unknown liabilities shall be taken into account if such Partner (or its successor in interest) (other than a Partner that is an Adverse Partner as a result of Bankruptcy) agrees to indemnify the Partnership and all other Partners for that portion of any such reserve as would be treated as having been withheld pursuant to Section 14.3 from the distribution such Partner would have received pursuant to Section 14.2 if no such reserve were established.

     The Net Equity of a Partner's Interest shall be determined, without audit or certification, from the books and records of the Partnership by the Accountants. The Net Equity of a Partner's Interest shall be determined within thirty (30) days of the day upon which the Accountants are apprised in writing of the Gross Appraised Value, and the amount of such Net Equity shall be disclosed to the Partnership and each of the Partners by written notice ("Net Equity Notice"). The Net Equity determination of the Accountants shall be final and binding in the absence of a showing of manifest error.

     11.4 Gross Appraised Value.
          ---------------------

     "Gross Appraised Value," as of any day, means the price at which a willing seller would sell, and a willing buyer would buy, the business and assets of the Partnership (including the Partnership interests in WirelessCo), free and clear of all liens and encumbrances, substantially as an entirety and as a going concern in a single arm's-length transaction for cash, without time constraints and without being under any compulsion to buy or sell. Each provision of this Agreement that requires a determination of Gross Appraised Value (other than Sections 2.4(a)(v) and 2.4(d)(iii) and the definition of "Premium Dollar" in
Section 1.10) also provides the manner and time for the appointment of two (2) appraisers (the "First Appraiser" and the "Second Appraiser"). If the Second Appraiser is not timely designated, the determination of the Gross Appraised Value shall be made by the First Appraiser. The First Appraiser, or each of the First Appraiser and the Second Appraiser if the Second Appraiser is timely designated, shall submit its determination of the Gross Appraised Value to the Partnership, the Partners and the Accountants within forty-five (45) days of the date of its selection (or the selection of the Second Appraiser, as applicable). If there are two (2) Appraisers and their respective determinations of the Gross Appraised Value vary by less than ten percent (10%) of the higher determination, the Gross Appraised Value shall be the average of the two determinations. If such determinations vary by ten percent (10%) or more of the higher determination, the two Appraisers shall promptly designate a third appraiser (the "Third Appraiser"). Neither the Partnership nor any Partner shall provide, and the First Appraiser and Second Appraiser shall be instructed not to provide, any information to the Third Appraiser as to the determinations of the First Appraiser and the Second Appraiser or otherwise influence such Third Appraiser's determination in any way. The Third Appraiser shall submit its determination of the Gross Appraised Value to the Partnership, the Partners and the Accountants within forty-five (45) days of the date of its selection. The Gross Appraised Value shall be equal to the average of the two closest of the three determinations, provided that, if the difference between the highest and middle
                --------
determinations is no more than one hundred and five percent (105%) and no less than ninety-five percent (95%) of the difference between the middle and lowest determinations, then the Gross Appraised Value shall be equal to the middle determination. The determination of the Gross Appraised Value in accordance with this Section 11.4 shall be final and binding on the Partnership and each Partner. If any Appraiser is only able to provide a range in which Gross Appraised Value would exist, the average of the highest and lowest value in such range shall be deemed to be such Appraiser's determination of the Gross Appraised Value. Each Appraiser selected pursuant to the provisions of this
Section 11.4 shall be an investment banking firm or other qualified Person with prior experience in appraising businesses comparable to the business of the Partnership and that is not an Interested Person with respect to any Partner.

     11.5 Extension of Time.
          -----------------

     If any Transfer of a Partner's Interest in accordance with this Section 11 or Sections 5.1(l)(ii), 12 or 14.7 requires the consent, approval, waiver, or authorization of any government department, board, bureau, commission, agency or instrumentality as a condition to the lawful and valid Transfer of such Partner's Interest to the proposed transferee thereof, then each of the time periods provided in this Section 11 or Sections 5.1(l)(ii), 12 or 14.7, as applicable, for the closing of such Transfer shall be suspended for the period of time during which any such consent, approval, waiver, or authorization is being diligently pursued; provided, however, that in no event shall the
                          --------  -------
suspension of any time period pursuant to this Section 11.5 extend for more than three hundred sixty-five (365) days other than in the case of a purchase of an Adverse Partner's Interest. Each Partner agrees to use its diligent efforts to obtain, or to assist the affected Partner or the Partnership Board in obtaining, any such consent, approval, waiver, or authorization and shall cooperate and use its diligent efforts to respond as promptly as practicable to all inquiries received by it, by the affected Partner or by the Partnership Board from any government department, board, bureau, commission, agency or instrumentality for initial or additional information or documentation in connection therewith.


                     SECTION 12. DISPOSITIONS OF INTERESTS

     12.1 Restriction on Dispositions.
          ---------------------------

     Except as otherwise permitted by this Agreement, no Partner shall Dispose of all or any portion of its Interest.

     12.2 Permitted Transfers.
          -------------------

     Subject to the conditions and restrictions set forth in Section 12.3, a Partner may at any time

Transfer all or any portion of its Interest (a) to any Controlled Affiliate of such Partner, (b) in connection with a Permitted Transaction involving such Partner, (c) to the administrator or trustee of such Partner to whom such Interest is Transferred in an Involuntary Bankruptcy, (d) pursuant to and in compliance with Section 5.1(l)(ii), 6.4(f), 11.2, 12.4, 12.5, 12.6, 12.7 or 14.7
or (e) with the prior written consent of the other Partners (each a "Permitted Transfer").

     After any Permitted Transfer, the Transferred Interest shall continue to be subject to all the provisions of this Agreement, including the provisions of this Section 12 with respect to the Disposition of Interests. Except in the case of a Transfer of a Partner's entire Interest made in compliance herewith, no Partner shall withdraw from the Partnership, except upon the Unanimous Vote of the Partnership Board. The withdrawal of a Partner, whether or not permitted, shall not relieve the withdrawing Partner of its obligations under Section 5.4 or 6.6 and shall not relieve such Partner or any of its Affiliates of its obligations under, or result in a termination of or otherwise affect, any agreement between the Partnership and such Partner or Affiliate then in effect, except to the extent provided therein.

     12.3 Conditions to Permitted Transfers.
          ---------------------------------

     A Transfer shall not be treated as a Permitted Transfer unless and until the following conditions are satisfied:

          (a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Partnership such documents as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such Transfer. In the case of a Transfer of an Interest involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Partnership of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Partnership. In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer (including reasonable attorneys' fees and expenses, but excluding the portion of the costs of determining Net Equity that are to be borne by the Partnership as provided in Section 11.2(b));

          (b) Except in the case of a Transfer involuntarily by operation of law, the transferee of an Interest (other than, with respect to clauses (A) and (B) below, a transferee that was a Partner prior to the Transfer) shall, by written instrument in form and substance reasonably satisfactory to the Partnership Board (and, in the case of clause (C) below, the transferor Partner), (A) make representations and warranties to the nontransferring Partners equivalent to those set forth in Section 9.1, (B) accept and adopt the terms and provisions of this Agreement, including this Section 12, and (C) assume the obligations of the transferor Partner under this Agreement with respect to the Transferred Interest. The transferor Partner shall be released from all such assumed obligations except (x) as otherwise provided in Section 6 in the case of a Transfer to a Controlled Affiliate, (y) those obligations or liabilities of the transferor Partner arising out of a breach of this Agreement or pursuant to Section 5.4 or 6.6 and (z) in the case of a Transfer to any Person other than a Partner or any of its Controlled Affiliates, those obligations or liabilities of the transferor Partner based on events occurring, arising or maturing prior to the date of Transfer;

          (c) Except in the case of a Transfer involuntarily by operation of law, the transferor of any Interest and its Affiliates will be obligated to sell to the transferee, and the transferee will be obligated to buy from the transferor and its Affiliates, a percentage of the Partner Loans (if any) held directly or indirectly by the transferor or an Affiliate thereof equal to the percentage of the transferor's Interest being Transferred to the transferee. If the transferee is a Partner or a Controlled Affiliate thereof, the terms of such purchase will be as provided in Section
2.7. In connection with any such purchase of Partner Loans, the transferee shall surrender to the Partnership the promissory note or notes evidencing such Partner Loans in exchange for the issuance by the Partnership of a new promissory note made payable to the order of the transferee in a principal amount equal to the outstanding balance of such Partner Loans and otherwise having the same terms as the promissory note surrendered therefor;

          (d) Except in the case of a Transfer involuntarily by operation of law, the transferor of an Interest will be obligated to sell to the transferee, and the transferee will be obligated to buy from the transferor, a portion of the MinorCo Interest owned by the transferor representing the same percentage of the transferor's MinorCo Interest as the percentage of the transferor's Interest being Transferred to the transferee. Election by a Partner to purchase all or any portion of another Partner's Interest pursuant to Section 5.1(l)(ii), 6.4(f), 11, 12.4, 12.5, 12.6 or 14.7 shall also constitute an election to purchase an equivalent portion of the transferor's MinorCo Interest, and each purchasing Partner shall be obligated to purchase a portion of such MinorCo Interest equal to the percentage of the transferor's Interest such purchasing Partner is obligated to purchase for a price equal to the "Net Equity" of the transferor's MinorCo Interest (determined as provided in Section 11.3 as if all references therein and in any defined term used therein to the Partnership were deemed references to MinorCo and all references to Section 14 contained therein were deemed references to the corresponding provisions of the Agreement of Limited Partnership of MinorCo dated as of March 28, 1995) (except in the case of a Transfer pursuant to Section 12.4, in which case the terms of the Purchase Offer shall apply, and except in the case of a Transfer pursuant to Section 12.6, in which case the Public Market Value shall apply);

          (e) Except in the case of a Transfer involuntarily by operation of law, if required by the Partnership Board, the transferee shall deliver to the Partnership an opinion, satisfactory in form and substance to the Partnership Board, of counsel reasonably satisfactory to the Partnership Board to the effect that the Transfer of the Interest is in compliance with applicable state and Federal securities laws;

          (f) Except in the case of a Transfer involuntarily by operation of law, if required by the Partnership Board, the transferee (other than a transferee that was a Partner prior to the Transfer) shall deliver to the Partnership evidence of the authority of such Person to become a Partner and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Partnership Board reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Certificate or any other instrument filed with the State of Delaware or any other state or governmental agency;

          (g) Unless otherwise approved by the Partnership Board (with the Representatives of the transferor General Partner abstaining), no Transfer of an Interest shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the

Partnership Board and the transferor Partner, result in the termination of the Partnership within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Partnership. If the immediate Transfer of such Interest would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Partner shall be entitled (or required, as the case may be) (i) immediately to Transfer only that portion of its Interest as may, in the opinion of counsel to the Partnership, be Transferred without causing such a termination and (ii) to enter into an agreement to Transfer the remainder of its Interest, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Interest shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Interest being Transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Partner to another Partner, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Partner and the transferee Partner(s). In determining whether a particular proposed Transfer will result in a termination of the Partnership, counsel to the Partnership shall take into account the existence of prior written commitments to Transfer made pursuant to this Agreement and such commitments shall always be given precedence over subsequent proposed Transfers. Each Partner agrees that, solely for purposes of this Section 12.3(g), any Transfer of an ownership interest in a Partner that has the same effect as a Transfer of such Partner's Interest for purposes of determining whether the Partnership has been terminated within the meaning of Section 708 of the Code shall be treated as a Transfer of such Partner's Interest. Each Partner shall notify the Partnership and each other Partner in writing not less than five (5) days prior to any Transfer of an ownership interest in such Partner to which this Section 12.3(g) applies. No Partner shall be deemed to have breached this Section 12.3(g) to the extent that such Partner's failure to comply with the foregoing provisions in connection with a Transfer of an ownership interest in such Partner resulted solely from the failure of any other Partner to comply with the notice obligation set forth in the preceding sentence;

          (h) The transferor or transferee shall furnish the Partnership with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Interest Transferred, and any other information reasonably necessary to permit the Partnership to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Partnership shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Interest until it has received such information;

          (i) Except in the case of a Transfer of an Interest involuntarily by operation of law, if the transferor is a General Partner, the transferor and transferee shall provide the Partnership with an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the other Partners, to the effect that such Transfer will not cause the Partnership to become taxable as a corporation for federal income tax purposes; and

          (j) If the Parent of a transferee is not the same Person as the Parent of the transferring Partner, then the Parent of the transferee (other than a transferee Partner) shall execute and deliver to the Partnership and the other Parents a Parent Undertaking. If a Partner ceases to be a Controlled Affiliate of its former Parent as a result of a Permitted Transaction, then the new Parent of such Partner shall execute and deliver a Parent Undertaking to the Partnership and the other Parents.

     Upon completion of any Permitted Transfer and compliance with the provisions of this Section 12.3, the transferee of the Interest (if not already a Partner) shall be admitted as a Partner without any further action.

     12.4 Right of First Refusal.
          ----------------------

     After March 1, 2000, a Partner may Transfer all or any portion of its Interest (the "Offered Interest") if (i) such Partner (the "Seller") first offers to sell the Offered Interest pursuant to the terms of this Section 12.4, and (ii) the Transfer of the Offered Interest to the Purchaser (as defined below) would not cause an Adverse Act under clause (vii) of the definition thereof.

          (a)  Limitation on Transfers.  No Transfer may be made under this
               -----------------------
Section 12.4 unless the Seller has received a bona fide written offer (the "Purchase Offer") from a Person (including another Partner) who is not a Controlled Affiliate of such Partner (the "Purchaser") to purchase the Offered Interest for a purchase price (the "Offer Price") denominated and payable in United States dollars at closing, which offer shall be in writing signed by the Purchaser and shall be irrevocable for a period ending no sooner than the Business Day following the end of the Offer Period, as hereinafter defined.

          (b)  Offer Notice.  Prior to accepting the Purchase Offer, the Seller
               ------------
shall give to the Partnership and each other Partner other than any Exclusive Limited Partner written notice (the "Offer Notice") which shall include a copy of the Purchase Offer and an offer (the "Firm Offer") to sell the Offered Interest to the other Partners (the "Offerees") for the Offer Price, payable according to the same terms as (or on more favorable terms than) those contained in the Purchase Offer, provided that the Firm Offer shall be made without regard
                       --------
to the requirement of any earnest money or similar deposit required of the Purchaser prior to closing. If the Person making the Purchase Offer is not an entity that is subject to the periodic reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, the Seller shall also provide any information concerning the ownership of the Person making the Purchase Offer that may be reasonably requested by any other Partner, to the extent such information is available to the Seller.

          (c)  Offer Period.  The Firm Offer shall be irrevocable for a period
               ------------
(the "Offer Period") ending at 11:59 P.M., local time at the Partnership's principal place of business, on the sixtieth (60th) day following the day of the Offer Notice.

          (d)  Acceptance of Firm Offer.  At any time during the Offer Period,
               ------------------------
any Offeree may accept the Firm Offer as to all or any portion of the Offered Interest, by giving written notice of such acceptance to the Seller and each other Offeree, which notice shall indicate the maximum Percentage Interest that such Offeree is willing to purchase (the "purchase commitment"). If the aggregate purchase commitments made by Offerees accepting the Firm Offer ("Accepting Offerees") are equal to at least one hundred percent (100%) of the Offered Interest, then, except as otherwise provided in Section 12.4(d)(i), each Accepting Offeree shall be obligated to purchase, and the Seller shall be obligated to sell to such Accepting Offeree that portion of the Offered Interest that corresponds to the ratio of the Percentage Interest of such Accepting Offeree to the aggregate Percentage Interests of the Accepting Offerees, provided that if any Accepting Offeree's
                                     --------
purchase commitment was for an amount less than its proportionate share of the Offered Interest as so determined, then the portion of the Offered Interest not so committed to be purchased shall continue to be allocated proportionally in the manner provided above in this sentence among the other Accepting Offerees until each has been allocated, by such process of apportionment, a percentage of the Offered Interest equal to the maximum percentage such Accepting Offeree committed to purchase or until the entire Offered Interest has been allocated among the Accepting Offerees. If Offerees do not accept the Firm Offer as to all of the Offered Interest during the Offer Period, the Firm Offer shall be deemed to be rejected in its entirety.

               (i) Except as otherwise provided in Section 12.4(d)(ii), if a Seller is a Cable Partner and no Cable Partner's Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of such Partner, is equal to or greater than Sprint's Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of Sprint, then the Offered Interest shall be allocated first among those of the Accepting Offerees that are Cable Partners as though Sprint were not an Accepting Offeree and if and to the extent that the aggregate purchase commitments made by such Cable Partners are less than one hundred percent (100%) of the Offered Interest, the balance of the Offered Interest up to Sprint's purchase commitment shall be allocated to Sprint.

               (ii) The Offered Interest shall be allocated among the Cable Partners in the manner set forth in Section 12.4(d)(i) until any Cable Partner would have a Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of such Partner, that is equal to Sprint's Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of Sprint, calculated in each case after giving effect to the adjustments to Percentage Interests to be made in connection with the purchase of the Offered Interest by the Cable Partners in accordance with Section 12.4(d)(i) assuming that such purchase was made up to the amount that would yield such result (as to each Partner, its "Adjusted Percentage Interest"). Any portion of the Offered Interest not yet allocated shall continue to be allocated proportionately among all Accepting Offerees (including Sprint, if applicable) in the manner set forth in this Section 12.4(d) without regard to Section 12.4(d)(i), but substituting the Adjusted Percentage Interests of the Offerees for the Percentage Interests that would otherwise be used to determine such allocation, until each has been allocated an amount equal to its purchase commitment or until the entire Offered Interest has been allocated among the Accepting Offerees.

          (e)  Closing of Purchase Pursuant to Firm Offer. If all of the Offered
               ------------------------------------------
Interest has been subscribed for in accordance with the terms of Section 12.4(d), the Seller shall give notice to such effect (the "Sale Notice") to all Offerees within five days after the end of the Offer Period. Unless the Accepting Offerees and the Seller otherwise agree, the closing of any purchase pursuant to this Section 12.4 shall be held at the principal office of the Seller at 10:00 a.m. (local time at the place of closing) on the first Business Day on or after the thirtieth (30th) day following the date on which the Sale Notice is given (subject to Section 11.5). At the closing, each Accepting Offeree shall pay to the Seller, by cash or other immediately available funds, that portion of the purchase price for the Offered Interest, MinorCo Interest and Partner Loans of the Seller for which such Accepting Offeree is liable, and the Seller shall deliver to each Accepting Offeree good title, free and clear of any liens, claims, encumbrances, security interests or options (other than those created by this Agreement and those securing financing obtained by the Partnership), to the portion of the Offered Interest, MinorCo Interest and Partner Loans thus purchased. Each Accepting Offeree shall be liable to the Seller only for its allocable portion of the purchase price for the Offered Interest, MinorCo Interest and Partner Loans.

     At the closing, the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transactions contemplated hereby, including the Transfer of the Offered Interest, MinorCo Interest and Partner Loans of the Seller to the Accepting Offerees and the assumption by each Accepting Offeree of the Seller's obligations with respect to the portion of the Seller's Interest and MinorCo Interest Transferred to such Accepting Offerees. Each Partner and the Partnership shall bear its own costs of such Transfer and closing, including attorneys' fees and filing fees.

          (f)  Sale Pursuant to Purchase Offer If Firm Offer Rejected.  If the
               ------------------------------------------------------
Firm Offer is not accepted in the manner hereinabove provided, or the Accepting Offerees fail to close the purchase on the closing date, then in either such event, but subject to the last sentence of this Section 12.4(f) and subject to
Section 12.3, the Seller shall be free for the period described below (the "Free to Sell Period") to sell the Offered Interest to the Purchaser upon terms and conditions that are the same as, or more favorable to the Seller than, those contained in the Purchase Offer (including at the same or greater price). The Free to Sell Period shall be the applicable of (i) if the Firm Offer is not accepted, sixty (60) days after the last day of the Offer Period (subject to
Section 11.5) or (ii) if the Firm Offer is accepted but the purchase is not closed, sixty (60) days (subject to Section 11.5) after the scheduled closing date, provided that if the last sentence of this Section 12.4(f) becomes
      --------
applicable, then such sixty (60) day period shall be measured from the fifth
(5th) Business Day after the previously scheduled closing date or, if applicable, from the subsequently scheduled closing date contemplated by such sentence (assuming the required purchase elections are made). If the Offered Interest is not so sold within the Free to Sell Period, the Seller's right to Transfer its Interest shall again be subject to the foregoing restrictions. Notwithstanding the foregoing, if more than one Offeree elected to purchase the Offered Interest and at least one Accepting Offeree tendered its proportionate share of the purchase price therefor at the closing but any other Accepting Offeree failed to make such tender, then any tendering Accepting Offeree may elect, by notice given to the Seller within five (5) Business Days thereafter, to purchase the portion of the Offered Interest for which payment was not tendered (provided that, after giving effect to such election, the entire
          --------
Offered Interest is being purchased) and shall be provided an additional fifteen
(15) days from the previously scheduled closing date in which to tender payment therefor.

          (g)  Restrictions on Notice.  No notice initiating the procedures
               ----------------------
contemplated by this Section 12.4 may be given by any Partner while any notice, purchase or Transfer is pending under Section 11 or this Section 12.4 or after a Liquidating Event has occurred. No notice initiating the procedures contemplated by this Section 12.4 may be given by an Adverse Partner nor any Delinquent Partner prior to the applicable Cure Date unless such Partner has cured the underlying Payment Default, and no Seller shall be required to offer any portion of its Interest to an Adverse Partner during the period that the Partnership is pursuing any remedy specified in Section 11.1 with respect to such Adverse Partner. No Partner may accept a Purchase Offer during any period that, as provided above, such Partner may not give the notice initiating the procedures contemplated by this Section 12.4 or thereafter until it has given such notice and otherwise complied with the provisions of this Section 12.4.

     12.5 Tagalong Rights.
          ---------------

          (a)  Direct Transfers.  In the event that (i) a Partner proposes to
               ----------------
Transfer its Interest (as part of a single transaction or any series of related transactions) to any Person other than a Controlled Affiliate of such Partner after March 1, 2000, and such Transfer would cause the proposed transferee (a "Tagalong Purchaser") and its Controlled Affiliates to own more than fifty-five percent (55%) of the Percentage Interests (a "Tagalong Transaction") and (ii) the Firm Offer is not accepted in the manner provided in Section 12.4, the Tagalong Transaction shall not be permitted hereunder unless the Tagalong Purchaser offers to purchase the entire Interest of any other Partner that desires to sell its Interest to the Tagalong Purchaser at the same price per each one percent (1%) Percentage Interest and on the same terms and conditions as the Tagalong Purchaser has offered to the Partner proposing to make such Transfer (the "Transferring Partner"). If such Transfer occurs as part of a series of related transactions, the price and terms shall be the price and terms most favorable to the Transferring Partner for which any portion of the Interest of the Transferring Partner is Transferred as part of such series of transactions. Prior to effecting any Tagalong Transaction, the Transferring Partner shall deliver to each other Partner a binding, irrevocable offer (the "Tagalong Offer") by the Tagalong Purchaser to purchase the entire Interest of the other Partners at the same price per each one percent (1%) Percentage Interest and on the same terms and conditions as the Tagalong Purchaser has offered to the Transferring Partner (the "Tagalong Notice"). The "Tagalong Offer" shall be irrevocable for a period (the "Tagalong Period") ending at 11:59 p.m., local time at the Partnership's principal place of business, (x) with respect to a Tagalong Purchaser that is an existing Partner or a Controlled Affiliate of an existing Partner, on the one hundred eightieth (180th) day following the date of the Tagalong Notice and (y) with respect to any other Tagalong Purchaser, on the first anniversary of the date of the Tagalong Notice. At any time during the Tagalong Period, any Partner may accept the Tagalong Offer as to the entire amount of its Interest by giving written notice of such acceptance to the Tagalong Purchaser.

          (b)  Indirect Transfers.  Within five (5) days of the Parent of any
               ------------------
Partner (such Partner, a "Controlling Partner") acquiring, indirectly, Interests in the Partnership (other than through such Controlling Partner's acquisition of additional Interests), causing such Parent to own, directly and indirectly through its Controlled Affiliates, more than fifty-five percent (55%) of the Percentage Interests, such Controlling Partner shall give to each other Partner written notice of such acquisition (a "Control Notice"), which shall include an offer (the "Control Offer") by the Controlling Partner to purchase the entire Interest of each other Partner at a price equal to the Net Equity thereof (as determined pursuant to Section 11.3) and shall designate a First Appraiser (as required by Section 11.4). The Representatives of the other General Partners shall by Required Majority Vote pursuant to Section 8.6 appoint the Second Appraiser within ten (10) Business Days following the date the Control Notice was given. The Control Offer shall be irrevocable for a period (the "Control Offer Period") ending at 11:59 p.m., local time at the Partnership's principal place of business, on the one hundred eightieth (180th) day following the date of the Net Equity Notice. At any time during the Control Offer Period, any Partner may accept the Control Offer as to the entire amount of its Interest by giving written notice of such acceptance to the Controlling Partner. The costs of determining the Net Equity shall be borne one-half by the Controlling Partner and one-half by the Partners that accept the Control Offer (pro rata based on their respective Percentage Interests) or, if no Partner accepts the Control Offer, then such costs shall be borne entirely by the Partnership.

          (c)  Limitations on Acceptance of Offers.  No Adverse Partner may
               -----------------------------------
accept a Tagalong Offer or a Control Offer during any period that an election may be made to pursue the remedies specified in Section 11.1(a) against such Partner and, if an election pursuant to clause (i) of the first sentence thereof to purchase the Adverse Partner's Interest is made, pending the closing of the purchase thereof, unless, in any such case, such Adverse Partner agrees that the purchase price for its Interest under this Section 12.5 will not be greater than the price at which its Interest could then be purchased under Section 11.

          (d)  Closing Matters. Unless the Tagalong Purchaser or the Controlling
               ---------------
Partner, as the case may be, on the one hand, and the Partners accepting the Tagalong Offer or the Control Offer, as the case may be, on the other hand, otherwise agree, the closing of the purchase and sale of Interests pursuant to this Section 12.5 shall occur at the principal office of the Partnership at 10:00 a.m. (local time at the place of the closing) on the first Business Day occurring on or after the sixtieth (60th) day following the expiration of the Tagalong Period or the Control Offer Period, as applicable, subject to Section
11.5. At the closing, the Tagalong Purchaser or Controlling Partner shall pay to the Partners who have accepted the applicable offer, by cash or other immediately available funds, the purchase price for the Interests, MinorCo Interests and Partner Loans being Transferred, and the Partners selling their Interests, MinorCo Interests and Partner Loans shall deliver to the Tagalong Purchaser or Controlling Partner, as applicable, good title, free and clear of any liens, claims, encumbrances, security interest or options (other than those created by this Agreement and those securing financing obtained by the Partnership), to the Interest, MinorCo Interest and Partner Loans thus purchased.

     At the closing, the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transactions contemplated hereby, including the Transfer of the Interests, MinorCo Interests and Partner Loans to the Tagalong Purchaser or Controlling Partner, as applicable, and the assumption by the Tagalong Purchaser or Controlling Partner, as applicable, of the obligations with respect to the Interests and MinorCo Interests so Transferred. Each Partner and the Partnership shall bear its own costs of such Transfer and closing, including attorneys' fees and filing fees.

     12.6 Offer and Registration Rights.
          -----------------------------

          (a) Registration Notice. At any time on or after August 1, 2003 and on or before September 30, 2003 and during the corresponding two-month periods of each calendar year thereafter, any Partner or group of Partners (individually, a "Notice Partner" and collectively the "Notice Partners"), by notice (a "Registration Notice") given to the Partnership Board and each other Partner, may request that the Partnership convert to corporate form pursuant to
Section 5.9 and that the corporate successor to the Partnership ("MajorCorp") register under the 1933 Act for resale by the Notice Partner(s) all or a portion of the shares of common stock ("MajorCorp Stock") that would be issued in exchange for such Notice Partner's Interest and MinorCo Interest upon such conversion to corporate form. Each Registration Notice shall (i) identify the Notice Partner(s) giving the

Registration Notice, (ii) specify the percentage (or respective percentages) of the MajorCorp Stock to be issued in exchange for the Interest(s) (and MinorCo Interest(s)) of the Notice Partner(s) upon such conversion of the Partnership that such Notice Partner(s) desire to have registered for resale (as to each Notice Partner, subject to increase as provided in Section 12.6(c), its "Registration Interest"), (iii) identify the Public Appraiser selected by the Notice Partner(s) to make the determination of Public Market Value and the Minimum Offering Amount (the "First Public Appraiser") and (iv) set forth the First Public Appraiser's estimate of the Minimum Offering Amount. If, during the period specified above of any calendar year, one or more Registration Notices are timely given as provided above, then each Partner that did not timely give a Registration Notice will have until October 15th of the same calendar year to give a Registration Notice, which Registration Notice shall contain only the information required to be set forth in a Registration Notice by clauses (i) and
(ii) of the second sentence of this Section 12.6(a), and a Partner giving such a Registration Notice shall be deemed to concur in the selection of the First Public Appraiser made in the initial Registration Notice given during the applicable calendar year. All Registration Notices shall be deemed void if the aggregate Registration Interests specified in such Registration Notices are less than the Minimum Offering Amount. If a Registration Notice has been timely given in any calendar year and is not deemed void pursuant to the previous sentence, then by October 31st of such year, the Partnership Board shall inform the Partners of its selection of a Public Appraiser (the "Second Public Appraiser"); provided that if the Partnership Board has not timely designated the Second
- - --------
Public Appraiser, then the Second Public Appraiser shall be the Public Appraiser proposed to the Partnership Board by the General Partner (other than any Notice Partner) that (together with its Controlled Affiliates) holds the largest Voting Percentage Interest. For purposes of this Section 12.6 and Section 12.7, a "Public Appraiser" must be an investment banking firm of national reputation, must not be an Interested Person with respect to any Partner, and must be one of the ten leading investment banking firms based on aggregate proceeds of public offerings of common stock in the United States for which it acted as a managing underwriter during the preceding two full calendar years. "Minimum Offering Amount" means the percentage (which shall not be less than one percent (1%)) of the total equity of MajorCorp that the First Public Appraiser and Second Public Appraiser jointly determine would be necessary to effect a viable initial public offering and to result in a sufficient public float for MajorCorp Stock to be actively traded and to satisfy the applicable listing requirements for the Nasdaq National Market or The New York Stock Exchange and any applicable market capitalization requirements for use of the shortest form of registration statement (excluding Form S-4 and Form S-8) then available for the registration of a primary offering by an issuer of common stock under the 1933 Act (which form currently is Form S-3) assuming the satisfaction of all other requirements, including any duration of public reporting requirements.

          (b)  Determination of Public Market Value. The "Public Market Value"
               ------------------------------------
of the Registration Interests of the Notice Partners shall equal the aggregate cash proceeds, net of underwriters' fees, discounts and commissions and other selling expenses customarily borne by selling stockholders, that would be received by the Notice Partners from the sale in an underwritten public offering registered under the 1933 Act of the MajorCorp Stock issued in exchange for such Registration Interests if such offering were carried out in an orderly manner over a period not exceeding eighteen (18) months (excluding any changes in value of MajorCorp over such time, but otherwise considering all factors that the Public Appraisers may deem relevant). In determining the Public Market Value of the Registration Interests, the Public Appraisers shall assume the conversion of the Partnership to a corporation in accordance with Section 5.9 and the consolidation of the assets of MinorCo with the Partnership in connection therewith. The Public Market Value of the

Registration Interests will be determined in accordance with the procedures set forth in the second paragraph of Section 11.4, substituting the term "Public Market Value" for the term "Gross Appraised Value", the term "First Public Appraiser" for the term "First Appraiser" and the term "Second Public Appraiser" for the term "Second Appraiser." The Public Appraisers shall agree on the Minimum Offering Amount. The fees and expenses of the Public Appraisers in making such determination will be paid by the Partnership. Within five (5) days after the final determination of Public Market Value, the Public Appraisers shall provide written notice (the "PMV Notice") of such Public Market Value and the Minimum Offering Amount to each Notice Partner and each other Partner. The Public Market Value of each Notice Partner's Registration Interest shall be its allocable share of the Public Market Value of the Registration Interests.

          (c)  Offer.  By notice given to the Partnership and each other Partner
               -----
(other than any Exclusive Limited Partner) within thirty (30) days after the date of the PMV Notice, any Notice Partner (any such Notice Partner to then be referred to as a "Registering Partner") may make an offer (the "Registration Firm Offer") to sell to the other Partners (including any Notice Partner who has not given a Registration Firm Offer within the thirty (30) day period for the delivery of such Registration Firm Offer but excluding any other Registering Partner and any Exclusive Limited Partner) (the "Registration Offerees") its Registration Interest for the Public Market Value of such Registration Interest. If the Partnership receives (i) Registration Firm Offers from all of the Notice Partners prior to the expiration of such thirty (30) day period or (ii) Registration Firm Offers from at least one Notice Partner on or before the thirtieth (30th) day after the date of the PMV Notice, the Partnership shall promptly give notice (the "Firm Offer Commencement Notice") to each Partner stating that such Registration Firm Offers have been delivered as of the date of such Firm Offer Commencement Notice. If the aggregate amount of Registration Interest(s) for which Registration Firm Offers are given is less than the Minimum Offering Amount, then each Registering Partner shall have the right to increase the Registration Interest so offered by it by the amount by which the aggregate Registration Interest(s) for which Registration Firm Offer(s) have previously been given is less than the Minimum Offering Amount (which right as among the Registering Partners shall be apportioned pro rata based upon the relative Registration Interests of the Registering Partners unless otherwise agreed), by giving notice to the Partnership Board and each other Partner amending its Registration Firm Offer to effect such increase by the tenth (10th) day following the date of the Firm Offer Commencement Notice; provided, that in
                                                              --------
such event the Firm Offer Commencement Notice shall be deemed to have been given as of the end of such ten (10) day period. If, as of the end of such ten (10) day period, the aggregate Registration Interest(s) so offered pursuant to the Registration Firm Offer(s), as so amended, are less than the Minimum Offering Amount, then all of such Registration Firm Offers shall be deemed to have been rejected and withdrawn.

          (d)  Registration Offer Period. Subject to the last sentence of
               -------------------------
Section 12.6(c), each Registration Firm Offer shall be irrevocable for a period (the "Registration Offer Period") ending at 11:59 p.m., local time at the Partnership's principal place of business, on the thirtieth (30th) day following the date of the Firm Offer Commencement Notice; provided that if, as of the end of such period, at least one but fewer than all of the Registration Offerees have accepted the Registration Firm Offer pursuant to Section 12.6(e), the Registration Offer Period shall be extended for an additional fifteen (15) days and any remaining Registration Offeree(s) shall have the right to accept the Registration Firm Offer during such fifteen (15) day period.

          (e)  Acceptance of Registration Firm Offer.  At any time during the
               -------------------------------------
Registration Offer Period (as extended by Section 12.6(d), if applicable), any Registration Offeree may accept the Registration Firm Offer as to all or any portion of the Registration Interest(s) covered thereby, by giving notice of such acceptance to each Partner (other than any Exclusive Limited Partner) which notice shall indicate the maximum percentage of the Registration Interest of each Registering Partner that such Registration Offeree is willing to purchase (the "purchase commitment"); provided that if more than one Registration
                             --------
Interest is being offered, such Registration Offeree must accept the Registration Firm Offer as to the same percentage of the Registration Interest of each such Registering Partner. If the aggregate purchase commitments made by Registration Offerees accepting the Registration Firm Offer(s) ("Registration Accepting Offerees") exceed one hundred percent (100%) of each Registration Interest, then, each Registration Accepting Offeree shall purchase, and each Registering Partner shall sell to such Registration Accepting Offeree, that portion of such Registering Partner's Registration Interest that corresponds to the ratio of the Percentage Interest of such Registration Accepting Offeree to the aggregate Percentage Interests of all Registration Accepting Offerees; provided that if any Registration Accepting Offeree's purchase commitment was
- - --------
for an amount less than its proportionate share of the applicable Registration Interest as so determined, then the portion of the Registration Interest not so committed to be purchased by such Registration Accepting Offeree shall continue to be allocated proportionally in the manner provided above in this sentence among the other Registration Accepting Offerees until each has been allocated, by such process of apportionment, a percentage of the Registration Interest equal to the maximum percentage such Registration Accepting Offeree committed to purchase or until the entire amount of each Registration Interest has been allocated among the Registration Accepting Offerees. Notwithstanding any purported acceptance of a Registration Firm Offer, all Registration Firm Offers shall be deemed to be rejected by all such Registration Accepting Offerees in their entirety if the portion not accepted is in the aggregate greater than zero but less than the Minimum Offering Amount; provided that all Registration Firm
                                           --------
Offers will not be deemed rejected in their entirety if, within ten (10) days after the expiration of the Registration Offer Period, the Registration Accepting Offerees increase or decrease their purchase commitments, by giving notice to the Partnership Board and each other Partner amending their respective purchase commitments to the extent required to effect any such increase or decrease, as applicable, such that the amount accepted for purchase by the Registration Accepting Offerees constitutes all of the Registration Interest(s) or the amount not accepted equals or exceeds the Minimum Offering Amount.

          (f)  Closing of Purchase Pursuant to Registration Firm Offer.  If the
               -------------------------------------------------------
Registration Firm Offer(s) have been accepted in whole or in part in accordance with the terms of Section 12.6(e), the Registering Partner(s) shall give notice to such effect (the "Registration Sale Notice") to all Registration Offerees within five (5) days after the end of the Registration Offer Period. Unless the Registration Accepting Offerees and the Registering Partner(s) otherwise agree, the closing of any purchase pursuant to this Section 12.6 shall be held at the principal office of the Partnership at 10:00 a.m. (local time at the place of closing) on the first Business Day on or after the thirtieth (30th) day following the date on which such Registration Sale Notice is given (subject to Section 11.5). At the closing, each Registration Accepting Offeree shall (i) pay to each Registering Partner an amount in cash or other immediately available funds equal to at least one-third of that portion of the purchase price for the applicable portion of the Registration Interest and Partner Loans of the Registering Partner for which such Registration Accepting Offeree is liable, and the Registering Partner shall deliver to each Registration Accepting Offeree good title, free and clear of any liens, claims, encumbrances, security interests or options (other than those created by this Agreement and those securing financing obtained by the Partnership), to the applicable portion of the Registration Interest and Partner Loans thus purchased. The principal amount of the Registration Note shall be payable in two equal annual installments beginning on the first anniversary of the closing date under this
Section 12.6(f), and shall bear interest, payable quarterly, in arrears at the rate specified below from the closing date until the principal amount thereof and all accrued interest thereon is paid in full. The Registration Note will contain customary terms, conditions and remedies, including an increased rate of interest payable after a default in the payment of principal and/or interest. The interest rate on the Registration Note shall be determined in connection with the closing and shall be the average of the interest rates determined independently by the First Public Appraiser and the Second Public Appraiser as the rate that would be necessary to cause publicly traded securities with terms, conditions and remedies comparable to the Registration Note to trade at face value on a fully distributed basis. Each Registration Accepting Offeree shall be liable to each Registering Partner only for its allocable portion of the purchase price for the Registration Interest and corresponding portion of such Registering Partner's Partner Loans.

     At the closing, the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transactions contemplated hereby, including the Transfer of an allocable portion of the Registration Interest and Partner Loans of each Registering Partner to each of the Registration Accepting Offerees and the assumption by each Registration Accepting Offeree of each Registering Partner's obligations with respect to such portion of the Registering Partner's Registration Interest Transferred to such Registration Accepting Offeree. Each Partner and the Partnership shall bear its own costs of such Transfer and closing, including attorneys' fees and filing fees.

     In the event that any Registration Accepting Offeree shall fail to perform its obligation to purchase hereunder on the scheduled closing date and any other Registration Accepting Offeree(s) were prepared to perform their respective obligations at the closing on such date (each a "Tendering Offeree"), then the Tendering Offerees shall be entitled to elect by notice given to the Partnership Board, the Registering Partner(s) and each other Tendering Offeree within ten
(10) days after the originally scheduled closing date (the "extension period") to increase or decrease their purchase commitments such that the amount accepted for purchase by the Tendering Offerees constitutes all of the Registration Interest(s) or the amount not accepted equals or exceeds the applicable Minimum Offering Amount, and the closing of the purchase of the Registration Interest(s) shall be delayed until the date determined in accordance with the following sentence; provided, however, that the Registering Partner(s) will not be
          --------  -------
obligated to sell any portion of their Registration Interest(s) or Partner Loans if the amount of the Registration Interest(s) not accepted for purchase after giving effect to such elections is greater than zero but less than the applicable Minimum Offering Amount. If, after giving effect to all elections timely made in accordance with the preceding sentence, the Registering Partner(s) would be required to sell all or any portion of their Registration Interest(s), then the closing of the purchase of such Registration Interest(s) and Partner Loans shall be held (i) on the first Business Day following the expiration of the extension period if no Tendering Offeree has timely elected to increase its purchase commitment or (ii) on the fifth (5th) Business Day following the expiration of the extension period if any Tendering Offeree has timely elected to increase its purchase commitment. If, pursuant to this paragraph, (x) any Tendering Offeree decreases its purchase commitment or (y) the Registering Partner(s) are not obligated to sell any portion of their Registration Interest(s) to any Tendering Offeree, the eighteen (18) month period described in the last two sentences of Section 12.6(g) shall be extended to account for the number of days elapsed between the last day of the applicable Registration Offer Period and the end of the extension period.

          (g)  Registration.  If the Registration Firm Offer(s) in the
               ------------
aggregate are for Registration Interest(s) that in the aggregate are equal to or greater than the Minimum Offering Amount and are not accepted with respect to all of the Registration Interest(s) in the manner provided in Section 12.6(e),
(i) the Partners will cause the Partnership to be converted to corporate form in accordance with Section 5.9 no later than the effective date of the registration contemplated hereunder and will cause the Partnership and MajorCorp to register the shares of MajorCorp Stock to be received by such Registering Partner in exchange for its Registration Interest (other than any portion of such Registration Interest purchased by the Registration Accepting Offerees pursuant to Sections 12.6(e) and (f)) for sale under the 1933 Act (and any applicable state securities laws) in accordance with the offering contemplated hereunder and (ii) subject to such registration, the Registering Partner will sell such shares to the public in a broadly disseminated firm commitment underwritten offering subject to customary cutbacks on a pro rata basis. MajorCorp shall select the managing underwriter for such offering subject to the approval of the Registering Partner(s) which approval shall not be unreasonably withheld. To effectuate such offers, MajorCorp and the Registering Partner(s) will enter into an underwriting agreement with such managing underwriter on terms and conditions customary for underwriting agreements in a firm commitment underwritten secondary offering. If the first sentence of this Section 12.6(g) applies to any Registration Firm Offer and for any reason the Partnership has not converted to corporate form in accordance with Section 5.9 within eighteen (18) months from the expiration of the Registration Offer Period, such Registering Partner's right to Transfer its Registration Interest shall again be subject to the restrictions set forth in this Section 12.6. If any shares of MajorCorp Stock registered and offered pursuant to this Section 12.6(g) are not sold within eighteen (18) months from the expiration of the Registration Offer Period, any Transfer of such shares will be subject to the provisions of the stockholders' agreement contemplated under Section 5.9(a).

          (h)  Restrictions on Notice.  Subject to the provisions of Section
               ----------------------
12.6(a), no notice initiating the procedures contemplated by this Section 12.6 may be given by any Partner while the Partnership is undertaking to effect the registration of MajorCorp Stock pursuant to the exercise by any Partner of its rights under this Section 12.6 in a prior year or after a Liquidating Event has occurred. No notice initiating the procedures contemplated by this Section 12.6 may be given by an Adverse Partner, and no Registering Partner shall be required to offer any portion of its Interest to an Adverse Partner during the period that the Partnership is pursuing any remedy specified in Section 11.1 with respect to such Adverse Partner.

          (i)  Right of First Refusal/Tagalong Rights.  The provisions of
               --------------------------------------
Sections 12.4 and 12.5 shall not apply to the purchase and sale of a Registration Interest pursuant to this Section 12.6.

     12.7 Right of First Offer.
          --------------------

     If the Partnership is converted to corporate form pursuant to Section 12.6(g), the stockholders' agreement contemplated under Section 5.9(a) shall incorporate the provisions of this Section 12.7, mutatis mutandis. Any Partner (a "Selling
                                 ------- --------
Partner") that proposes to sell its shares of MajorCorp Stock (i) in accordance with Rule 144 under the 1933 Act or Rule 145 under the 1933 Act (in accordance with the applicable provisions of Rule 144) (or any successor to either of such Rules), in a transaction that satisfies the manner of sale requirements of Rule 144 or Rule 145 (whether or not applicable to such sale) (a "Rule 144 Sale"), or
(ii) in a broadly disseminated Public Offering pursuant to a registration statement filed under the 1933 Act (a "Registered Offering"), must first comply with the requirements of this Section 12.7.

          (a)  Open Market Sales.  Prior to any sale or disposition by a Selling
               -----------------
Partner of any of its shares of MajorCorp Stock in a Rule 144 Sale, such Selling Partner shall give notice (a "Rule 144 Notice") to the Board of Directors of MajorCorp and each other Partner (excluding any Partner that was an Exclusive Limited Partner at the time the Partnership converted to corporate form, the "Non-Selling Partners") of the number of shares of MajorCorp Stock proposed to be sold and the intended manner of disposition. The Rule 144 Notice shall constitute an irrevocable offer (a "Rule 144 Offer") by such Selling Partner to the Non-Selling Partners to sell the number of shares of MajorCorp Stock so proposed to be sold at a price equal to the Market Value of such shares determined as provided in Section 12.7(g).

          (b)  Registered Offerings.  If, pursuant to the registration rights
               --------------------
agreement contemplated under Section 5.9(b) or otherwise, a Selling Partner intends to sell any of its shares of MajorCorp Stock in a Registered Offering, such Selling Partner shall first give notice to each Non-Selling Partner (the "Secondary Registration Notice"). The Secondary Registration Notice shall (i) specify the number of shares of MajorCorp Stock proposed to be so registered,
(ii) identify the Public Appraiser selected by such Selling Partner to make the determination of the Minimum Secondary Offering Amount, which Public Appraiser shall be reasonably acceptable to MajorCorp, (iii) set forth the Public Appraiser's determination of the Minimum Secondary Offering Amount (or state that such Selling Partner has elected to waive the Minimum Secondary Offering Amount limitations set forth in the following sentence and in Sections 12.7(d) and 12.7(e)), and (iv) set forth the intended method of distribution. The shares of MajorCorp Stock so specified in the Secondary Registration Notice shall not be less than the Minimum Secondary Offering Amount (if any) specified in such Secondary Registration Notice. The Secondary Registration Notice shall constitute an irrevocable offer (a "Registration Offer") by such Selling Partner to each Non-Selling Partner to sell such number of shares of MajorCorp Stock so proposed to be registered at a price equal to the Market Value of such shares determined in accordance with Section 12.7(g). "Minimum Secondary Offering Amount" means the number of shares of MajorCorp Stock that the Public Appraiser selected by the Selling Partner determines would be necessary to effect a viable secondary public offering of the MajorCorp Stock considering all relevant factors, including the intended method of distribution set forth in the Secondary Registration Notice. Two or more Selling Partner(s) may jointly give a Secondary Registration Notice.

          (c)  First Offer Period.  A Rule 144 Offer or a Registration Offer, as
               ------------------
applicable, shall be irrevocable for a period (the "First Offer Period") commencing on the date of delivery by the Selling Partner of the applicable notice to the Non-Selling Partners and ending at 11:59 p.m., local time at MajorCorp's principal place of business, (i) with respect to a Rule 144 Offer, on the fifth (5th) full Trading Day following the date of the Rule 144 Notice, and (ii) with respect to a Registration Offer, on the twentieth (20th) full Trading Day following the date of the Secondary Registration Notice.

          (d)  Acceptance of Offers.  At any time during the applicable First
               --------------------
Offer Period, any Non-Selling Partner may accept a Rule 144 Offer or Registration Offer, as applicable, as to all or any portion of the shares of MajorCorp Stock covered by such Rule 144 Offer or Registration Offer, as applicable, by giving notice of such acceptance to the applicable Selling Partner and each other Non-Selling Partner, which notice shall indicate the maximum number of shares of MajorCorp Stock that such Non-Selling Partner is willing to purchase (the "purchase commitment") and, with respect to a Registration Offer in which the aggregate Market Value of the shares of MajorCorp Stock proposed to be registered exceeds $150,000,000, if applicable, identify the Public Appraiser selected by such Non-Selling Partner to determine the interest rate of the Accepting Partner Note. If the aggregate purchase commitments made by Non-Selling Partners accepting a Rule 144 Offer or Registration Offer, as applicable ("Accepting Partners"), exceed the number of shares of MajorCorp Stock covered by such Rule 144 Offer or Registration Offer, as applicable, then each Accepting Partner shall purchase, and the Selling Partner shall sell to such Accepting Partner, that portion of the number of shares of MajorCorp Stock covered by such Rule 144 Offer or Registration Offer, as applicable, that corresponds to the ratio of the Percentage Interest of such Accepting Partner to the aggregate Percentage Interests of all Accepting Partners; provided that if any Accepting Partner's purchase commitment was
          --------
for an amount less than its proportionate share of the number of shares of MajorCorp Stock as so determined, then the number of shares of MajorCorp Stock not so committed to be purchased shall continue to be allocated proportionally in the manner provided above in this sentence among the other Accepting Partners until each has been allocated, by such process of apportionment, a number of shares of MajorCorp Stock equal to the maximum number of shares such Accepting Partner committed to purchase or until all of the shares of MajorCorp Stock covered by such Rule 144 Offer or Registration Offer, as applicable, have been allocated among the Accepting Partners. Notwithstanding any purported acceptance of a Registration Offer, the Registration Offer shall be deemed to be rejected by all such Accepting Partners in their entirety if the portion not accepted is in the aggregate greater than zero but less than the Minimum Secondary Offering Amount; provided that such Registration Offer will be deemed accepted if, within
        --------
ten (10) days after the expiration of the First Offer Period, the Accepting Partners increase or decrease their purchase commitments, by giving notice to the Board of Directors of MajorCorp and each other Partner amending their respective purchase commitments to the extent required to effect any such increase or decrease, as applicable, such that the amount accepted for purchase by the Accepting Partners constitutes all of the shares of MajorCorp Stock covered by such Registration Offer or the amount not accepted equals or exceeds the Minimum Secondary Offering Amount.

          (e)  Closing of Purchase Pursuant to First Offer.  If the Rule 144
               -------------------------------------------
Offer or Registration Offer, as applicable has been accepted in whole or in part in accordance with the terms of Section 12.7(d), the Selling Partner shall give notice to such effect (the "First Offer Sale Notice") to all Non-Selling Partners within five (5) days after the end of the applicable First Offer Period. Unless the Accepting Partners and the Selling Partner otherwise agree, the closing of any purchase pursuant to this Section 12.7 shall be held at the principal office of MajorCorp at 10:00 a.m. (local time at the place of closing) on the first Business Day on or after (x) with respect to a Rule 144 Offer, the fifth (5th) Business Day following the date on which the First Offer Sale Notice is given, and (y) with respect to a Registration Offer, the thirtieth (30th) day following the date on which the First

Offer Sale Notice is given. At the closing, each Accepting Partner shall (i) with respect to a Rule 144 Offer, pay to the Selling Partner an amount in cash or other immediately available funds equal to that portion of the purchase price for the shares of MajorCorp Stock of the Selling Partner for which such Accepting Partner is liable, and (ii) with respect to a Registration Offer, (A) if the aggregate Market Value of the shares of MajorCorp Stock covered by the applicable Registration Offer exceeds $150,000,000, (1) pay to the Selling Partner an amount in cash or other immediately available funds equal to at least one-third of that portion of the purchase price for the shares of MajorCorp Stock of the Selling Partner for which such Accepting Partner is liable and (2) issue to the Selling Partner a promissory note (an "Accepting Partner Note") of such Non-Selling Partner or its Controlled Affiliate in a principal amount equal to the remaining portion of the purchase price for the shares of MajorCorp Stock of the Selling Partner for which such Accepting Partner is liable, or (B) if the aggregate Market Value of the shares of MajorCorp Stock covered by the applicable Registration Offer is equal to or less than $150,000,000, pay to the Selling Partner an amount in cash or other immediately available funds equal to that portion of the purchase price for the shares of MajorCorp Stock of the Selling Partner for which such Accepting Partner is liable, and the Selling Partner shall deliver to each Accepting Partner good title, free and clear of any liens, claims, encumbrances, security interests or options (other than those created by any stockholders' agreement contemplated under Section 5.9(a)) to the shares of MajorCorp Stock thus purchased. The principal amount of each Accepting Partner Note shall be payable in two equal annual installments beginning on the first anniversary of the closing date under this Section 12.7(e), and shall bear interest, payable quarterly, in arrears at the rate specified below from the closing date until the principal amount thereof and all accrued interest thereon is paid in full. The Accepting Partner Note will contain customary terms, conditions and remedies, including an increased rate of interest payable after a default in the payment of principal and/or interest. The interest rate on the Accepting Partner Note shall be determined in connection with the closing and shall be the average of the interest rates determined independently by the Public Appraiser selected by the Selling Partner and the Public Appraiser selected by the applicable Accepting Partner as the rate that would be necessary to cause publicly traded securities with terms, conditions and remedies comparable to the Accepting Partner Note to trade at face value on a fully distributed basis. Each Accepting Partner shall be liable to the Selling Partner only for its allocable portion of the purchase price for the shares of MajorCorp Stock purchased hereunder. The provisions of the stockholders' agreement contemplated under Section 5.9(a) will incorporate provisions comparable to this Section 12.7 and additional appropriate provisions that will address the Partners' relative rights and obligations in the event the circumstances described in Section 11.5 prevent the Accepting Partners from purchasing any shares of MajorCorp Stock offered by a Selling Partner hereunder within the time periods specified in this Section 12.7(e).

     At the closing, the Partners and MajorCorp shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transactions contemplated hereby, including the Transfer of the shares of MajorCorp Stock of the Selling Partner to the Accepting Partners. Each Partner and MajorCorp shall bear its own costs of such Transfer and closing, including attorneys' fees and filing fees.

     In the event that any Accepting Partner shall fail to perform its obligation to purchase hereunder on the scheduled closing date and any other Accepting Partner(s) were prepared to perform their respective obligations at the closing on such date (each a "Tendering Partner"), then the Tendering Partners shall be entitled to elect by notice given to the Board of Directors of MajorCorp, the Selling Partner(s) and each other Tendering Partner within ten (10) days after the originally scheduled closing date (the "extension period") to increase or decrease their purchase commitments such that the amount accepted for purchase by the Tendering Partners constitutes all of the shares of MajorCorp Stock offered or the amount not accepted equals or exceeds the applicable Minimum Secondary Offering Amount, and the closing of the purchase of the shares of MajorCorp Stock shall be delayed until the date determined in accordance with the following sentence; provided, however, that
                                                      --------  -------
the Selling Partner(s) will not be obligated to sell any portion of their shares of MajorCorp Stock if the amount of the shares of MajorCorp Stock not accepted for purchase after giving effect to such elections is greater than zero but less than the applicable Minimum Secondary Offering Amount. If, after giving effect to all elections timely made in accordance with the preceding sentence, the Selling Partner(s) would be required to sell all or any portion of their shares of MajorCorp Stock, then the closing of the purchase of such shares of MajorCorp Stock shall be held (i) on the first Business Day following the expiration of the extension period if no Tendering Partner has timely elected to increase its purchase commitment or (ii) on the fifth (5th) Business Day following the expiration of the extension period if any Tendering Partner has timely elected to increase its purchase commitment.

          (f)  Sale if First Offer Rejected.  Any shares of MajorCorp Stock not
               ----------------------------
purchased in the manner provided in this Section 12.7 (including any shares that are not purchased because of the failure of the Accepting Partners to close any purchase in accordance with Section 12.7(e)), but subject to the last sentence of this Section 12.7(f), may be sold during the period described below (the "Permitted Period") in the manner described in the Rule 144 Notice or pursuant to the intended method of distribution set forth in the Secondary Registration Notice, as applicable. Except as otherwise provided in the following sentence, the Permitted Period shall be the applicable of (i) with respect to shares of MajorCorp Stock covered by a Rule 144 Notice, twenty (20) full Trading Days after the last day of the applicable First Offer Period, or (ii) with respect to shares of MajorCorp Stock covered by a Secondary Registration Notice, one hundred eighty (180) days after the last day of the applicable First Offer Period (in each case commencing on the first day following the applicable First Offer Period), provided that such 180-day period may be extended for an
               --------
additional period of up to ninety (90) days if at the end of such 180-day period the Selling Partner has caused a registration statement to be filed by MajorCorp with the Securities and Exchange Commission relating to such Registered Offering and is actively pursuing the consummation of such Registered Offering in good faith. Notwithstanding the foregoing, if, pursuant to the third paragraph of
Section 12.7(e), (x) any Tendering Partner decreases its purchase commitment or
(y) the Selling Partner is not obligated to sell any portion of its shares of MajorCorp Stock to any Tendering Partner, the Permitted Period shall be extended to account for the number of days elapsed between the last day of the applicable First Offer Period and the end of the extension period under Section 12.7(e). Any such shares of MajorCorp Stock not sold within the applicable Permitted Period shall again be subject to the restrictions set forth in this Section 12.7.

          (g)  Market Value.  The "Market Value" of any shares of MajorCorp
               ------------
Stock purchased pursuant to this Section 12.7 shall be (i) with respect to shares of MajorCorp Stock offered pursuant to a Rule 144 Offer, an amount equal to the product of (A) the number of shares of MajorCorp Stock offered times (B)
                                                                      -----
the average of the last reported sales prices, regular way, for the five (5) full Trading Days preceding the date of the Rule 144 Notice as reported on the principal national securities exchange on which MajorCorp Stock is listed or admitted for trading or, if

MajorCorp Stock is not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or (ii) with respect to shares of MajorCorp Stock offered pursuant to a Registration Offer, the product of (A) the number of shares of MajorCorp Stock offered times (B) the average of the last
                                            -----
reported sales prices, regular way, for the twenty (20) full Trading Days preceding the date of the Secondary Registration Notice as reported on the principal national securities exchange on which MajorCorp Stock is listed or admitted for trading or, if MajorCorp Stock is not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market.

     12.8  Prohibited Dispositions.
           -----------------------

     Any purported Disposition of all or any part of an Interest that is not a Permitted Transfer shall be null and void and of no force or effect whatever; provided that, if the Partnership is required to recognize a Disposition
- - --------
that is not a Permitted Transfer (or if the Partnership Board, in its sole discretion, elects to recognize a Disposition that is not a Permitted Transfer), the Interest Disposed of shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the Transferred Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Partnership.

     12.9  Representations Regarding Transfers.
           -----------------------------------

     Each Partner hereby represents and warrants to the Partnership and the other Partners that such Partner's acquisition of Interests hereunder is made as principal for such Partner's own account and not for resale or distribution of such Interests.

     12.10 Distributions and Allocations in Respect of
           -------------------------------------------
           Transferred Interests.
           ---------------------

     If any Interest is Transferred during any Fiscal Year in compliance with the provisions of this Section 12, Profits, Losses, each item thereof, and all other items attributable to the Transferred Interest for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying Percentage Interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Partnership Board. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Partnership shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Partnership is given notice of a Transfer at least ten
- - --------
(10) Business Days prior to the Transfer, the Partnership shall recognize such Transfer as of the date of such Transfer, and provided further that if the
                                              -------- -------
Partnership does not receive a notice stating the date such Interest was Transferred and such other information as the Partnership Board may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Partnership, was the owner of the Interest on the last day of such Fiscal Year. Neither the Partnership nor the Partnership Board shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 12.10, whether or not the Partnership Board or the Partnership has knowledge of any Transfer of ownership of any Interest.


                     SECTION 13.  CONVERSION OF INTERESTS

     13.1  Termination of Status as General Partner.
           ----------------------------------------

          (a) A General Partner shall cease to be a General Partner upon the first to occur of (i) the Transfer of such Partner's entire Interest as a Partner in a Permitted Transfer (in which event the transferee of such Interest shall be admitted as a successor General Partner and a Limited Partner upon compliance with Section 12.3), (ii) the Unanimous Vote of the Partnership Board to approve a request by such General Partner to withdraw, (iii) any Adverse Act with respect to such Partner, (iv) such Partner's failure to satisfy the Minimum Ownership Requirement or (v) in the case of Comcast only, the occurrence of any of the events described in Section 6.4(f) that cause Comcast to become an Exclusive Limited Partner. In the event a Person ceases to be a General Partner pursuant to clauses (ii), (iii), (iv) or (v), the Interest of such Person as a General Partner shall automatically and without any further action by the Partners be converted into an Interest solely as a Limited Partner, and such Partner shall thereafter be an Exclusive Limited Partner.

          (b) The Partners intend that the Partnership not dissolve as a result of the cessation of any Person's status as a General Partner; provided, however,
                                                              --------  -------
that if it is determined by a court of competent jurisdiction that the Partnership has dissolved, the provisions of Section 14.1 shall govern.

     13.2  Restoration of Status as General Partner.
           ----------------------------------------

     An Exclusive Limited Partner whose rights to representation on the Partnership Board have been restored as provided in Section 5.1(c) shall be restored to the status of a General Partner and its Interest shall thereafter be deemed held in part as a General Partner and in part as a Limited Partner as provided in Section 2.1. If Comcast becomes an Exclusive Limited Partner pursuant to Section 6.4(f), it shall not be entitled to be restored to the status of General Partner except as expressly provided in such Section.


                     SECTION 14.  DISSOLUTION AND WINDING UP

     14.1  Liquidating Events.
           ------------------

          (a)  In General.  Subject to Section 14.1(b), the Partnership shall
               ----------
dissolve and commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

               (i)    The sale of all or substantially all of the Property;

               (ii) A Unanimous Vote of the Partnership Board to dissolve, wind up, and liquidate the Partnership in accordance with Section 5.1;

               (iii) The failure of the General Partners to resolve a Deadlock Event as provided in Section 5.8(a)(iii) unless the Partnership Board determines by Required Majority Vote not to dissolve; and

               (iv) The withdrawal of a General Partner, the assignment by a General Partner of its entire Interest or any other event that causes a General Partner to cease to be a general partner under the Act, provided that any such
                                                        --------
event shall not constitute a Liquidating Event if the Partnership is continued pursuant to this Section 14.1.

The Partners hereby agree that, notwithstanding any provision of the Act or the Delaware Uniform Partnership Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of any event set forth in Section 14.1(a)(iv), the Partnership shall not be dissolved or required to be wound up if (x) at the time of such event there is at least one remaining General Partner, or (y) if there is not at least one remaining General Partner, within ninety (90) days after such event all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional General Partners.

          (b)  Special Rules.  The events described in Sections 14.1(a)(ii),
               -------------
14.1(a)(iii) or 14.1(a)(iv) shall not constitute Liquidating Events until such time as the Partnership is otherwise required to dissolve, and commence winding up and liquidating, in accordance with Section 14.7.

     14.2  Winding Up.
           ----------

          (a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners and neither the Partnership Board nor any Partner shall take any action that is inconsistent with, or not appropriate for, the winding up of the Partnership's business and affairs. To the extent not inconsistent with the foregoing, this Agreement shall continue in full force and effect until such time as the Partnership's Property has been distributed pursuant to this Section 14.2 and the Certificate has been cancelled in accordance with the Act. The Partnership Board shall be responsible for overseeing the winding up and dissolution of the Partnership, shall take full account of the Partnership's liabilities and Property, shall cause the Partnership's Property to be liquidated as promptly as is consistent with obtaining the fair value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the following order:

               (i) First, to the payment of all of the Partnership's debts and liabilities (other than Partner Loans) to creditors other than the Partners and to the payment of the expenses of liquidation;

               (ii) Second, to the payment of all Partner Loans and all of the Partnership's debts and liabilities to the Partners in the following order and priority:

                      (A) first, to the payment of all debts and liabilities owed to any Partner other than in respect of Partner Loans;

                      (B) second, to the payment of all accrued and unpaid interest on Partner Loans, such interest to be paid to each Partner and its Affiliates (considered as a group) pro rata in proportion to the interest owed to each such group; and

                      (C) third, to the payment of the unpaid principal amount of all Partner Loans, such principal to be paid to each Partner and its Affiliates (considered as a group) pro rata in proportion to the outstanding principal owed to each such group; and

               (iii) The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

          (b) In the discretion of the Partnership Board, a portion of the distributions that would otherwise be made to the Partners pursuant to this
Section 14.2 may be:

               (i) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Partnership Board in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to Section 14.2; or

               (ii) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld
                                                     --------
amounts shall be distributed to the Partners as soon as practicable.

Each Partner and each of its Affiliates (as to Partner Loans only) agrees that by accepting the provisions of this Section 14.2 setting forth the priority of the distribution of the assets of the Partnership to be made upon its liquidation, such Partner or Affiliate expressly waives any right which it, as a creditor of the Partnership, might otherwise have under the Act to receive distributions of assets pari passu with the other creditors of the Partnership
                        ---- ------
in connection with a distribution of assets of the Partnership in satisfaction of any liability of the Partnership, and hereby subordinates to said creditors any such right.

     14.3  Compliance With Certain Requirements of Regulations;
           ---------------------------------------------------
           Deficit Capital Accounts.
           ------------------------

     In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made
                                      -
pursuant to this Section 14 to the Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2), and (b) if any
                                                         -  -
Partner's Capital Account has any deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3);
                                                                         -  -
provided, however, that the obligation of an Exclusive Limited Partner to
- - --------  -------
contribute capital pursuant to this sentence shall be limited to the amount of the deficit balance, if any, that existed in such Exclusive

Limited Partner's Capital Account at the time it became an Exclusive Limited Partner (taking into account for this purpose any revaluation of Partnership assets pursuant to subparagraph (ii)(D) of the definition of Gross Asset Value made as a result of such Partner's becoming an Exclusive Limited Partner).

     14.4  Deemed Distribution and Recontribution.
           --------------------------------------

     Notwithstanding any other provision of this Section 14, in the event the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g)
                                                                              -
of the Regulations but no Liquidating Event has occurred, the Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Partnership shall be deemed to have distributed the Property in kind to the Partners, who shall be deemed to have assumed and taken subject to all Partnership liabilities, all in accordance with their respective Capital Accounts and, if any Partner's Capital Account has a deficit balance that such Partner would be required to restore pursuant to Section 14.3 (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3). Immediately thereafter, the
                                      -  -
Partners shall be deemed to have recontributed the Property to the Partnership, which shall be deemed to have assumed and taken subject to all such liabilities.

     14.5  Rights of Partners.
           ------------------

     Except as otherwise provided in this Agreement, (a) each Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership, and (b) no Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations. If, after the Partnership ceases to exist as a legal entity, a Partner is required to make a payment to any Person on account of any activity carried on by the Partnership, such paying Partner shall be entitled to reimbursement from each other Partner consistent with the manner in which the economic detriment of such payment would have been borne had the amount been paid by the Partnership immediately prior to its cessation.

     14.6  Notice of Dissolution.
           ---------------------

     In the event a Liquidating Event occurs or an event described in Section 14.1(a)(iv) occurs that would, but for provisions of Section 14.1, result in a dissolution of the Partnership, the Partnership Board shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

     14.7  Buy/Sell Arrangements.
           ---------------------

          (a) As soon as practicable after the occurrence of an event described in Section 14.1(a)(ii), 14.1(a)(iii) or, subject to the proviso contained therein, Section 14.1(a)(iv), the Net Equity of the Interests shall be determined in accordance with Section 11.3 and notice of such determination shall be delivered to each Partner. For purposes of such determination of Net Equity pursuant to this Section 14.7(a), the General Partner that (together with its Controlled Affiliates) holds the largest Voting Percentage Interest shall designate the First Appraiser as required by Section
11.4 within thirty (30) days after an occurrence of the applicable Liquidating Event, and the General Partner that (together with its Controlled Affiliates) holds the smallest Voting Percentage Interest shall appoint the Second Appraiser within ten (10) Business Days of receiving notice of the appointment of the First Appraiser.

          (b) Prior to 5:00 p.m. (local time at the principal office of the Partnership) on the first Business Day on or after the thirtieth (30th) day following its receipt of notice of the determination of Net Equity pursuant to
Section 14.7(a), each General Partner (individually or together with one or more other General Partners) must submit sealed statements (the "Offer Statement") to the Chief Executive Officer notifying the Chief Executive Officer in writing either (i) that such General Partner or group of General Partners offers to sell all of its Interest(s), or (ii) that such General Partner or group of General Partners offers to buy all of the other Partners' Interests. Except as provided in Section 14.7(g), each Exclusive Limited Partner shall be automatically deemed to have offered to sell its Interest hereunder and shall for all purposes under this Section 14.7 be treated as a General Partner that has offered to sell its Interest. The Chief Executive Officer shall provide a copy of each Offer Statement to each of the Partners within five (5) days following the last day for submission of the Offer Statements.

          (c) If the Offer Statements indicate that one General Partner or group of General Partners wishes to buy and all of the other Partners wish to sell, the Net Equity of the Interests shall thereupon be the price at which the Interests will be sold.

          (d) If the Offer Statements indicate that all Partners wish to sell their Interests, the Partnership shall dissolve, and commence winding up and liquidating in accordance with Section 14.2.

          (e) If the Offer Statements indicate that more than one General Partner or group of General Partners wishes to purchase the other Partners' Interests, then the General Partners or groups of General Partners wishing to purchase (each General Partner or group of Partners, a "Bidding Partner") shall begin the bidding process described below and the highest bidder (determined as the amount bid per each one percent (1%) Percentage Interest in the Partnership) shall buy all the other Partners' Interests. Each of the Bidding Partners may make an initial offer (an "Initial Offer") to purchase the Interests of the other Partners, which offer may not be less than the Net Equity of the Interests to be purchased and shall be made within fifteen (15) days of the last day for submission of the Offer Statements. If no Bidding Partner makes an Initial Offer by 5:00 p.m. (local time at the principal office of the Partnership) on the last day of such fifteen (15) day period, the Partnership shall dissolve, and commence winding up and liquidating in accordance with Section 14.2. If only one Bidding Partner timely makes an Initial Offer, such offer shall thereupon be the price at which all other Partners' Interests shall be sold to such Bidding Partner. If more than one Bidding Partner timely makes an Initial Offer, each such Bidding Partner must respond within fifteen (15) days of the last day of the 15-day period for submitting such Initial Offers either by accepting the highest of such Initial Offers or delivering a counteroffer to purchase the Interests of the other Partners. A counteroffer must be at least one percent (1%) higher than the prior offer of which the Bidding Partner has received notice. The bidding process shall continue until all Bidding Partners have either responded by accepting the highest immediate prior offer or failed to make a timely response, in which case the highest im mediate prior offer shall be deemed accepted. An acceptance of an offer shall, if the bidding process thereafter continues, be deemed to be an acceptance of the highest succeeding counteroffer. For purposes of this Section 14.7, all offers, acceptances and counteroffers must be in writing, in a form which is firm and binding and delivered to the Chief Executive Officer at the principal office of the Partnership (who shall promptly notify each other Partner of the identity of the bidder and the amount of such bid); all offers must be responded to within fifteen (15) days of the last day of the immediately preceding 15-day period for submitting offers. If no response to an offer or counteroffer is received by 5:00 p.m. (local time at the principal office of the Partnership) on the last day of such fifteen (15) day period, the highest immediate prior offer shall be deemed to be accepted.

          (f) The closing of the purchase and sale of each selling Partner's Interest, MinorCo Interest and Partner Loans shall occur at the principal office of the Partnership at 10:00 a.m. (local time at the place of the closing) on the first Business Day occurring on or after the thirtieth (30th) day following the date of the final determination of the purchase price pursuant to Section 14.7(e) (subject to Section 11.5). At the closing, the purchasing Partner(s) shall pay to each selling Partner, by cash or other immediately available funds, the purchase price for such selling Partners' Interest, MinorCo Interest and Partner Loans, and the selling Partner shall deliver to the purchasing Partner(s) good title, free and clear of any liens, claims, encumbrances, security interests or options (other than those created by this Agreement and those securing financing obtained by the Partnership), to the selling Partner's Interest, MinorCo Interest and Partner Loans thus purchased.

     At the closing, the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transactions contemplated hereby, including the Transfer of the Interests, MinorCo Interests and Partner Loans of the selling Partner(s) to the purchasing Partner(s) and the assumption by each purchasing Partner of the selling Partner's obligations with respect to the selling Partner's Interest
Transferred to the purchasing Partner(s). Each Partner shall bear its own costs of such Transfer and closing, including attorneys' fees and filing fees. The costs of determining Net Equity shall be borne by the Partners (pro rata based on their respective Percentage Interests as of the occurrence of the Liquidating Event).

          (g) Solely for the purposes of this Section 14.7, Comcast will have the same rights and obligations as a General Partner hereunder even if it has become an Exclusive Limited Partner under Section 6.4(f) so long as Comcast would not otherwise then be an Exclusive Limited Partner under Section 13.1(a).


                          SECTION 15.  MISCELLANEOUS

     15.1  Notices.
           -------

     Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile (with acknowledgment received), charges prepaid and addressed as follows, or to such other address or number as such Person may from time to time specify by notice to the Partners:

          (a)  If to the Partnership, to the address or number set forth on
Schedule 2.2;

          (b) If to a Partner or its designated Representative(s), to the address or number set forth in Schedule 2.2; and

          (c) If to the Partnership Board, to the Partnership and to each General Partner and its designated Representative(s).

Any Person may from time to time specify a different address by notice to the Partnership and the Partners. All notices and other communications given to a Person in accordance with the provisions of this Agreement shall be deemed to have been given and received (i) four (4) Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (with acknowledgment received and, in the case of a facsimile only, a copy of such notice is sent no later than the next Business Day by a reliable overnight courier service, with acknowledgment of receipt) or (iii) one (1) Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

     15.2  Binding Effect.
           --------------

     Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors, transferees, and assigns.

     15.3  Construction.
           ------------

     This Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner.

     15.4  Time.
           ----

     Time is of the essence with respect to this Agreement.

     15.5  Table of Contents; Headings.
           ---------------------------

     The table of contents and section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement.

     15.6  Severability.
           ------------

     Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the Partners, and such illegality, invalidity or unenforceability shall not affect the validity or legality of the remainder of this Agreement. If necessary to effect the intent of the Partners, the Partners will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

     15.7  Incorporation by Reference.
           --------------------------

     Every exhibit and other appendix (other than schedules) attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

     15.8  Further Action.
           --------------

     Each Partner, upon the reasonable request of the Partnership Board, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this Agreement.

     15.9  Governing Law.
           -------------

     The internal laws of the State of Delaware (without regard to principles of conflict of law) shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners.

     15.10 Waiver of Action for Partition; No Bill For
           -------------------------------------------
           Partnership Accounting.
           ----------------------

     Each Partner irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Property; provided that the
                                                              --------
foregoing shall not be construed to apply to any action by a Partner for the enforcement of its rights under this Agreement. Each Partner waives its right to seek a court decree of dissolution (other than a dissolution in accordance with Section 14) or to seek appointment of a court receiver for the Partnership as now or hereafter permitted under applicable law. To the fullest extent permitted by law, each Partner covenants that it will not (except with the consent of the Partnership Board) file a bill for Partnership accounting.

     15.11 Counterpart Execution.
           ---------------------

     This Agreement may be executed in any number of counterparts with the same effect as if all the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     15.12 Sole and Absolute Discretion.
           ----------------------------

     Except as otherwise provided in this Agreement, all actions which the Partnership Board may take and all determinations which the Partnership Board may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of the Partnership Board.

     15.13 Specific Performance.
           --------------------

     Each Partner agrees with the other Partners that the other Partners would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the nonbreaching Partners may be entitled, at law or in equity, the nonbreaching Partners shall be entitled to injunctive relief to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof.

     15.14 Entire Agreement.
           ----------------

     The provisions of this Agreement set forth the entire agreement and understanding between the Partners as to the subject matter hereof and supersede all prior agreements, oral or written, and other communications between the Partners relating to the subject matter hereof.

     15.15 Limitation on Rights of Others.
           ------------------------------

     Nothing in this Agreement, whether express or implied, shall be construed to give any Person other than the Partners any legal or equitable right, remedy or claim under or in respect of this Agreement.

     15.16 Waivers; Remedies.
           -----------------

     The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise provided herein, no failure or delay of any Partner in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

     15.17 Jurisdiction; Consent to Service of Process.
           -------------------------------------------

          (a) Each Partner hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court sitting in the County of New York or any Federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to the Partnership or this Agreement, or for recognition or enforcement of any judgment, and each Partner hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.

          (b) Each Partner hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Partnership or this Agreement in any New York State court sitting in the County of New York or any Federal court sitting in the Southern District of New York. Each Partner hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Partner.

          (c) Each Partner irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this Agreement, provided
                                                                      --------
that such service shall be deemed to have been given only when actually received by such Partner. Nothing in this Agreement shall affect the right of a party to serve process in any other manner permitted by law.

     15.18 Waiver of Jury Trial.
           --------------------

     Each Partner waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to the Partnership or this Agreement.

     15.19 No Right of Set-Off.
           -------------------

     No Partner shall be entitled to offset against any of its financial obligations to the Partnership under this Agreement, any obligation owed to it or any of its Affiliates by any other Partner or any of such other Partner's Affiliates.

     IN WITNESS WHEREOF, the parties have entered into this Amended and Restated Agreement of Limited Partnership of MajorCo, L.P. as of the date first above set forth.


                                     SPRINT SPECTRUM, L.P.

                                     By:  US Telecom, Inc.,
                                          Its General Partner


                                     By: /s/ Don A. Jensen
                                        --------------------------------------
                                     Title: Vice President
                                           -----------------------------------



                                     TCI NETWORK SERVICES

                                     By:  TCI Network, Inc.,
                                          Its General Partner


                                     By: /s/ Gerald W. Gaines
                                        --------------------------------------
                                     Title:
                                           -----------------------------------



                                     COMCAST TELEPHONY SERVICES

                                     By:  Comcast Telephony Services, Inc.,
                                          Its General Partner


                                     By: /s/ Arthur R. Block
                                        --------------------------------------
                                     Title: Vice President
                                           -----------------------------------

       THIS IS A SIGNATURE PAGE TO THE AMENDED AND RESTATED AGREEMENT OF
                     LIMITED PARTNERSHIP OF MAJORCO, L.P.

                                 COX TELEPHONY PARTNERSHIP


                                 By:  Cox Communications Wireless, Inc.,
                                      Its Managing General Partner



                                     By: /s/ David M. Woodrow
                                        -----------------------------------
                                     Title: Vice President
                                           --------------------------------



       THIS IS A SIGNATURE PAGE TO THE AMENDED AND RESTATED AGREEMENT OF
                     LIMITED PARTNERSHIP OF MAJORCO, L.P.

Schedule 1.10(a)
- - ----------------

                  WIRELESS EXCLUSIVE SERVICES; NON-EXCLUSIVE
                         SERVICES; EXCLUDED BUSINESSES
                      ----------------------------------

  The scope of the Partnership will be Wireless Exclusive Services, which, except as contemplated or permitted by Section 6 of the Partnership Agreement, the Partners and their respective Controlled Affiliates will engage in solely through the Partnership and its Subsidiaries, and Non-Exclusive Services, in which both the Partnership and its Subsidiaries and the Partners and their respective Controlled Affiliates may engage. All references to the Partnership in this Schedule 1.10(a) shall include the Partnership and its Subsidiaries.

I. WIRELESS EXCLUSIVE SERVICES
   ---------------------------

  "Wireless Exclusive Services" shall mean all wireless communications services that use radio spectrum for cellular, PCS, ESMR, paging, mobile telecommunications and any other voice or data wireless services, whether fixed or mobile, conducted in the United States of America, including all territories and possessions thereof except for Puerto Rico, but shall not include the provision of video wireless services, the provision of satellite or broadband microwave transmission services, the Non-Exclusive Services and the Excluded Businesses.

          The Wireless Exclusive Services are not restricted by form (e.g.,
                                                                      ----
analog or digital), method of origination (e.g., voice, data, telemetry, etc.),
                                           ----
or the content transmitted by the customer.

          Wireless Exclusive Services will be provided by the Partnership only within Wireless Local Service Areas except as permitted by Section III. 1. of this Schedule 1.10(a).

II. NON-EXCLUSIVE SERVICES
    ----------------------

  The following services, to the extent such services relate to or are provided in connection with Wireless Exclusive Services, are also within the scope of the Partnership's business but are not subject to the provisions of Section 6.1 of the Partnership Agreement. Consequently the Partners and their respective Controlled Affiliates are permitted to provide such services outside of the
Partnership:

                    1. Incidental services to the other services of the Partnership including billing services and the installation, maintenance, repair, sale or lease of customer premises equipment or customer controlled equipment.

                    2.   500 Services.

                    3. Meeting services, such as video or other teleconferencing in which the provider does not create nor resell the content of such service.

                    4. Server-based content services customarily provided by local exchange telephone companies, initially consisting of directory assistance, operator service, time, temperature and similar information services that are voice only and TDD relay. The Partners may (by Unanimous Vote of the Management Committee) revise such list of server-based content services from time to time to reflect additional services customarily offered by local exchange telephone companies.

                    5. Incidental data services to support signaling, billing and system diagnostics and management for audio/video connectivity.

                    6. Incidental audio/video content (e.g., logos, customer
                                                       ---
          service, sales), as determined by a Unanimous Vote of the Management Committee, that are directly related to the provision of video telephony.

                    7. Enhanced services such as voice mail, e-mail, facsimile store and forward.

                    8. Video telephony enhanced services, such as video mail, store and forward, and customer service, but excluding any such enhanced service that is an Excluded Business (including, without limitation, under any of clauses 3., 4. or 5. of Section III of this
          Schedule 1.10(a)).

                    9. Construction and lease or sale of telecommunications facilities to others.

                    10. The provision of products or services that are ancillary value-added additions to a Wireless Exclusive Service and which does not itself require an FCC license (including, but not limited to, operator services, location services and weather, sports and other information services).

III. EXCLUDED BUSINESSES
     -------------------

     Notwithstanding anything contained in Section I or II above, each of the following (each an "Excluded Business") shall be excluded from the scope of the Partnership's business and the Partnership shall not engage in any of the Excluded Businesses without a Unanimous Partner Vote:

                     1. Wireless calls originating in a Wireless Local Service Area and terminating outside of such Wireless Local Service Area except:

                        a. If Wireless calls are generally subject to Equal Access but the Partnership is permitted to provide and transport Wireless calls on its interconnected wireless network without regard to Equal Access boundaries, then the Partnership may provide and transport such Wireless calls using its interconnected wireless network.

                        b. If Wireless calls are not generally subject to Equal Access, the Partnership is permitted to provide such inter-Wireless Local Service Area call within the boundaries of an extended calling area offering if the transport required for the Partnership to provide the inter-Wireless Local Service Area portion of the call is provided by Sprint Parent and its Controlled Affiliates pursuant to Section 8.4 of the Partnership Agreement (Preferred Provider); provided, however, to the extent that Sprint Parent and its Controlled Affiliates fail to provide to the Partnership such inter-Wireless Local Service Area transport pursuant to Section 8.4 of the

                             Partnership Agreement at a price equal to the lower of (i) the best unit price at which comparable transport services are then being made available by Sprint Parent and its Controlled Affiliates to unaffiliated third parties irrespective of volume, or (ii) the price at which the Partnership could obtain such transport services from ar unaffiliated third party provider then the Partnership shall be entitled to obtain such transport services from an unaffiliated third party provider on terms no less favorable to the Partnership than the terms offered to the Partnership by Sprint Parent and its Controlled Affiliates. Thus, the parties intend that if the Partnership has two Wireless Local Service Areas and calls between such areas are not subject to Equal Access, then the Partnership may acquire interconnection between such areas in accordance with the preceding sentence (and thereby provide such inter-Wireless Local Service Area calls). Consequently the Partnership could provide an extended calling area, but the facilities of Sprint Parent (or, if applicable, such third party provider) and its Controlled Affiliates would be used for the transport required for the Partnership to provide the inter-Wireless Local Service Area portion of the calls between the Wireless Local Service Areas.

                         2.  Intentionally omitted.

                         3. The provision of entertainment and, except to the limited extent permitted under Non-Exclusive Services, other content-based services.

                         4. The provision or transport of wireline services using unidirectional transmission capacity.

                         5. The provision or transport of wireline services using unequal bidirectional transmission capacity.

                         6. The self provisioning of transport of intra-Wireless Local Service Area 75 Mile Plus Calls, whether by dedicated or switched facilities, unless such transport can be accomplished at costs less than the prices available from Sprint under Section 8.4 of the Partnership Agreement.

IV. Definitions
    -----------

    As used in this Exhibit:

                         1. The term "Equal Access" shall mean a requirement imposed by law or regulation whereby an end user is granted the right to designate the interexchange carrier of the end user's choice on a presubscribed basis for calls traveling outside a local service area within which the Partnership is not otherwise obligated to provide the end user with a choice of interexchange carriers.

                         2. The term "ESMR" means any commercial mobile radio service, and the resale of such service, authorized under the rules for Specialized Mobile Radio services designated under Subpart S of Part 90 of the FCC's rules in effect on the date hereof, including the networking, marketing, distribution, sales, customer interface and operations functions relating thereto.

                         3. The term "LATA" means a Local Access and Transport Area established pursuant to the criteria set forth in Section 4(g) of the MFJ, as approved in United States v. Western Electric Company. Inc., et. al, 569 F. Supp. 990 (D.D.C. 1983), and as amended by subsequent orders, regardless of whether the LATA boundaries continue to be applied in future governmental regulation of the wireline telecommunications industry. In the event of the cessation of use of LATA boundaries by a telecommunications governmental regulation or court order, then the LATA boundaries in effect at the time of cessation of such use shall be deemed to be the LATA boundaries for purposes of this Agreement.

                         4. The term "PCS" means any radio communications service authorized under the rules for personal communications services designated as Subpart E of
                             Part 24 of the FCC's rules in effect on the date hereof, or any revision thereto or successor thereof which may be in effect from time to time, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.


                         5. The term "Rate Center" means a point within a geographic area designated by the Partnership as the Rate Center and shall be used for measuring distances to and from such geographic area. Each geographic area shall have one Rate Center. The Rate Center shall be near the geographic center of the geographic area.

                         6. The term "75 Mile Plus Calls" means calls between end users whose Rate Centers are greater than 75 miles apart.

                         7. The term "Wireless" means telecommunications made through radio spectrum for cellular, PCS, ESMR, paging and mobile telecommunications.

                         8. The term "Wireless Local Service Area" shall mean the following:

                             a. If Partnership Wireless calls are subject to Equal Access then the service area in which calls are not subject to Equal Access, but if such service area would be smaller than a LATA, then such Wireless Local Service Area will be the LATA.

 b. If Partnership Wireless calls are not subject to Equal Access then the service area in which the Partnership can complete calls on an interconnected wireless network. The interconnected wireless network shall consist of the wireless switches and the dedicated connections between such switches which the Partnership may use to complete calls. The Wireless Local Service Area may be expanded if the initial Wireless Local Service Areas place the Partnership at a competitive disadvantage.

Schedule 1.10 (b)
- - -----------------

                         Sprint Cellular Service Area
                         ----------------------------

See attached.

                                [PAGE TO COME]

                                [PAGE TO COME]

                                [PAGE TO COME]

                                 SCHEDULE 2.1
                         INITIAL PERCENTAGE INTERESTS
                         ----------------------------


                                              INITIAL
             PARTNER                    PERCENTAGE INTEREST
             -------                    -------------------
             Sprint                             40%

             TCI                                30%

             Comcast                            15%

             Cox                                15%

                                 SCHEDULE 2.2
                               NOTICE ADDRESSES
                               ----------------



               SPRINT:
               ------

               Sprint Spectrum, L.P.
               2330 Shawnee Mission Parkway
               Westwood, KS  66205
               Telecopy No.:  (913) 624-8426
               Attn:  Chief Financial Officer

               with copies to:

               Sprint Spectrum, L.P.
               2330 Shawnee Mission Parkway
               Westwood, KS  66205
               Telecopy No.:  (913) 624-2256
               Attn:  Corporate Secretary

               King & Spalding
               191 Peachtree Street
               Atlanta, GA 30303-1763
               Telecopy No.:  (404) 572-5100
               Attn:  Bruce N. Hawthorne

               TCI:
               ---

               TCI Network Services
               5619 DTC Parkway
               Englewood, CO  80111
               Telecopy No.:  (303) 488-3200
               Attn:  President

               with copies to:

               Baker & Botts, L.L.P.
               885 Third Avenue
               New York, NY  10022-4834
               Telecopy No.:  (212) 705-5125
               Attn:  Elizabeth Markowski, Esq.

          Tele-Communications, Inc.
          5619 DTC Parkway
          Englewood, CO  80111
          Telecopy No.:  (303) 488-3200
          Attn:  General Counsel

          COMCAST:
          -------

          Comcast Telephony Services
          1500 Market Street
          Philadelphia, PA  19102-2148
          Telecopy No.:  (215) 981-7794
          Attn: General Counsel

          with copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, NY  10017
          Telecopy No.:  (212) 450-4800
          Attn:  Mr. Dennis S. Hersch

          COX:
          ---

          Cox Telephony Partnership
          1400 Lake Hearn Drive
          Atlanta, Georgia  30319-1464
          Telecopy No.:  (404) 843-5142
          Attn:  John R. Dillon

          with copy to:

          Dow, Lohnes & Albertson
          Attn:  Leonard J. Baxt

          Prior to February 16, 1996:
          --------------------------
          1255 23rd Street, N.W.
          Washington, DC 20037
          Telecopy No.:  (202) 857-2900

          After February 16, 1996:
          -----------------------
          1200 New Hampshire Avenue, N.W.
          Suite 800
          Washington, DC  20036
          Telecopy No.:  (202) 776-2222

          PARTNERSHIP:
          -----------

          MajorCo, L.P.
          4717 Grand
          Kansas City, Missouri 64112
          Telecopy No.:  (816) 559-1290
          Attn:  Chief Executive Officer

          with a copy to:

          MajorCo, L.P.
          4717 Grand
          Kansas City, Missouri 64112
          Telecopy No.:  (816) 559-2281
          Attn:  General Counsel

Schedule 5.1(i)
- - ---------------

                              Simple Majority Vote
                              --------------------


     The following matters with respect to the Partnership require a Simple Majority Vote:

     A. the making of any Second Tranche Call that requests Additional Capital Contributions that, when added to the amount of Additional Capital Contributions previously requested of the Partners in such Fiscal Year, does not exceed the budgeted Additional Capital Contributions set forth in the Annual Budget for such Fiscal Year;

     B. the conversion of a Second Tranche Call to a Premium Call, including the determination of the Gross Appraised Value required to be made in connection with the making of a Premium Call; and

     C. the determination of Gross Appraised Value required to be made in connection with an adjustment of Percentage Interests pursuant to
          Section 2.4(d)(ii).

Schedule 5.1(j)
- - ---------------

                            Required Majority Vote
                            ----------------------

The following matters, and all other matters required by the Partnership Board to be submitted to it, except as provided for in Schedule 5.1(i), Schedule 5.1(k) and Schedule 5.1(l) or as otherwise expressly provided in this Agreement, require a Required Majority Vote:

     A. The incurrence of any Debt by the Partnership or any Subsidiary of the Partnership for loans (other than Default Loans) made by any Partner or an Affiliate of a Partner, provided, that in any event all Partners
                                        --------
          (other than a Defaulting Partner or a Partner subject to Bankruptcy)
          shall be given the opportunity to participate pro rata in accordance with the respective Percentage Interests of the Partners in making such loans;

     B. the conversion by the Partnership or any Subsidiary of the Partnership to non-partnership form, provided, that such Required Majority Vote
                                   --------
          must include the affirmative vote of any Partner that (or which is a member of a consolidated group for federal income tax reporting purposes that) is reasonably likely to suffer a material adverse effect for federal income tax purposes in connection with the conversion to non-partnership form (other than any material adverse effect which is also reasonably likely to affect all Partners or their respective consolidated groups on a similar pro rata basis);

     C. the election or removal of the Chief Executive Officer and the other senior management of the Partnership or any Subsidiary of the Partnership, except as provided in Item H. of Schedule 5.1(k); the compensation of the Chief Executive Officer and the other senior management of the Partnership or any Subsidiary of the Partnership; and the adoption or amendment of incentive compensation and benefit plans for executive officers and employees;

     D. subject to Item F. of Schedule 5.1(l), the declaration or payment of any distribution by the Partnership on any Interest or by any non-wholly owned Subsidiary on any partnership interest or other equity interest of such Subsidiary;

     E. the adoption of a Proposed Business Plan or Proposed Budget or of a business plan or budget of any Subsidiary (or, in either case, of any amendment thereto or material deviation therefrom) other than as expressly provided in Item A. of Schedule 5.1(k);

     F. the acquisition by the Partnership or any Subsidiary of the Partnership of any assets (including stock or other equity interests) in a transaction or series of transactions that have an aggregate purchase price in excess of one percent (1%) of the book value of the consolidated assets of the Partnership or such Subsidiary, as the case may be, as determined in accordance with GAAP (or such greater or lesser amount (subject to Item O. of Schedule 5.1(k)) as may be approved from time to time by the Partnership Board);

     G. the disposition by the Partnership or any Subsidiary of the Partnership of any assets (including stock or other equity interests) in a transaction or series of transactions that have an aggregate value in excess of one percent (1%) of the book value of the consolidated assets of the Partnership or such Subsidiary, as the case may be, as determined in accordance with GAAP (or such greater or lesser amount (subject to Item P. of Schedule 5.1(k) as may be approved from time to time by the Partnership Board);

     H. the incurrence of any Debt by the Partnership or any Subsidiary of the Partnership in an aggregate amount which, together with all other Debt of the Partnership and its Subsidiaries (other than Debt to the Partners incurred with the approval of the Partnership Board pursuant to Item E. of Schedule 5.1(l)), is in excess of $25,000,000 (or such greater or lesser amount as may be approved from time to time by the Partnership Board) by Required Majority Vote);

     I. the selection of, and changes in, the Accountants or the selection of any accountants for a Subsidiary of the Partnership (other than the Accountants);

     J. the institution or settlement by the Partnership or any Subsidiary of the Partnership of any legal action or other proceeding before any court or other governmental or administrative authority which is reasonably likely to have a material adverse effect on a Partner or any Affiliate of such Partner (other than as a result of the diminution of the value of the Interest of such Partner where such diminution affects all Partners and their respective Affiliates proportionately), provided, that such Required Majority Vote shall
                            --------
          include the affirmative vote of any Partner so affected; and

     K. the adoption of all budgets, plans and procedures by the Partnership regarding the planning, design and development activities of the Partnership with respect to the architecture and design of all systems, platforms, networks and products pursuant to Section 8.12.

Schedule 5.1(k)
- - ---------------

                    Unanimous Vote of the Partnership Board
                    ---------------------------------------

The following matters, in addition to any other matters expressly required by the Agreement, require a Unanimous Vote of the Partnership Board:

     A.   any amendment or revision to the Planned Capital Amount;

     B. the approval or modification of any amendments, modifications or supplements to this Schedule 5.1(k);

     C. the admission of new Partners or other equity holders in the Partnership or any Subsidiary of the Partnership, other than pursuant to Transfers expressly permitted by Section 12 of this Agreement;

     D. the taking of any action that would result in a Voluntary Bankruptcy of the Partnership or any Subsidiary of the Partnership;

     E. the removal of the initial Chief Executive Officer within one year of his appointment;

     F. the approval of any transaction involving the Partnership or any Subsidiary of the Partnership which would have the effect of the Partnership's becoming a BOC or the Partnership's or any Partner's becoming a BOC Affiliated Enterprise or an entity subject to any restrictions under Section II of the MFJ;

     G. the approval or implementation of any material changes in the operations, scope or direction of the business of the Partnership or any Subsidiary of the Partnership (including any disposition of material assets) that is implemented for the primary purpose of avoiding the Partnership's becoming a BOC, a BOC Affiliated Enterprise or an entity subject to any restrictions under Section II of the MFJ in connection with any proposed, pending or completed transaction involving the Partnership or any Subsidiary of the Partnership, a Partner or any entity that is related to a Partner;

     H. except as permitted under Section 2.6, the commingling of funds of the Partnership with those of any other Person;

     I. subject to Schedule 5.1(l), the taking of any action that would make it impossible for the Partnership or any Subsidiary of the Partnership to carry on its ordinary business or that is in contravention of this Agreement or that would constitute a breach of or default under any senior credit agreement of the Partnership or any Subsidiary of the Partnership;

     J. the incurrence of any indebtedness for borrowed money that is recourse to any or all of the Partners and their Affiliates;

     K. except as specifically provided for by this Agreement, the satisfaction by any Partner of its obligations to make Capital Contributions with property other than cash;

     L. any direct or indirect purchase or other acquisition, or any direct or indirect sale, by the Partnership or any Subsidiary of the Partnership of any Interest or of any partnership interest or other equity interest of a Subsidiary of the Partnership;

     M. the merger, consolidation or other business combination by the Partnership or any Subsidiary of the Partnership into or with any other entity, or entering into a joint venture, partnership or other like relationship with any other entity, other than any transaction involving only the Partnership and/or (i) one or more wholly owned Subsidiaries of the Partnership or (ii) any other Subsidiary of the Partnership in which the Partnership and MinorCo own, in the aggregate, directly or indirectly, one hundred percent (100%) of the outstanding equity interests;

     N. the approval of a nonjudicial dissolution by the Partnership or any Subsidiary of the Partnership and, subject to the provisions of this Agreement, decisions with respect to the winding up by the Partnership or any Subsidiary of the Partnership including the making of liquidating distributions on any Interest;

     O. the acquisition of any assets by the Partnership or any Subsidiary of the Partnership (including stock or other equity interests) in a transaction or series of transactions that have an aggregate purchase price in excess of twenty percent (20%) of the book value of the consolidated assets of the Partnership or such Subsidiary, as the case may be, as determined in accordance with GAAP;

     P. the disposition of any assets by the Partnership or any Subsidiary of the Partnership (including stock or other equity interests) in a transaction or series of transactions that have an aggregate value in excess of twenty percent (20%) of the book value of the consolidated assets of the Partnership or such Subsidiary, as the case may be, as determined in accordance with GAAP;

     Q. any decision or action permitted to be taken by the Partnership Board pursuant to the last paragraph of the definition of Capital Account in
          Section 1.10;

     R. the contribution by any Partner of additional cash or other Property to the Partnership other than as expressly contemplated under the Agreement and the approval of the terms of any contribution agreement pursuant to which a Partner makes such an Additional Capital Contribution;

     S. the making of Partner Loans other than pro rata in accordance with the respective Percentage Interests of the Partners, unless a Partner declines to make such a loan or is a Defaulting Partner or a Partner subject to Bankruptcy;

     T. the granting of permission to a Partner to present an Offer to the Partnership (or, except for Competitive Activities relating to an Offer previously rejected by the Partnership, otherwise engage in any Competitive Activity in reliance upon Section 6.1(c)) in any license area (or portion thereof) in which the Partnership or any of its Subsidiaries is offering, promoting or branding Wireless Exclusive Services (or in which the Partnership or any of its Subsidiaries plans to offer, promote or brand Wireless Exclusive Services pursuant to or as set forth in the Initial Business Plan or Approved Business Plan then in effect, as applicable, or pursuant to any Wireless Business license acquired by the Partnership or an Affiliation Agreement entered into with the holder of a Wireless Business license subsequent to the approval of such Initial Business Plan or Approved Business Plan, as applicable), including pursuant to an Affiliation Agreement;

     U. the adoption of procedures (including conflict avoidance procedures) relating to the provision by the Partnership of rights of first opportunity to Partners or their Affiliates to provide services to the Partnership and its Subsidiaries pursuant to Section 8.4;

     V. any decision to treat an Adverse Act specified in clause (i) of the definition of such term in Section 1.10 as having been cured in full by the applicable Adverse Partner;

     W. except in the case of a Transfer of a Partner's entire Interest made in compliance with the Agreement, the withdrawal from the Partnership of any Partner; and

     X. the approval of a request by a General Partner to withdraw as a General Partner.

Schedule 5.1(l)
- - ---------------

                             Unanimous Partner Vote
                             ----------------------

The following matters, in addition to any other matters expressly required by the Agreement, require a Unanimous Partner Vote:

     A. any amendment to or material deviation from the Initial Business Plan during the Fiscal Year ending December 31, 1996;

     B. the engagement by the Partnership or any Subsidiary of the Partnership in any Excluded Business or any other business outside the scope of the Partnership's business as set forth in Section 1.3 of this Agreement;

     C. except with respect to the items listed on Schedules 5.1(j) and 5.1(k), the approval of any amendments, modifications or supplements to this Agreement, including this Schedule 5.1(l);

     D. the loan or advancement by the Partnership or any Subsidiary of the Partnership of funds to, or the guarantee of any obligations of, a Partner or any Affiliate thereof;

     E. the incurrence of any Debt for loans (other than Default Loans) made by any Partner or Affiliate of a Partner other than in accordance with
          Section 2.7 of this Agreement;

     F. the making of any non-pro rata cash or any in-kind distributions to a Partner in respect of its Interest, other than in accordance with this Agreement;

     G. the approval of any amendment, modification or supplement of, or deviation from, the procedures to be followed for the winding up of the Partnership's affairs, it being understood that the determination to dissolve the Partnership only requires a Unanimous Vote of the Partnership Board; and

     H. the engagement by the Partnership and its Subsidiaries in any Competitive Activities in the Philadelphia, Charlotte, Cleveland, El Paso, Jacksonville, Knoxville, Omaha or Richmond MTAs, including bidding for or acquiring any PCS licenses therein, provided that the
                                                             --------
          Partnership and its Subsidiaries may engage in Competitive Activities in any MTA (other than Philadelphia) listed in this Item H. from and after the time that Sprint and its Controlled Affiliates have divested of their ownership interests in any of the Sprint Cellular Businesses in such MTA.

Schedule 5.7
- - ------------

                       TEMPORARY INVESTMENTS GUIDELINES
                       --------------------------------

A. CREDIT QUALITY

           Investments may be made in the following sectors with the following credit rating restrictions:

     1. OBLIGATIONS OF THE UNITED STATES GOVERNMENT, ITS AGENCIES, OR SPONSORED ENTERPRISES, AND/OR OBLIGATIONS GUARANTEED BY THE SAME.

               No Limitations.

     2. CORPORATIONS

               Debt Obligations issued by United States Corporations or United States domiciled Foreign Owned Corporations must have a long term rating of A or better by two of the four following rating agencies: Standard & Poor's, Moody's Investors Services, Fitch Investor Services or Duff & Phelps ("Rating Agencies").

               Commercial Paper investments are restricted to issues rated one
        (1) by at least two of the four Rating Agencies. Commercial paper investments in issues rated two (2) by at least two of these Rating Agencies cannot exceed 10% of the investment portfolio.

     3. UNITED STATES AND FOREIGN BANKS

               Domestic Banking Institutions must have a rating of at least A as rated by two of the four Rating Agencies.

               Foreign Bank securities are restricted to issuers that have a Thompson Bankwatch rating of B/C or higher and a country rating of I/II or higher.

               In order to promote minority-owned institutions, investments in minority-owned banks that do not meet the preceding criteria are permitted to the extent that such investments are fully insured by the FDIC.

B. PORTFOLIO AVERAGE MATURITY AND SECURITIES MATURITY


               Investments will have an average maturity of 90 days or less with a maximum of one year or less for any single issue.

          For purposes of these Investment Guidelines, maturity shall be defined as either the stated maturity, pre-refunded call date, auction date, or put date. The calculated average maturity will be determined by prepayment speeds at time of purchase for asset-backed securities. The maximum average maturity for asset-backed and mortgage-backed securities must be less than three years at the time of purchase. The legal final maturity will not exceed four years at time of purchase.

C. ISSUER

          Except as noted below, all investments must be in securities denominated in U.S. dollars or Eurodollars. Eurodollar deposits are defined as non-negotiable, full liability U.S. dollar-denominated deposits in an offshore branch of a U.S. or foreign bank. To offset foreign currency liability exposure, up to the equivalent of $10 million may be invested in a foreign currency or currencies where the Partnership has existing exposures.

          Investments in obligations of offshore branches of United States or Foreign Banks shall be limited to said Banks' London, Cayman Islands, and Nassau branches.

 D. SECURITIES



          As noted above, the Partnership's investment portfolios are subject to the restrictions set forth in the following table:

                       INVESTMENT PORTFOLIO RESTRICTIONS
                       ---------------------------------

                                                                    MAXIMUM        MAXIMUM
SECURITY                              RESTRICTIONS                 ALLOCATION      MATURITY
- - --------                              ------------                 ----------      --------
 United States
 Treasury
 Obligations                     No Limitations                    No Limitation     1 Year

 United States
 Federal Agency
 and Sponsored
 Enterprises                                                       $50 Million
 Issues                          No Limitations                    per Agency        1 Year

 Commercial                      Maximum 10% of the                $25 Million       270 days
 Paper                           Portfolio (Measured on            per issue;
                                 the Date of Investment)           $50 Million
                                 shall be Invested in the          per issuer
                                 Securities of One or More
                                 Issuers Conducting their
                                 Principal Business Activity
                                 in the Same Industry. Bank,
                                 Finance, and Securities
                                 Firms are Excluded from
                                 this Restriction

 Certificates of
 Deposit                                                           Same              365 days

 Bankers
 Acceptances                                                       Same              270 days

 Repurchase                      101% Collateralized               10% per Issuer    30 Days
 Agreements                      (Including Accrued
                                 Interest) with United States
                                 Treasury or Agency Issues
                                 which Meet the Standards
                                 Listed Above and have a
                                 3-year or less maturity;
                                 Only executed with Primary
                                 Dealers Listed by the New
                                 York Federal Reserve Bank,
                                 Rated Al/P1 or Better, and
                                 Qualified Under Current
                                 Approved Dealer List for
                                 Repurchase Agreements;
                                 Master Repurchase Agreement
                                 must be on File Prior to

                                                                    MAXIMUM        MAXIMUM
SECURITY                         RESTRICTIONS                      ALLOCATION      MATURITY
- - --------                         ------------                      ----------      --------

                                 Executing any Transaction;
                                 Collateral must be Book Entry
                                 Wireable and Deliverable to
                                 Custodian

Pooled                           At Least 80% of the Net           10% per Fund    Daily
Instruments                      Asset Value of the Fund is        Family
(Such as Money                   Invested in Securities that
Market Mutual                    by their Terms would be
Funds)                           Permitted Investments Under
                                 these Investments Guidelines